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This CD ROM contains an electronic version of appraisals for the Mortgaged
Properties in PDF format. The appraisals for the Mortgaged Properties were prepared prior to the date of this Prospectus Supplement. Accordingly, the information included in such appraisals may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered together with the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Cecilia Tarrant of Morgan Stanley & Co. Incorporated at (212) 761-6028 to receive an original copy of the CD ROM.

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                         SELF-CONTAINED APPRAISAL OF
                         HOTEL DEL CORONADO
                         CORONADO, CALIFORNIA

PREPARED BY:
HVS International
116 New Montgomery, Suite 620
San Francisco, California 94105
(415) 896-0868

SUBMITTED TO:
Mr. Marc Childress
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, New York 10036
(212) 761-7212

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[HVS INTERNATIONAL LOGO]


                                November 8, 1997

Mr. Marc Childress
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, New York 10036
(212) 761-7212


                     Re:   Hotel Del Coronado
                           Coronado, California
                           HVS Ref.: #974209

Dear Mr. Childress:

Pursuant to your request, we herewith submit our self-contained appraisal report pertaining to the above-captioned property. We have inspected the site and facilities and analyzed the hostelry market conditions in the San Diego County area.

Based on the available data, our analysis, and our experience in the hotel industry, it is our opinion that the market value "as is" of the fee simple interest in the 692-unit subject property described in this report, as of October 28, 1997, is:

                                  $330,000,000

                      THREE HUNDRED THIRTY MILLION DOLLARS

This conclusion represents the market value of the subject property "as is," assuming the deduction of roundly $24,900,000 in capital improvements. As will be discussed in greater detail later in this report, the $24,900,000 capital improvement deduction represents the present value (discounted at a 6.0% safe rate) of a five-year, roundly $53,000,000 capital improvement plan and partially funded with monies held in the reserve for replacement account. In the appraisers' opinion, a prudent buyer of the subject property would consider this expenditure necessary.

Our report is made in conformance with, and subject to, the requirements of the Uniform Standards of Appraisal Practice (USPAP), as provided by the Appraisal Foundation, as well as the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act (FIRREA). We do hereby certify that we have no undisclosed interest in the property, and our employment and compensation are not contingent upon our findings and valuation. The valuation is expressly made subject to all normal and

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specific assumptions and limiting conditions, a copy of which is included in the attached appraisal report.

                                                Very truly yours,
                                                HVS International

                                                /s/ Mark D. Capasso
                                                Mark D. Capasso
                                                Senior Associate

                                                /s/ Elaine Sahlins
                                                Elaine Sahlins
                                                Director

                                                /s/ Suzanne R. Mellen
                                                Suzanne R. Mellen, CRE, MAI
                                                Managing Director

MDC/ES/SRM/leg

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HVS International, San Francisco, California                  Quality Assurance
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QUALITY ASSURANCE

The HVS International division of M&R Valuation Services, Inc., strives to achieve the highest standards of quality during all phases of the appraisal process. It is our goal to provide clients with the finest appraisal report available. The following staff members acknowledge their contribution to this report.

/s/ Linda Gee

Linda Gee - Editing and Report Production
Editor (Extension 209)


/s/ Mark D. Capasso

Mark D. Capasso - Fieldwork, Analysis, and Text
Senior Associate (Extension 205)


/s/ Elaine Sahlins

Elaine Sahlins - Analysis and Review
Director (Extension 325)


/s/ Suzanne R. Mellen

Suzanne R. Mellen, CRE, MAI - Analysis and Review
Managing Director (Extension 108)

We are available to answer any questions and are pleased to have provided you with the finest quality product available. Paula Hood (extension 201) is available to answer any billing questions. We look forward to serving you again in the future.

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HVS International, San Francisco, California                  Table of Contents
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    TABLE OF CONTENTS

     1. Summary of Salient Data and Conclusions ................     1
     2. Nature of the Assignment ...............................     3
     3. Description of the Land ................................     8
     4. Description of the Improvements ........................    12
     5. Zoning .................................................    26
     6. Assessed Value and Taxes ...............................    27
     7. Market Area and Neighborhood Analysis ..................    29
     8. Market for Transient Accommodations ....................    48
     9. Competition ............................................    57
    10. Occupancy and Average Rate Analysis ....................    75
    11. Highest and Best Use ...................................    87
    12. Approaches,to Value ....................................    90
    13. Income Capitalization Approach .........................    93
    14. Cost Approach ..........................................   130
    15. Sales Comparison Approach ..............................   145
    16. Reconciliation of Value Indications ....................   150
    17. Statement of Assumptions and Limiting Conditions........   153
    18. Certification ..........................................   157

         Addenda

            Accepted Proposal
            Legal Description
            Photographs of Subject Property

         Qualifications

             Mark D. Capasso
             Elaine Sahlins
             Suzanne R. Mellen, CRE, MAI

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HVS International, San Francisco, California            Summary of Salient Data
                                                        and Conclusions 1
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1. SUMMARY OF SALIENT DATA AND CONCLUSIONS

Property:                          Hotel Del Coronado
Location:                          1500 Orange Avenue
                                   Coronado, California 92118
Date of Inspection:                October 28,1997
Interest Appraised:                Fee simple
Date of Value:                     October 28, 1997

Land:
Area:                              (plus or minus) 27.00 acres, or
                                   (plus or minus) 1,176,120 square feet
Zoning:                            HM - Hotel Motel
Assessor's Parcel Number:          537-630-31-00
Flood Zone:                        X

Improvements:
Guestrooms:                        692
Buildings:                         3
Food and Beverage Facilities
     Crown & Coronet Rooms:        500 seats
     Prince of Wales:              150 seats
     Ocean Terrace:                100 seats
     Palm Court:                   75 seats
     Del Deli:                     25 seats
     Ocean Terrace Lounge:         50 seats
     Pool Snack Bar & Burger Bar:  Capacity of pool deck area
Meeting Space:                     (plus or minus) 73,000 square
                                   feet
Year Opened:                       1888

Summary of Value Parameters:
Highest and Best Use
 (as if vacant):                   Development of a first-class resort
Highest and Best Use
 (as improved):                    First-class resort with marina
Effective Date of the Appraisal:   October 28, 1997
Marketing Period:                  Less than or equal to six months
Exposure Period:                   Less than or equal to six months

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HVS International, San Francisco, California            Summary of Salient Data
                                                        and Conclusions 2
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Stabilized Year:                   October 28, 2001 - October 27, 2002

Valuation Parameters
Mortgage Interest Rate:            8.0%
Amortization Period:               25 years
Debt Service Constant:             0.092618
Loan-to-Value Ratio:               75%
Stabilized Inflation Rate:         3.0%
Equity Yield Rate:                 17.0%
Terminal Capitalization Rate:      8.0%
Brokerage and Legal Fees:          2.0%
Holding Period:                    10 years
Calculated Discount Rate:          11.3%

Estimates of Value:
Income Capitalization Approach:    $330,000,000
Sales Comparison Approach:         $330,000,000
Cost Approach                      Not Applicable
Market Value Conclusion:           $330,000,000

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HVS International, San Francisco, California         Nature of the Assignment 3
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2. NATURE OF THE ASSIGNMENT

SUBJECT OF THE      The subject of the appraisal is the fee simple interest in
APPRAISAL           a (plus or minus) 1,176,120-square-foot ((plus or minus)
                    27.00-acre) parcel of land improved with a lodging facility known as the Hotel Del Coronado. The subject property is a full-service, resort-oriented, first-class lodging facility, containing 692 rentable units, seven food and beverage establishments, (plus or minus) 73,000 square feet of meeting and banquet space, two outdoor pools, a health club, six outdoor tennis courts, a full-service business center, retail outlets, and other amenities and facilities typically found in a first-class resort hotel.

                    In addition, the subject property will reportedly undergo a roundly $53,000,000 upgrade to guestrooms, meeting space, food and beverage outlets, and building systems. This massive project is expected to be conducted over five years.In addition, considering the historical level of necessary capital improvements, as well as the age of the subject property, we are of the opinion that a long-term reserve for replacement equal to 5.0% of total revenues is necessary to maintain the subject property's long-term competitive position. We have assumed the budgeted amounts for capital improvements over the first five years of the forecast, would accumulate in reserves and be used to help fund the planned capital improvement. The amount over and above the reserves in each year was then discounted at a safe rate of 6% to present dollars. This results in capital expenditures of roundly $24,900,000, which we have deducted from the subject property's "as improved" value.

                    The property is located in the city of Coronado, San Diego County, California. The hotel's civic address is 1500 Orange Avenue, Coronado, California 92118.

OBJECTIVE OF THE    The objective of the appraisal is to estimate the market
APPRAISAL           value of the subject property. The following definition has been agreed upon by agencies that regulate federal financial institutions in the United States:

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HVS International, San Francisco, California         Nature of the Assignment 4
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                    The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

                    1. buyer and seller are typically motivated;

                    2. both parties are well informed or well advised, and
                       acting in what they consider their own best interests;

                    3. a reasonable time is allowed for exposure in the open
                       market;

                    4. payment is made in terms of cash in United States
                       dollars or in terms of financial arrangements comparable thereto; and

                    5. the price represents the normal consideration for the
                       property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.(1)

                    "As is" market value estimates the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of inspection.

MARKETING AND       We estimate the marketing period of the subject property to
EXPOSURE PERIODS    be less than or  equal to six months, assuming that it is
                    ultimately transacted at or near the concluded market value. In the current market, buyers are generally present when the property is appropriately priced. Our estimate of marketing period is supported by the range presented in the Korpacz Real Estate Investor Survey, indicating marketing periods from two to six months for full-service hotels and from marketing periods for comparable sales. The exposure period, referring to the amount of time necessary for the real estate to have been exposed retrospectively, prior to our date of value, is also estimated to be less than or equal to six months.

USE OF THE          This appraisal is being prepared for use by Morgan Stanley
APPRAISAL           Mortgage Capital, Inc. in connection with a securitized loan of the subject property.


                    ---------------
                    (1) Appraisal Institute. The Dictionary of Real estate Appraisal, 3rd ed, Chicago: Author, 1993, pp. 222-223.

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HVS International, San Francisco, California         Nature of the Assignment 5
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                    No information presented in this report should be
                    disseminated to the public or third parties without the express written consent of HVS International.

PROPERTY RIGHTS     The property right appraised is the fee simple ownership of
APPRAISED           the land and improvements, including furniture, fixtures,
                    and equipment. Fee simple interest is defined as "absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat."(2) The subject property is being appraised as a going concern (i.e., an open and operating facility).

METHOD OF STUDY     The methodology used to develop this appraisal is based on the market research and valuation techniques set forth in the textbooks we authored for the American Institute of Real Estate Appraisers and the Appraisal Institute, entitled The Valuation of Hotels and Motels,(3) Hotels,
                    Motels and Restaurants: Valuations and Market Studies,(4)
                    The Computerized Income Approach to Hotel/Motel Market
                    Studies and Valuations,(5) and Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.(6)
                    The specific steps incorporated in our analysis are outlined as follows:

                    1. The subject site will be evaluated from the viewpoint of its physical utility for the operation of a resort hotel, as well as access, visibility, and other relevant locational factors.

                    2. The subject's existing improvements will be inspected
                       for their quality of construction, design, layout efficiency, and items of physical deterioration and functional obsolescence.

                    3. The surrounding economic environment, on both an area
                       and neighborhood level, will be reviewed to identify specific hostelry-related economic and demographic trends that may have an impact on future demand for hotels.


                    ---------------
                    (2)  ibid., p. 204.

                    (3)  Rushmore, S. The Valuation of Hotels and Motels.
                         Chicago: American Institute of Real Estate Appraisers, 1978.

                    (4)  Rushmore, S. Hotels, Motels and Restaurants:
                         Valuations and Market Studies. Chicago: American Institute of Real Estate Appraisers, 1983.

                    (5) Rushmore, S. The Computerized Income Approach to Hotel/Motel Market Studies and Valuations. Chicago:
                         American Institute of Real Estate Appraisers, 1990.

                    (6) Rushmore, S. Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations.
                         Chicago: Appraisal Institute, 1992.

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                    4. Dividing the market for resort accommodations into
                       individual segments will allow us to define specific market characteristics for the types of travelers expected to utilize the area's hotels. The factors that will be investigated include purpose of visit, average length of stay, facilities and amenities required, seasonality, daily demand fluctuations, and price sensitivity.

                    5. An analysis of existing and proposed competition will
                       provide an indication of the current accommodated demand, along with market penetration and the degree of competitiveness.

                    6. Documentation for an occupancy and average rate
                       projection will be derived from a room night analysis utilizing the build-up approach based on an analysis of lodging activity.

                    7. A detailed projection of income and expense made in
                       accordance with the Uniform System of Accounts for Hotels will show the anticipated economic benefits of the subject property and provide the basis for the income capitalization approach.

                    8. The appraisal will consider the three approaches to
                       value: cost, sales comparison, and income capitalization. Because lodging facilities are income-producing properties that are normally bought and sold on the basis of capitalization of their anticipated stabilized earning power, the greatest weight is given to the value indicated by the income capitalization approach. We find that most hotel investors employ a similar procedure in formulating their purchase decisions, and thus the income capitalization approach most closely reflects the rationale of typical buyers.

SCOPE OF THE        All information was collected and analyzed by the
ASSIGNMENT          signatories to this report. Operating history and
                    descriptive data for the property were supplied by property management and Morgan Stanley Mortgage Capital, Inc. We have investigated numerous improved sales in the market area and have spoken with buyers, sellers, brokers, property developers, and public officials. In addition, we have investigated the general economy of the area affecting the subject property, as well as the specifics of the competitive hotel market. The value conclusion is based upon this investigation and analysis and is conveyed herein.

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HVS International, San Francisco, California         Nature of the Assignment 7
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OWNERSHIP AND       The subject property was originally developed by Elisha
MANAGEMENT HISTORY  Babcock, Jr. and H.L. Story and opened with 380 rooms on
AND ASSUMPTIONS     February 19, 1888. The property's ownership was transferred to John D. Spreckels at the turn of the century. Although
                    John Spreckels died in 1927, the Spreckels family trust operated the hotel until it was sold in 1948 to investor
                    Robert A. Nordblom. Nordblom sold the property two days later to Barney Goodman. The hotel then transferred in 1960 to John Alessio; at this time the property was completely renovated. John Alessio then sold the property in 1968 to M.
                    Larry Lawrence. Lawrence embarked on a three-decade, $80-million dollar refurbishment restoration and expansion of the property. Mechanical, plumbing, electrical, heating, ventilation, and cooking gas lines were improved and a myriad of structural changes were made. In addition, the hotel was expanded by 214 rooms in 1973 with the addition of the Ocean Towers. The property was again expanded in 1979 with the addition of the 97-room Poolside Building.
                    The main building, Ocean Towers, and the Poolside Building, together with a seaside cottage, yields the subject property's current guestroom total of 692.

                    In January 1996, M. Larry Lawrence passed away. The hotel was operated by the Lawrence family trust until September 1996 when it reverted to the lender, the Travelers Insurance Company. Upon taking control of the property, Travelers installed Wyndham Hotels, a professional management company, as manager of the property. In August 1997, Travelers sold the property to Lowe Enterprises for $330,000,000 in an all-cash transaction. Lowe Enterprises then promptly installed Destination Hotels & Resorts, their Denver-based management subsidiary as manager. While the appraisers have not been supplied with a copy of the management agreement, on-site management indicated management fees are to equate to 3.5% of total revenues per year. These fees are typical of the industry.

                    We have prepared our forecast of income and expense assuming continued professional management by DH&R or an alternate first-tier management company, at market rates.

PERTINENT           DATES The effective date of the appraisal is October 28,
                    1997. All projections are expressed in inflated dollars, and the value estimate represents 1997 dollars. The subject property was inspected by Mark D. Capasso on October 28, 1997. Elaine Sahfins and Suzanne R. Mellen did not physically inspect the subject property, however they did actively participate in the analysis and conclusions set forth in this report.

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HVS International, San Francisco, California          Description of the Land 8
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3. DESCRIPTION OF THE LAND

                    The suitability of the land for the operation of a lodging facility is an important consideration affecting the economic viability of a property and its overall value. Factors such as size, topography, access, visibility, and the availability of utilities have a direct impact on the desirability of a particular site.

SIZE AND            According to the San Diego County Assessor's Office, the
TOPOGRAPHY          subject site totals (plus or minus) 27.0 acres. The
                    following description of the subject site is based on the San Diego County tax assessor's map. The site's boundaries are described as follows.

                    -----------------------------------------------------------
                    SUBJECT PARCEL'S BOUNDARIES
                    -----------------------------------------------------------
                      DIRECTION      LENGTH (FEET)      BOUNDARY
                      ---------------------------------------------------------
                      West      (plus or minus) 1,352   Beach and Pacific Ocean
                      South       (plus or minus) 383   Avienda Del Sol
                      East        (plus or minus) 771   Orange Avenue
                      North     (plus or minus) 1,017   R.H. Dana Place
                    -----------------------------------------------------------

                    As shown on the following assessor's parcel map, the site's shape is irregular. In addition, the overall topography of the subject site is level, with a slight downward slope from northeast to southwest. Overall, in terms of size and topography, the subject parcel appears well suited for its current use.

SITE USE The site is currently improved with three hotel buildings totaling 692 rooms, (plus or minus) 73,000 square feet of meeting space, various recreational amenities, and retail spaces. The site is also improved with a three-story building that houses various administrative and sales offices. In addition, the subject site has two surface parking lots that total 978 spaces. The subject's current improvements will be discussed in greater detail later in this report. According to information provided by the Coronado Planning Office, there have been discussions about possible expansions of the subject property. The possible expansions include an addition of 250 guestrooms, 40,000 additional

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                            [ASSESSOR'S PARCEL MAP]


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HVS International, San Francisco, California          Description of the Land 9
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                    square feet of conference space, the expansion of a spa and retail buildings, as well as the repositioning of the hotel's entrance and public access pathways. The additional guestrooms and meeting space are apparently to be built on one of the subject's surface parking lots. While these expansions have been discussed, it does not appear they will happen. The citizens of Coronado have reacted in a strongly negative way to any expansions at the subject property. They believe the property should remain as it is for historical reasons. In addition, the subject property was placed on the national historic register in the 1970s. As such, any changes to the property must first be cleared by national authorities. No such clearances have been granted. While there is a possibility of expanding the subject property, the Coronado Planning Department does not believe they will grant any permits due to the negative reactions of citizens. As such, for purposes of this analysis, we have not considered any expansion of the subject property.

ACCESS AND          The subject property is located in the city of Coronado.
VISIBILITY          The city of Coronado is located across San Diego Bay and
                    directly west of downtown San Diego on the northern end of the Coronado Peninsula. The city of Coronado encompasses approximately 7.7 square miles and is comprised of two primary area: the Village and the Strand. The subject is located on the southwest end of the Village immediately north of Coronado Shores and west of Glorietta Bay. The main vehicular access to Coronado from downtown San Diego is via the San Diego-Coronado Bay Bridge. This span provides direct access to the peninsula from Interstate 5
                    (I-5), the West Coast's major north-south artery. For motorists traveling westbound from San Diego, the bridge provides direct access to Glorietta Avenue and Fourth
                    Street, both of which are local thoroughfares in Coronado.
                    After crossing the bridge and traveling on Fourth Street for approximately five blocks, incoming motorists wishing to access the subject property execute a left-hand turn onto Orange Avenue (State Route 75). The subject property is located at 1500 Orange Avenue approximately one-half-mile from the Fourth Street/Orange Avenue intersection. The subject property is not visible from mainland San Diego or the San Diego-Coronado Bay Bridge.
                    The property is visible however from downtown Coronado due to its height and distinctive red roof.

                    On the mainland, I-5 provides ready access to San Diego's well-developed freeway system, including Interstates 805, 8, and 15, and Highways 94, 163, and 52. I-5 is a north-south highway which originates at the US-Mexico border and extends north through California, Oregon, and Washington to its northern terminus at the US-Canada border. Regionally, I-5 provides access to the coastal areas of San Diego and serves as the principal link for the commercial centers of San Diego, Orange County, and Los Angeles.

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                    State Route 75 generally runs north-south along the San
                    Diego Peninsula from Third Street in the city of Coronado to I-5, at the area between Imperial Beach and Chula Vista. In the vicinity of the subject property, State Route 75 is a four-lane highway.

                    Guests arriving by airplane can fly into San Diego International Airport, a 20-minute drive from the subject property. The San Diego International Airport, also known as Lindbergh Field, is located on the mainland along Harbor Boulevard, north of the San Diego-Coronado Bay Bridge.

UTILITIES           The subject property is served by all necessary utilities, supplied by the following entities:

                       Natural Gas and Electricity:  San Diego Gas & Electric
                       Water and Sewage:             California American Water
                       Waste Removal:                Refuse Service
                       Telephone:                    Pacific Bell

SOIL AND SUBSOIL    According to a soils remediation report conducted by Dames
CONDITIONS          & Moore and dated July 21, 1997, some soils located
                    proximate to the subject property's dry cleaning facilities were in need of remediation. The report stated that these soils were removed. Note that the appraisers are not qualified to evaluate soil conditions other than by a visual inspection of the surface. No extraordinary conditions were apparent.

NUISANCES AND       Based on an expanded Phase I Environmental Report conducted
HAZARDS             by Dames & Moore and dated August 26, 1997, two on-site
                    environmental conditions were found. These include: two open County SAM cases that were pending closure with little or no additional work required. In addition two County LUST cases remained open, specifically, a 50,000-gallon concrete tank in the main complex which formerly stored crude oil and the previously mentioned soils problems. According to the property engineer, the soil cleanup was completed.

                    The Dames & Moore report also stated asbestos-containing materials were identified at the property. Some of these materials were observed to be damaged and friable. However, this problem was not considered a Recognized Environmental Condition. In addition, lead-based paint was detected at the property, although this condition was not considered a Recognized Environmental Condition. Lead was also detected in one "first draw" drinking water sample, but not in a "second draw" sample. As such, lead in the drinking water was not a Recognized Environmental Condition.

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                    Based on the recent sale of the subject property, these
                    issues did not affect the property's marketability or utility.

                    The appraisers have not been informed of any other site-specific nuisances or hazards. However, because the appraisers are not experts in this field, we do not warrant the absence of asbestos or hazardous waste and urge the reader to obtain an independent analysis of these factors.

FLOOD ZONE          According to the City of Coronado Planning Department and
                    Federal Emergency Management Agency (FEMA) Flood Panel
                    #060287007B, effective July 15, 1988, the subject improvements are located in flood zone X, which is defined as "areas determined to be outside the 500-year flood plain." Thus the risk of flood to the subject site is minimal.

LEGAL DESCRIPTION   A copy of the subject property's legal description is
                    contained in the addenda to this report.

CONCLUSION          The subject site's size, shape, topography, access,
                    visibility, potential hazards, and availability of utilities have been examined and evaluated, with the following advantages and disadvantages noted.

                    ADVANTAGES:

                       o Adequate size and topography for the development and
                         operation of a full-service resort;
                       o Oceanfront location;
                       o Good access from area roadways;
                       o All necessary utilities to the site; and
                       o Minimal potential flood hazard.

                    DISADVANTAGE:

                       o No visibility from Downtown San Diego or the San
                         Diego-Coronado Bridge

                    The physical advantages of the subject site are considered to outweigh the drawback. The appraisers conclude that the subject site is physically appropriate for the current improvement with a full-service resort.

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4. DESCRIPTION OF THE IMPROVEMENTS

                    The quality of a lodging facility's physical improvements has a direct influence on marketability, attainable occupancy, and average room rate. The design and functionality of the structure can also affect operating efficiency and overall profitability. This section investigates the subject property's physical improvements and personal property to determine how they contribute to total value.

PROPERTY OVERVIEW   The subject property is a full-service, resort-oriented,
AND LAYOUT          first-class lodging facility, containing 692 rentable
                    units, seven food and beverage establishments, (plus or minus) 73,000 square feet of meeting and banquet space, two outdoor pools, a health club, six outdoor tennis courts, a full-service business center, retail outlets, and other amenities and facilities typically found in a first-class resort hotel.

                    The subject's improvements are housed in a complex of buildings that are located throughout the site. The property has been developed in various stages over the past 110 years, with the (then 330-room) main hotel building having first opened in 1888. Although modifications, additions, and modernization of this building have occurred throughout the years, its architectural integrity has been carefully preserved, and the original structure is still intact.

                    The hotel's facilities remained more or less unchanged, though not unrenovated, until the 1930s. Around this time, portions of the main building were converted into meeting and banquet space. In addition, guestrooms were equipped with modem heating and plumbing. In the late 1940s, a fifth floor with 50 additional guestrooms was added to the main hotel building. In 1972, the Grande Hall was completed. This building is located on the northeastern portion of the site and houses meeting and banquet facilities, as well as some administrative offices and other back-of-the-house spaces. At about the same time, another guestroom building, known as the Ocean Towers (215 guestrooms), was constructed on the southwestern portion of the site. Through the 1970s additional

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                       [SITE PLAN FOR HOTEL DEL CORONADO]


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                    facilities, including tennis courts, a spa, two heated
                    pools, expanded dining, parking, and retail areas were added to the property. In 1979, the remaining guestroom building, known as the Poolside Building (96 guestrooms), was completed.

GENERAL SITE LAYOUT As mentioned, the subject property's improvements consist of several separate structures. The main building, housing guestrooms, meeting space, the lobby and front desk area, and food and beverage facilities, is located in the center of the site. The Grande Hall, consisting of meeting space, is located east of the main building along Orange Avenue. To the east of the main building are the subject's tennis courts, pool, and poolside guestroom. building. The Ocean Towers building is located in the southeast portion of the site and has its own large heated pool. East of the Ocean Towers building is the property's main parking lot. At the southeast corner of the site, the property's Oxford Building, containing various administrative and sale offices, is located. In addition, this section of the site houses the subject's main support building, including engineering offices, boiler and mechanical rooms. Another surface parking lot is located at the northern edge of the subject site along R.H. Dana Place. Overall, while the subject's improvements are spread out and expansive, the property is laid out in a logical manner, providing guests easy and convenient access to all areas. Note that the site map on the following page shows the layout of the subject property.

FACILITIES SUMMARY  The following table summarizes the subject property's facilities.

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                    -----------------------------------------------------------
                    SUMMARY OF FACILITIES - HOTEL DEL CORONADO
                    -----------------------------------------------------------
                     GUESTROOM CONFIGURATION                NUMBER OF UNITS
                     -----------------------                ---------------
                      Main Building                                380
                      Ocean Towers                                 215
                      Poolside Building                             96
                      Ocean Cottage                                  1
                                                                ------
                        Total                                      692

                     FOOD AND BEVERAGE FACILITIES          SEATING CAPACITY
                     ----------------------------          ----------------
                      Crown and Coronet Rooms                      500
                      Prince of Wales                              150
                      Ocean Terrace                                100
                      Palm Court                                    75
                      Del Deli                                      25
                      Ocean Terrace Lounge                          50
                                                                ------
                        Total                                      900

                      Poolside Snack and Burger Bar  Capacity of pool deck area

                     MAIN BUILDING                            SQUARE FEET
                     -------------                            -----------
                     Ballroom                                   15,707
                     International Room                          6,078
                     Crown Room                                  9,672
                     Coronet Room                                3,500
                     Windsor Complex                             1,369
                     Crystal/Continental Rooms                   1,891
                     Executive Room                                465
                     Garden Room                                 1,584
                     Hanover Room                                1,479
                     Stuart Room                                 1,152
                     York Room                                     414
                     Kent Room                                     299
                     Tudor Room                                    540
                                                                ------
                        Subtotal                                44,150

                     GRANDE HALL
                     -----------
                     Upper Level (Three Rooms)                  11,792
                     Babcock Complex                             1,320
                     Story Complex                               1,599
                     Edison Complex                              1,612
                                                                ------
                        Subtotal                                16,323
                    -----------------------------------------------------------

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                    -----------------------------------------------------------
                    SUMMARY OF FACILITIES - HOTEL DEL CORONADO
                    -----------------------------------------------------------
                         POOLSIDE
                         --------
                         Dover Room                         2,350
                         Dover Complex                      3,915
                         Stratford Room                       920
                         Durham Room                          920
                         Somerset Room                        418
                         Bradford Room                        418
                         Manchester Room                      836
                         Carduff Room                         380
                         Lancaster Room                       380
                         Pembroke Room                        500
                         Leeds Room                           450
                                                           ------
                           Subtotal                        11,487

                         Windsor Cottage                    1,040

                         Total Meeting Space               73,000

                         RECREATIONAL FACILITIES
                         -----------------------
                           Fitness Center Facilities:
                             Exercise room with bicycles, rowing machines, step machines, treadmills, free weights, and Paramount station machines

                             Men's and Women's saunas
                             Men's and Women's steam rooms
                             Men's and Women's massage rooms
                           Two Outdoor Pools (at varying temperatures)
                           Two Outdoor Spas
                           Six Hardcourt Tennis Courts
                    -----------------------------------------------------------


MAIN BUILDING       The main hotel building is the centerpiece of the Hotel Del
                    Coronado's facilities. The building's design is most frequently referred to as Victorian; however, it is actually a combination of several styles, including the Queen Anne style, characterized by its lack of symmetry and unity in everything from building materials to cupola designs and window shapes. This style is evidenced by the disparity in guestroom sizes and configurations, as will be discussed in greater detail later in this section.

                    The building is comprised of three full floors, plus a basement level, partial fourth and fifth floors over the eastern portion of the building, and various sixth-floor penthouse areas. Because the site slopes downward slightly from the street side to the ocean side, the western portions of the basement level are at or almost at grade, while the eastern portions are below grade. Guestrooms are laid out in a doughnut configuration around a central

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                    courtyard, known as the Garden Patio. This area is well
                    landscaped and can be utilized for weddings and receptions. Many of the main building guestrooms feature balconies overlooking the Garden Patio.

                    The building exterior is distinctive in appearance, with red-roofed turrets, intricate woodwork, and hand-carved pillars. The structure is one of the largest predominantly wooden buildings currently in existence, and building materials utilized include wood, shingle, glass, and brick. The wood utilized in the property's construction is of several different varieties with a preponderance of redwood. On the exterior of the building at least four different kinds of cedar shingles have been used, along with horizontal siding and vertical siding, both of redwood.

MAIN ENTRANCE AND   The main entrance to the hotel is situated along the
LOBBY SPACE         southern side of the main hotel building, and is denoted
                    by a porte-cochere. Upon entering the hotel, the lobby is immediately accessed; front desk and registration areas are ahead and to the left and are easily identifiable. From its northwestern corner, the lobby provides access to the Palm Court Lounge and to other first floor public facilities, including an exterior courtyard and several meeting rooms. The eastern side of the lobby accesses the Crown and Coronet Rooms (used as the property's main dining rooms and meeting rooms) and farther north, several smaller meeting rooms. A gift shop is located to the south of the front desk as are the property's general manager and controller offices.

GUESTROOMS - MAIN   Almost no two of the subject's 380 main building guestrooms
BUILDING            are alike. A small number are quite undersized by modern
                    standards, while a greater number are much larger than standard. The count of 380 includes 12 parlor suites. For the most part, guestrooms are double-loaded along interior corridors, but several rooms feature odd locations in the penthouse, mezzanine, or interior cul-de-sac areas. In addition, as the main building is constructed around an interior courtyard, the guestrooms offer several different view types, including courtyard and ocean views. It is also important to note that roughly 105 rooms offer balconies.

                    In addition to having balconies and ocean views, numerous other distinguishing features can he found in roughly 50 guestrooms. These include octagonal- or otherwise irregular-shaped rooms, rooms located in odd corners of the building, or rooms accessible via back staircases. Needless to say, these guestrooms in the main building add to the charm

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                    and uniqueness of the subject property. However, these
                    rooms are also signs of functional obsolescence.

                    Guestroom furnishings and fixtures vary from room to room, but all feature wall-to-wall carpeting, papered walls, and plaster ceilings with painted moldings throughout. Decor and furnishings tend to mirror the antique ambiance of the property, although some rooms feature "built in" drawers or vanities. Closets in many rooms are of the oversized, walk-in variety (a remainder from an earlier period when guests would stay for several weeks or months). Guest bathrooms are standard three-fixture types with a toilet, sink, and tub/shower combination, but they vary tremendously in size and location within the room. All guestrooms are equipped with at least one television set, one push-button telephone, and a minibar. In general the main building's guestrooms appear to be in fair condition, with some signs of physical obsolescence and wear and tear noticed. As mentioned previously, the subject will undergo a five-year, roundly $53,000,000 renovation. Various upgrades to guestroom softgoods and casegoods are to be part of this renovation. As the property renovates these rooms, average rates are expected to increase. This will be discussed in greater detail later in this report.

                    It is also important to note that the subject's main building guestrooms are not air conditioned. Although the property is located in an area known for its mild climate, the absence of air conditioning is an undesirable feature. The transoms above most guestroom doors and ceiling fans can be utilized to increase air circulation and ventilation; however, they also facilitate undesirable noise transmission. In addition, the lack of a modem HVAC system can also result in a certain amount of odor transmission from the building's various food and beverage outlets to various points within the guestroom area. While the property currently does not have a modern HVAC system for the main building guestrooms, part of the aforementioned capital expenditure budget is earmarked for installation of one. Specifically, roundly $4,000,000 will be spent on a main building HVAC system. Like the planned guestroom renovation, the installation of an HVAC system should enable the subject property to significantly increase average rates in the future.

OCEAN TOWERS        The seven-story Ocean Towers building opened in 1971. Its
BUILDING            modern glass and concrete facade contrasts greatly with the distinctive architecture of the main hotel building and the Poolside Building, the latter of which is designed to more or less blend in with the main hotel building. Located



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                    along the ocean, in the southern part of the site, this
                    building houses 215 guestrooms; there are no public or back-of-the-house facilities with the exception of housekeeping closets and a few storage areas. Like the Poolside Building, all guestrooms in the Ocean Towers building are identical in size and configuration, with the exception of nine suites located on the top floor. Of these nine suites, three are configured as two-bedroom apartments.

                    The standard guestroom in this building measures 512 square feet, which is larger than typical guestrooms. Of the 215 guestrooms in this building, approximately 100 feature full or partial ocean views and all rooms except those on the first floor offer balconies.

POOLSIDE BUILDING   Completed in 1979, the Poolside building is the newest of
                    the subject property's guestroom buildings. It is located in the center of the site, between the main hotel building and the Ocean Towers building.

                    The Poolside Building ranges from two to three stories in height, and houses 96 guestrooms. The building, which is of concrete block construction, is configured around a small atrium with a bird cage elevator and a glass-clock skylight.

                    Unlike the main hotel building, guestrooms in this building are all identical in size and configuration. Roughly half of these guestrooms provide ocean views while the other half open directly to the pool area or overlook the pool. In addition, the Poolside Building is fully heated and cooled via a two-pipe HVAC system with a chilled water loop. The Poolside Building's casegoods and softgoods appeared dated and worn at the time of inspection. Roughly half of the guestrooms are decorated in an island motif with wicker furniture and fixtures. Like the main building guestroorns, these rooms are expected to be upgraded and refurbished during the planned capital renovation at the property. The upgrade and renovation of the Poolside Building guestrooms should also positively impact average rates at the subject property.

FOOD AND BEVERAGE   The subject property's food and beverage facilities are
FACILITIES          primarily located within the main commercial structure. The
                    Prince of Wales is the resort's oceanfront specialty restaurant, featuring steaks and seafood. This facility is located on the basement level of the main building.
                    Adjacent to the Prince of Wales are the Ocean Terrace restaurant and lounge. The Ocean Terrace has a casual outdoor setting overlooking the ocean and serves California

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                    bistro fare. Both the Prince of Wales and the Ocean Terrace were in good condition at the time of inspection. In addition, one kitchen located on the basement level adjacent to the Prince of Wales services both outlets.

                    The Crown and Coronet Rooms are the property's main dining rooms and are located off of the lobby in the main building. The Crown Room is architecturally distinctive and boasts one of the world's largest unsupported wooden domed ceilings, and is quite breathtaking in appearance. The Coronet Room portion of the restaurant is somewhat less spectacular, but still attractive. The property's main kitchen is located adjacent to these rooms and is quite expansive.

                    The Palm Court Lounge is located at the northwest corner of the lobby area. This lounge features nightly piano music and offers evening cocktails. In addition, the Palm Court hosts a continental breakfast buffet every morning. This area was in good condition at the time of inspection.

                    The Del Deli is also particularly distinctive in design. It was carved out of what was once the hotel's rainwater storage cistern. The Deli serves sandwiches and salads and is located adjacent to the property's galleria shopping area on the basement level.

                    The subject property also offers poolside snacks, sandwiches and burgers. A large outdoor grill is used to prepare most of the hot foods poolside. This food and beverage area has proven to be popular with guests of the hotel. Seating is provided via an observation platform above the property's pool as well as by various tables and chairs situated adjacent to the pool.

MEETING SPACE       The subject property's (plus or minus)73,000 square feet
                    of meeting and banquet facilities are located throughout the property. Specifically, the Grande Hall building houses approximately 16,323 square feet of space in four separate complexes. These complexes can be broken down into several separate meeting rooms. The main building houses a majority of the subject's meeting space, approximately 44,150 square feet including the subject's Ballroom. The Ballroom is quite distinctive as it is virtually round and offers large panoramic views of the Ocean. The remainder of the subjects main building meeting space is located off of the Garden
                    Patio. This area houses nine small meeting rooms. The remainder of the property's meeting space is located in the Poolside Building. This area houses approximately 11,487 square feet of space and contains 11 separate meeting rooms that can be combined in several variations.

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                    Overall, the subject's meeting banquet space is adequate in size and configuration. As will be discussed in subsequent sections of this report, the subject derives approximately 63% of its total room night demand from the group meeting segment. Due to the high volume of group business at the hotel, the property's meeting facilities appeared worn in several areas, most notably the carpet and wall coverings in the main building and Poolside Building space. As mentioned, the subject property will undergo a five-year renovation program. The upgrade and refurbishment of all of the subject's meeting space is expected to be addressed during this renovation.

                    Given the expansive nature of the subject property's meeting facilities and the subsequent distance from the main kitchen, the transportation of food can sometimes be problematic. However, property management indicated an extensive network of service corridors, prep areas, and dish-up areas are located throughout the property, which minimizes problems with food transportation.

                    Overall, the subject property's meeting and banquet facilities are comparable or superior to those of the competitive properties.

RECREATIONAL        A health club is located on the basement level of the main
FACILITIES          building adjacent to the Ocean Terrace Restaurant. The
                    health club is comprised of a sauna, steam bath, exercise room, whirlpool, and massage rooms. Hotel guests are charged various rates for use of the health club facilities. Private memberships are also available which permit members to use the health club, swimming pools and tennis courts. The property's two swimming pools are both located outside, with one adjacent to the Poolside
                    Building, and the other adjacent to the Ocean Towers building. Also, as mentioned, the subject property offers six lighted tennis courts.

RETAIL FACILITIES   Retail facilities at the subject property include
                    facilities operated by the subject management, as well as leased facilities. The 11 facilities currently operated by the subject property are located throughout the property.
                    The following chart details these facilities.

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                    -----------------------------------------------------------
                        RETAIL FACILITIES OPERATED BY THE HOTEL DEL CORONADO
                    -----------------------------------------------------------
                      NAME                  TYPE
                      ---------------------------------------------------------
                      Signature Shop        Del Coronado Signature Merchandise
                      Set Sail              Apparel
                      Sun Sport             Apparel
                      Waves                 Apparel
                      Courtside             Pro Shop
                      Tropical T's          Apparel
                      Spa Boutique          Health Club Store
                      Bubbles               Sundries
                      Kiosk                 Sundries
                      Crown Court Garden    Flowers and Gifts
                      Corporate Gifts       Sundries

                    In addition, the subject property leases retail space to 22 separate retail tenants. These operations are located in the subject's galleria area on the basement level of the main building. The following chart details these tenants.

                    -----------------------------------------------------------
                    LEASED RETAIL FACILITIES
                    -----------------------------------------------------------
                      NAME                  TYPE
                      ---------------------------------------------------------
                      American Nostalgia    Apparel
                      Beauty Salon          Beauty Salon
                      Brady's Men's Shop    Apparel
                      Brady's Women's Shop  Apparel
                      Geppetto's            Toys
                      Coronado Gallery      An Gallery
                      Del Jewels            Jewelry
                      Hertz                 Car Rental
                      European Heritage     Apparel
                      Jessops               Apparel
                      McNary Art Gallery    Art Gallery
                      Naturally Yours       Specialty Gifts
                      New Images            Specialty Gifts
                      Opal & Gems           Jewelry
                      Ribbons & Roses       Gifts
                      Ancient Mariner       Apparel
                      Sally Huss Gallery    Art Gallery
                      Shell World           Specialty Gifts
                      Sunglass Hut          Sunglasses
                      The Sweater Ship      Apparel
                      Victorian Corner      Specialty Gifts
                      Windsor Chocolates    Candy
                    -----------------------------------------------------------


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                    Overall, the subject's leased space has exhibited very
                    little turnover historically. In addition, the tenants occupying the space now are on long-term leases. According to property management, the high level of walk-in traffic generated by the hotel is a very positive attribute to the subject's leased retail outlets.

BACK-OF-THE-HOUSE   As previously mentioned, most of the property's major
FACILITIES          back-of-the-house  facilities are located in the one-story structure that is situated along the site's eastern boundary. The property operates its own upholstery and carpentry shops, and has an on-site construction department located in this building. While these types of back-of-the-house facilities are more extensive than those normally found at a typical hotel, they are required at the subject due to the complexity of repairing and maintaining the main hotel building. This building also houses the subject's laundry faculties, including guest dry-cleaning.
                    Adjacent to the laundry area are additional housekeeping departmental facilities, including linen storage, sorting and folding area. The service building also houses various other mechanical rooms and storage areas and is connected to the main hotel building via an underground tunnel.

                    The subject property maintains efficient energy production through its co-generation plant and solar power collection system. On the roof of the Grande Hall building are 16 large solar collectors which produce a reported 1% of the property's electrical needs and 5% of its hot water. Additional hot water is produced by a heat harvesting system in the Ocean Towers building, thus reducing natural gas consumption by a reported 25%. Approximately one-third of the hotel's electricity is produced by an 800-kilowatt, gas-fired turbine generator system located below the Grande Hall. This system also supplies high pressure steam for the hotel's laundry facility, main building guestrooms, and kitchens.

VERTICAL            The main hotel building is serviced by two passenger
TRANSPORTATION      elevators and two freight elevators. The passenger
                    elevators are original to the property and are among the first Otis elevators ever placed in service. These bird cage-type elevators require operators, and are therefore expensive to run. They do, however, add to the property's charm.

                    Four sets of public stairs also connect all guestroom levels to the lobby and lower lobby levels, and several other staircases connect odd corners and penthouses of the building to the floor below.

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                    As mentioned, two elevators each service the Poolside
                    building and the Ocean Towers building.

HEATING,            As mentioned, the subject property operates several
VENTILATION, AND    different HVAC systems. The food and beverage facilities,
AIR CONDITIONING    meeting space, and most of the public areas in the main
(HVAC)              building are air conditioned via a two-pipe system with a
                    chilled water loop running underneath the building. The
                    Poolside Building is also air conditioned via this system.
                    The subject's main building guestrooms and lobby area are not air conditioned. The entire main building is heated via steam radiators. The Oceanside Towers are heated and cooled via a four-pipe HVAC system that was in good working order at the time of inspection.

                    As mentioned, the subject property's five-year capital improvement plan is expected to address the divergent HVAC problem. Currently a four-pipe system is planned to provide heating and cooling for the entire main building and Poolside Building, including guestrooms and the lobby.

FIRE PROTECTION     The subject property is fully sprinklered and each
                    guestroom has a hardwired smoke detector; each smoke detector is connected to the emergency generator. According to the property engineer, the subject's pending capital improvement included monies for a completely updated fire protection system.

ADA CONFORMANCE     Following the January 26, 1992, passage of the Americans
                    with Disabilities Act (ADA), the subject property is subject to new physical standards. ADA standards principally address the number and accessibility of guestrooms designed to accommodate physically challenged guests, though a variety of safety standards are also included that can touch on the status of building systems.
                    Due to the high, and sometimes prohibitive, cost of ADA conformance, necessary improvements have generally been limited to what is "readily achievable." When a property is in the process of refurbishment, efforts at that time are expected to be made to address ADA standards. For example, if, in the process of refurbishment, a vanity is being replaced, at that time the vanity should be raised so that it conforms with ADA standards. According to property management, the subject property conforms to all the current federal ADA guidelines.

CAPITAL             As mentioned, while the subject property's guestrooms,
EXPENDITURES        public areas, and building systems were in fair to good
                    condition at the time of inspection, they are in need of upgrades. According to property management the

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                    subject will reportedly undergo a roundly $53,000,000
                    upgrade to guestrooms, meeting space, food and beverage outlets, and building systems. The following chart details the capital improvement plan at the subject property.

-----------------------------------------------------------------------------------------------
PLANNED CAPITAL IMPROVEMENTS
-----------------------------------------------------------------------------------------------
FORECASTED CAPITAL PROJECTS           YEAR 1       YEAR 2       YEAR 3      YEAR 4      YEAR 5
-----------------------------------------------------------------------------------------------
Administrative and General            $580,000    $311,000     $676,000    $180,000    $170,000
Building and Engineering             1,759,332   5,889,481    4,518,987   4,725,402   6,073,661
Rooms                                2,638,759   2,349,925    4,452,499     126,800     131,400
Site and Landscaping                   441,351      89,699       26,400      30,800     399,000
Food and Beverage                    1,513,334      82,953      110,856     250,212     301,868
Public Areas                         4,752,731     364,300       50,000      50,000     643,270
Recreation and Health                  648,950     172,700       49,225           0       3,850
Unallocated Upside Projects                  0          0     2,000,000   2,000,000   1,497,984
Construction Management                100,000     100,000      100,000     100,000     100,000
Development Management                 497,378     374,402      479,359     298,529     372,841

Total Yearly Capital Expenditure   $12,931,835  $9,734,460  $12,463,326  $7,761,743  $9,693,874

Total Capital Expenditure          $52,585,238

                             (SAY) $53,000,000
-----------------------------------------------------------------------------------------------

                    As shown, this massive project is expected to be conducted over five years. In addition, considering the historical level of necessary capital improvements, as well as the age of the subject property, we are of the opinion that a long-term reserve for replacement equal to 5.0% of total revenues is necessary to maintain the subject property's long-term competitive position. We have assumed the budgeted amounts for capital improvements over the first five years of the forecast, would accumulate in reserves and be used to help fund the planned capital improvement. The amount over and above the reserves in each year was then discounted at a safe rate of 6% to present dollars. This results in capital expenditures of roundly $24,900,000, which we have deducted from the subject property's "as improved" value. The calculations for this amount are presented in the following chart.

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                                                             Improvements 25
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
---------------------------------------------------------------------------------------
CAPITAL EXPENDITURES
---------------------------------------------------------------------------------------
CAPITAL EXPENDITURES (IN 000S)               1997/98  1996/99  1999/00 2000/01  2001/02
---------------------------------------------------------------------------------------
Budgeted Amount                              $12,932   $9,734  $12,463  $7,762  $9,694
 Reserve for Replacement                       4,601    4,883    5,036   5,303   5,494
                                               -----    -----    -----   -----   -----
Over and above Reserves                       $8,331   $4,851   $7,427  $2,459  $4,200
Present Value @ 6% discount rate              $8,331   $4,577   $6,610  $2,064  $3,327
Total Capital Expenditure Deduction (Say)    $24,900
---------------------------------------------------------------------------------------

CONCLUSION          The subject property's improvement are extremely complex
                    and entirely unique. The age and design of the main hotel building are the cornerstones of the property's fame and reputation. While these building has a charm and ambiance that is completely unreplaceable, it also feature significant items of functional obsolescence which affect the property's operation. In addition, the expansive nature of the facilities as well as the property's age can effect property operations and maintenance and energy expenses.
                    This will be discussed in greater detail later in this report.

                    Overall, the historically significant and one-of-a-kind nature of the property's improvements have contributed to create a hotel property that is in an enviable position. As such the subject property is a completely unique real estate entity.

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5. ZONING

                    According to the city of Coronado zoning regulations, the subject property is zoned as follows.

                                        HM - Hotel Motel

                    The purpose and intent of this zone is to provide areas that serve the needs of tourists, travelers, and transient occupancy and to encourage transient retail facilities. As such, hotels and motels are expressly permitted in this zone. In addition, retail facilities and recreational facilities are allowed as long as they are built in conjunction with a hotel or motel. The zone has a 40-foot height limitation, a 25-foot front yard requirement, and a 10-foot side yard requirement. Additionally, one parking space for every two lodging units and one space for every two employees are required. The subject property reportedly meets all of the above requirements. In addition, as the subject property occupies a position along the coastline, the coastal commission indirectly has a say in the use of the land. According to Coronado planning officials, the coastal commission has approved the city's overall plan for all coastal land. As such, the city has ultimate zoning control.

                    Planning department officials also indicated, should the property be destroyed it most likely could be rebuilt in its current orientation. However, any new plans would have to be submitted for approval.

                    We assume that all necessary permits (including a liquor license) and approvals have been secured and that the subject property has been constructed in accordance with the port district's ordinances, building codes, and all other applicable regulations.

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6. ASSESSED VALUE AND TAXES

                    Property or ad valorem tax is one of the primary revenue sources for municipalities. Based on the concept that the tax burden should be distributed in proportion to the value of all properties within a taxing jurisdiction, a system of assessments is established by the local assessor. Theoretically, the assessed value placed on each parcel bears a definite relationship to market value.

                    Real estate in the state of California is assessed at 100% of market value upon the sale, expansion, or new construction of a property. Once established, the assessed value of a property can increase by no more than 2% per year, according to state law. A reassessment is triggered by the sale, expansion, or improvement of a property. Real and personal property are taxed at the same rate.

                    The fiscal year for tax purposes runs from July 1 to June 30, with real estate taxes due in two installments, no later than December 10 and April 10 of the fiscal year.

HISTORICAL TAX      As shown, the effective property tax rate for 1996/97
RATE                equated to 1.000%. The following table shows how the
                    applied tax rate has varied since the 1991/92 fiscal year.


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                    -----------------------------------------------------------
                    HISTORICAL PROPERTY TAX RATE
                    -----------------------------------------------------------
                       YEAR                                TAX RATE   % CHANGE
                    -----------------------------------------------------------

                      1991/92                              1.00215%      ---
                      1992/93                              1.00104      (0.1)%
                      1993/94                              1.00000      (0.1)
                      1994/95                              1.00000       0.0
                      1995/96                              1.00000       0.0
                      1996197                              1.00000       0.0 %
                    Average Annual Compounded Percent
                          Change 1991/92-96/97                           0.0 %
                    -----------------------------------------------------------

                    Property tax rates in the subject property's tax rate area have remained stable in recent years, at 1.000%. For the purpose of this appraisal we have projected that the subject property's tax rate will stabilize at approximately 1.00%.

PROJECTION OF       Because the subject property's real estate and personal
PROPERTY TAXES      property taxes cannot be forecast until a market value is
                    determined, the appraisers performed an iterative calculation through a computer program to estimate the reassessment which would occur upon the sale of the property at a price equal to the estimated "as improved" market value of the fee simple interest. Based upon the "as improved" value conclusion determined by this appraisal, the estimated "as improved" market value of the fee simple interest in the subject property is $354,855,000. Therefore the first year's tax burden was calculated as follows:

                    ESTIMATED MARKET VALUE                       FIRST YEAR'S
                    OF FEE SIMPLE INTEREST     X     TAX RATE     TAX BURDEN
                    -----------------------------------------------------------
                          $354,855,000               1,0000 %     $3,548,550

                                                              Say $3,549,000

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7. MARKET AREA AND NEIGHBORHOOD ANALYSIS

                    The economic vitality of the market surrounding the subject property is an important consideration in forecasting lodging demand and income potential. Economic and demographic trends that reflect the amount of visitation provide a basis from which to project hostelry demand. The purpose of the market area analysis is to review available economic and demographic data to determine whether the local market will undergo economic growth, stability, or decline. In addition to predicting the direction of the economy, the rate of change must be quantified. These trends are then correlated based on their propensity to reflect variations in lodging demand, with the objective of forecasting the amount of growth or decline in transient visitation by individual market segment (e.g., group meeting, leisure, and commercial).

MARKET AREA         The subject property is located in the city of Coronado, a
OVERVIEW            small resort and residential community located immediately west of the city of San Diego, across the San Diego Bay, and within San Diego County. San Diego County corresponds to the San Diego Metropolitan Statistical Area (MSA), which is so defined for statistical purposes. As a convention- and leisure-oriented resort, the subject property draws a significant amount of its patronage from the entire
                    Southern California region, a nine-county area that includes both the San Diego and Los Angeles MSAs;
                    additionally, the subject property derives patronage from throughout the nation.

                    San Diego County is located at the southwestern corner of the continental United States. It is bordered by Orange and Riverside Counties to the north, Imperial County to the east, and the Pacific Ocean to the west; Mexico lies adjacent to the southern border of San Diego County. At the closest point, the city of San Diego is roughly 16 miles north of the Mexican border.

                    San Diego County covers roughly 4,261 square miles and is most densely developed in its western and coastal areas. The terrain varies from mountains, deserts, and rolling hills in the inland areas to more than 70

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                    miles of coastline and beaches to the west. Subtropical sun and the cooling California current produce a pleasant year-round climate, which is one of the area's greatest assets.

ECONOMIC OVERVIEW   San Diego County was one of the nation's fastest growing
                    economies in the 1980s. However, according to a comparative economic study prepared by the Alphametrics Corporation, San Diego dropped from being one of the 10 fastest-growing metropolitan areas through the 1980s to being one of the 10 slowest growing between 1990 and 1993. However, in 1994, the San Diego County economy began to emerge from its worst recession since the 1930s. Overall, between 1990 and 1996, San Diego lost more than 74,000 jobs. Aerospace alone accounted for 20,800, or one out of three, lost jobs. By the end of 1996, only one in five aerospace jobs existing in San Diego during 1990 remained. During this same period, however, other industries created more than 88,600 jobs. By the end of 1996, San Diego had 14,600 more jobs than the pre-recession high at the end of 1990. The defense-related employment cuts during the early 1990s were offset by gains in the medical instrument, biotechnology, and biomedical fields. In addition, the expansion of the service sector is expected to continue, allowing for modest overall growth in the economy. Although Southern California experienced significant job losses in the aerospace sector as a result of the downsizing of national defense expenditures, the military's presence and commitment to San Diego grew as San
                    Diego became the Navy's principal location for West Coast operations, with the consolidation of operations concentrated in the region. The planned relocation of the U.S. Space & Naval Warfare Systems Command (SPAWAR) to San
                    Diego from Arlington, Virginia in 1997 will bring 800 to 1,000 high paying jobs to the county, and provide a $1 billion injection to the economy, and an estimated $2 to $3 billion annually in procurement contracts to San Diego.

                    According to the January 1997 issue of the San Diego Economic Bulletin real growth occurred in the gross regional product (GRP) of 4.7% in 1996, following inflation-adjusted increases of 0.7%, 2.3%, and 4.6% in 1993, 1994, and 1995, respectively. In addition, San Diego's economy is projected to grow at a rate of 4.8% in 1997. San Diego is once again outperforming the rest of the state and nation in economic expansion.

                    On a broader perspective, the state's economic recovery began in 1994. The recovery in California is being driven by a variety of forces, including international trade, motion picture/television production, tourism, wholesale trade, the resale housing market, and even a modest upturn in

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                    new home construction. According to UCLA-Anderson Forecast economists, 14% of new employment growth in the U.S. in the past year occurred in California and the state's job growth rate is forecast to continue to outpace that of the nation over the next three years. Furthermore, in response to the current economic imbalance, supply and demand forces are expected to lower the cost of living and conducting business in the state. State governing bodies have already drafted legislation to curtail the state's "anti-business" reputation, including changes regarding investment, research and development, and tax incentives. Lodging demand, which has already demonstrated a considerable resurgence, is expected to mirror the trend of the overall state economy, with healthy, gradual expansion over the long term.

                    Due to its macroeconomic effect on the local hotel market, the building statewide recovery is considered to be a positive sign for purposes of this analysis. Despite the rather adverse trends apparent through the early 1990s, it appears that the area's underlying geographic and demographic advantages will help provide the basis for moderate and steady long-term growth in the subject's lodging market.

DEMOGRAPHIC REVIEW  The following demographic and economic review sets forth population, per-capita income, and retail sales for the San Diego MSA, the state of California, and the United States as a whole from 1980 through 2000. While not directly correlated with hotel room night demand, population and retail sales serve as a general measure of a market's health. The per-capita income reflects the economic well-being of the populace.

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HVS International, San Francisco, California           Market Area and
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
-------------------------------------------------------------------------------------------------------------------
DEMOGRAPHIC AND ECONOMIC REVIEW
-------------------------------------------------------------------------------------------------------------------
                                                                                           AVERAGE ANNUAL % CHANGE
                                                                                          -------------------------
                                       1980          1990          1996          2000     1980-90  1990-96  1996-00
-------------------------------------------------------------------------------------------------------------------
RESIDENT POPULATION (THOUSANDS)
 San Diego, CA MSA                     1,875.3       2,513.4       2,703.8       2,941.6     3.0 %   1.2%     2.1%
 State of California                  23,792.8      29,904.5      31,967.7      33,474.5     2.3     1.1      1.2
 United States                       227,225.6     249,403.0     265,225.5     274,581.0     0.9     1.0      0.9
PER CAPITA PERSONAL INCOME*
 San Diego, CA MSA                    18,151.0      21,237.0      21,541.0      22,665.0     1.6%    0.2 %    1.3%
 State of California                  19,971.0      22,234.0      22,210.0      23,181.0     1.1    (0.0)     1.1
 United States                        16,994.0      20,093.0      21,443.0      22,478.0     1.7     1.1      1.2
W&P WEALTH INDEX
 San Diego, CA MSA                       106.2         105.5         101.5         101.8
 State of California                     115.1         109.0         102.7         102.3
 United States                           100.0         100.0         100.0         100.0
TOTAL RETAIL SALES (MILLIONS)*
 San Diego, CA MSA                    14,174.8      19,995.6      21,711.7      23,809.3     3.5 %   1.4%     2.3%
 State of California                 188,150.6     232,441.3     252,456.3     266,561.4     2.1     1.4      1.4
 United States                     1,636,425.6   1,926,189.3   2,143,737.6   2,239,888.5     1.6     1.8      1.1

* Inflation Adjusted
                                        Source: Woods & Poole Economics, Inc.
-------------------------------------------------------------------------------------------------------------------

                    Between 1980 and 1990, population growth in San Diego County occurred at three times the rate of growth achieved by the nation as a whole. With the migration of the population to the Sunbelt and Western portions of the nation, the entire state of California experienced above-average population growth during the past decade; however, the percentage growth in San Diego's population substantially surpassed that of the state as a whole through the early 1990s. Although population growth in San Diego slowed to 1.2% per year between 1990 and 1996, it still exceeded the 1.1% and 1.0% rates of growth attained by the state and nation, respectively. San Diego County is projected to sustain population growth of 2.1% per year throughout the remainder of the decade, well above that of the state and the nation.

                    Per-capita personal income and the W&P Wealth Index data presented in the preceding chart indicate that the San Diego County populace's per-capita income level is below the state average, but above the national average. San Diego County has historically featured a per-capita income

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                    equal to roughly 106% of the national level, a condition
                    that has eroded in recent years.

                    Inflation-adjusted retail sales for the subject market area indicate that countrywide and statewide retail activity decelerated between 1990 and 1996, but countrywide retail sales are expected to accelerate through the remainder of the decade. Growth in county retail sales levels is projected to be more than double national levels through 2000.

WORKFORCE           The characteristics of an area's workforce provide an
CHARACTERISTICS     indication of the type  and amount of transient visitation likely to be generated by local businesses. Sectors such as finance, insurance, and real estate (FIRE); wholesale trade; and services produce a considerable number of visitors who are not particularly rate sensitive. The government sector often generates room nights, but per-diem reimbursement allowances often limit attainable rates. The manufacturing, construction, and transportation, communications, and public utilities (TCPU) sectors are least likely to generate a significant number of hotel guests. The following table sets forth the San Diego County workforce distribution by business sector in 1980, 1990, and 1996, as well as a forecast for 2000.

----------------------------------------------------------------------------------------------------------------------
HISTORICAL AND PROJECTED EMPLOYMENT - SAN DIEGO MSA (000s)
----------------------------------------------------------------------------------------------------------------------
                                                                                             AVERAGE ANNUAL COMPOUNDED
                                                                                             -------------------------
                                 PERCENT           PERCENT         PERCENT          PERCENT
INDUSTRY                1980    OF TOTAL   1990   OF TOTAL  1996  OF TOTAL  2000   OF TOTAL  1980-96  1990-96  1996-00
----------------------------------------------------------------------------------------------------------------------
Farm                     16.8      1.7%     13.6     0.9%    13.4    0.9%    13.3     0.8%    (1.4)%   (0.3)%   (O.1)%
Agriculture              11.6      1.2      16.7     1.2     16.9    1.2     17.3     1.1      2.4      0.3      0.6
Mining                    1.5      0.1       2.3     0.2      2.3    0.2      2.5     0.2      2.9      0.1      2.6
Construction             46.5      4.8      83.9     5.8     68.4    4.7     73.2     4.7      2.4     (3.3)     1.7
Manufacturing           112.2     11.5     142.3     9.9    129.8    8.9    136.9     8.7      0.9     (1.5)     1.3
T.C.P.U.                 31.8      3.2      44.2     3.1     46.0    3.2     49.5     3.1      2.3      0.7      1.8
Total Trade             174.6     17.8     282.0    19.6    295.1   20.2    321.2    20.4      3.3      0.8      2.1
 Wholesale Trade         27.2      2.8      51.6     3.6     54.2    3.7     60.7     3.9      4.4      0.8      2.9
 Retail Trade           147.4     15.0     230.4    16.0    240.9   16.5    260.5    16.6      3.1      0.7      2.0
F.I.R.E.                 84.1      8.6     120.1     8.4    108.8    7.5    117.6     7.5      1.6     (1.6)     2.0
Services                217.8     22.2     414.9    28.9    477.6   32.7    531.5    33.8      5.0      2.4      2.7
Total Government        282.7     28.9     315.6    22.0    301.0   20.6    309.1    19.7      0.4     (0.8)     0.7
 Federal Civilian Govt.  42.2      4.3      48.4     3.4     45.8    3.1     46.9     3.0      0.5     (0.9)     0.6
 Federal Military Govt. 136.7     14.0     132.8     9.3    114.6    7.9    111.8     7.1     (1.1)    (2.4)    (0.6)
 State & Local Govt.    103.8     10.6     134.4     9.4    140.6    9.6    150.4     9.6      1.9      0.8      1.7
                        -----     ----     -----     ---    -----    ---    -----     ---      ---      ---      ---
TOTAL                   979.5    100.0%  1,435.5   100.0% 1,459.2  100.0% 1,572.1   100.0%     2.5%     0.3 %    1.9 %

                                       Source: Woods and Poole Economics, Inc.
----------------------------------------------------------------------------------------------------------------------

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                    The service, government, trade, and manufacturing sectors, which made up roughly 33%, 21%, 20%, and 9%, respectively, of the labor force in 1996, are the dominant employment sectors in the San Diego economy. Of these major employment sectors, the government and manufacturing sectors posted decreases between 1990 and 1996. The 0.8% decrease in government employment between 1990 and 1996 reflects the impact of the national reduction in defense spending and the downsizing of military installations. Although Woods & Poole statistics indicate continued shrinking of the military presence in the local economy, recent information suggests that this may not be the case. For instance, of the nine military installations in San Diego County, only the San Diego Naval Training Center at Miramar was recommended for closure by the Presidential Commission's July 1, 1993 report. While the Navy has departed from Miramar, the facility has been converted to a Marine Corps Air Station that will generate $420 million in spending in 1997. Moreover, the consolidation of the armed services has actually increased the Navy's maritime presence in the area. The deep-water port currently located in Long Beach will be moved to San Diego, augmenting the already extensive facilities located in the Bay. With the addition of a carrier battle group from Long Beach, and another from the recently closed facility in Alameda, San Diego will boast a total of three carrier battle groups. Furthermore, the previously mentioned SPAWAR Command will join the Naval Research and Development and the Naval Aviation and Engineering Service Unit in relocating to San Diego by mid-1997. The Naval Aviation Technical Service Facility will arrive in 1998. These developments bode well for government sector employment into the future.

                    Service employment, which posted the highest rate of growth (5.0%) between 1980 and 1996, is the area's largest employment sector. Employment in the service sector continued to increase at an appreciable 2.4% per year between 1990 and 1996, and is projected to increase at a slightly higher rate throughout the remainder of the decade.

                    Employment in the trade sector, which increased at a rate of 3.3% per year between 1980 and 1996, increased by only 0.8% annually between 1990 and 1996, primarily as a result of the national economic recession. With the recovery in Mexico underway, San Diego County's largest international trade partner, employment in this sector is projected to increase at 2.1% per year between 1996 and 2000.

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                    The military buildup during the 1980s was instrumental in
                    the 0.9% average annual increase in San Diego's manufacturing employment. However, growth in this employment sector decreased by 1.5% per year between 1990 and 1996. As the majority of San Diego's manufacturers are involved in the fields of aerospace, transportation, shipbuilding, electronics, and electrical machinery products, the cutbacks in defense spending negatively impacted the area's manufacturing employment. However, recent reassignment and transfers of key military aerospace and aeronautical divisions cited previously will bring in further military consulting, contracting, and manufacturing jobs into the economy. As a result, employment in this sector is projected to rebound at a rate of 1.3% per year between 1996 and 2000.

                    Providing additional context for understanding the nature of the regional economy, the following chart presents a list of the major employers in San Diego County.

-------------------------------------------------------------------------------
MAJOR EMPLOYERS IN SAN DIEGO COUNTY
-------------------------------------------------------------------------------
                                                             NUMBER OF
 FIRM                                  PRODUCT               EMPLOYEES
-------------------------------------------------------------------------------
 United States Government - Military   US Government          139,000
 United States Government - Civilian   US Government           47,000
 University of California, San Diego   Education               17,000
 County of San Diego                   Government              13,000
 San Diego Unified School District     Education               13,000
 City of San Diego                     Government              10,000
 Sharp Healthcare                      Healthcare               9,000
 General Dynamics                      Aerospace and Defense
                                         Manufacturing          9,000
 Scripps Institute of Medicine         Research                 8,000
 State of California                   Government               7,000
 Rohr Industries                       Aerospace Supplies       4,700
 Hughes Aircraft                       Manufacturing            4,000

                     Source: San Diego Chamber of Commerce
-------------------------------------------------------------------------------

    Traditionally, the major employers in San Diego have been government and defense-related industries; however, this fact belies the true drivers of San Diego's economy. The technology, telecommunication, and biomedical industries have steadily gained in prominence and have emerged as the sectors which will lead San Diego through the next century. According to the San Diego Economic Development Corp., the area has the third highest concentration of telecommunication companies in the world, the fourth

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                    highest concentration of biotechnology companies in the
                    world, and more than 350 computer software development companies. Although none of these industries are represented in the preceding list of major employers, these smaller, high growth companies created 15,000 to 18,000 new jobs in San Diego County in 1996.

UNEMPLOYMENT        The following table presents historical average unemployment
STATISTICS          rates for the San Diego MSA, the state of California, and
                    the nation, from 1985 to projected 1997.

                    -----------------------------------------------------------
                    UNEMPLOYMENT STATISTICS
                    -----------------------------------------------------------
                                     SAN DIEGO    STATE OF    UNITED
                           YEAR         MSA      CALIFORNIA   STATES
                    -----------------------------------------------------------
                           1985         5.3 %        7.2 %      7.2 %
                           1986         5.0          6.7        7.0
                           1987         4.5          5.8        6.2
                           1988         4.3          5.3        5.5
                           1989         3.9          4.9        5.3
                           1990         4.5          5.6        5.5
                           1991         6.3          7.5        5.7
                           1992         7.4          9.1        7.4
                           1993         6.8          9.2        6.8
                           1994         5.3          8.6        5.1
                           1995*        6.4          7.9        5.6
                           1996*        5.4          7.3        5.4
                      Projected 1997*   4.7          6.9        5.2

                    * methodology changed

                               Sources: San Diego Economic Bulletin,
                                        Bureau of Labor Statistics
                    -----------------------------------------------------------

                    Since dropping to 3.9% in 1989, San Diego's unemployment rate nearly doubled over the following four years. However, the unemployment rate in the San Diego area began falling in 1994, and a significant decline is noted through 1997. In 1995, the Bureau of Labor Statistics changed its reporting methodology; nevertheless San Diego's unemployment outlook has steadily improved.

CONVENTION CENTER   Vital to the analysis are trends in convention visitation
                    and tourism. The San Diego Convention Center opened in
                    November 1989. The first-class facility is located downtown on the shore of the San Diego Bay, roughly 10 minutes from San Diego International Airport. The facility is roughly

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                    942,000 square feet in size, including service and support areas. The San Diego Convention Center has generated an estimated $1.1 billion in economic benefits for San Diego, according to the San Diego Metropolitan. At the time of its opening, San Diego's center was the largest on the West Coast; however, following expansions, convention centers in San Francisco, Los Angeles, and Anaheim have surpassed San Diego's center in terms of capacity. Additionally, with an increase in convention activity, the current capacity of the San Diego Convention Center is inadequate to accommodate the "down times" between conventions for the setup and break-down of exhibits and equipment.

                    The following table presents the number of groups, delegate attendance, associated room nights, and expenditures attributable to the convention center, as provided by the San Diego Convention and Visitors Bureau.

-----------------------------------------------------------------------------------------------------------------
HISTORICAL CONVENTION ACTIVITY - SAN DIEGO CONVENTION CENTER
-----------------------------------------------------------------------------------------------------------------
            NUMBER       PERCENTAGE      DELEGATE  PERCENTAGE     ROOM      PERCENTAGE                 PERCENTAGE
 YEAR      OF GROUPS       CHANGE       ATTENDANCE   CHANGE      NIGHTS       CHANGE     EXPENDITURES    CHANGE
-----------------------------------------------------------------------------------------------------------------
 1990         33             ---         183,600       ---       251,825        ---      $123,931,050      ---
 1991         36             9.1 %       196,930       7.3 %     248,970       (1.1)%     123,181,630     (0.6)%
 1992         39             8.3         317,500      61.2       416,983       67.5       184,575,546     49.8
 1993         52            33.3         236,600     (25.5)      333,727      (20.0)      160,112,046    (13.3)
 1994         48            (7.7)        232,600      (1.7)      455,000       36.3       210,435,456     31.4
 1995         49             2.1         330,510      42.1       507,942       11.6       243,669,716     15.8
 1996         52             6.1         285,812     (13.5)      521,506        2.7       247,375,380      1.5

Avg. Ann. Comp. % Change     6.4 %                     4.0 %                   10.4 %                      9.2 %

YTD 5/96      22             ---         114,764       ---       160,296       ---        $83,324,565      ---
YTD 5/97      30            36.4 %       128,650      12.1 %     251,505       56.9 %     126,320,040     51.6 %

                                Source: San Diego Convention & Visitors Bureau
----------------------------------------------------------------------------------------------------------------

                    The number of convention groups at the San Diego Convention Center increased at an average annual rate of 6.4% between 1990 and 1996. Attendance increased at an average annual compounded rate of 4.0% from 1990 to 1996. Room nights, the vital indicator for the hotel industry, increased at an average annual compounded rate of 10.4% from 1990 to 1996, primarily due to the increases in 1992, 1994, and 1995. In 1996, the number of conventions held increased to 52, from 49 in the prior year. Although the number of delegates per convention was lower than the prior year, the length of stay was longer, resulting in the strongest convention

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                    year ever. Particularly noteworthy was the impact of the
                    Republican National Convention, which took place in San Diego in August 1996. Year-to-date through May 1997, the numbers of groups, delegates, room nights, and expenditures are up considerably compared to the same period of the previous year.

                    The following table presents the definite and tentative room nights associated with the convention center, as of April 7, 1997.

        ---------------------------------------------------------------
        CONVENTION BOOKINGS AND FORECASTS - SAN DIEGO CONVENTION CENTER
        ---------------------------------------------------------------
                                                    PERCENTAGE
               YEAR  TENTATIVE   DEFINITE  TOTAL      CHANGE
        ---------------------------------------------------------------
               1990      ---     251,825  251,825     ---
               1991      ---     248,970  248,970     (1.1)%
               1992      ---     415,983  415,983     67.1
               1993      ---     333,727  333,727    (19.8)
               1994      ---     455,281  455,281     36.4
               1995      ---     507,942  507,942     11.6
               1996      ---     521,506  521,506      2.7
               1997     8,575    501,745  510,320     (2.1)
               1998    22,875    604,968  627,843     23.0
               1999    84,928    469,360  554,288    (11.7)
               2000   143,950    500,183  644,133     16.2
               2001   139,345    394,069  533,414    (17.2)
               2002   234,084    495,475  729,559     36.8
               2003   193,502    356,724  550,226    (24.6)
               2004   310,534    190,640  501,174     (8.9)
               2005   196,165    116,839  313,004    (37.5)
               2006   330,184    208,725  538,909     72.2

                 Source: San Diego Convention & Visitors Bureau
        ---------------------------------------------------------------

                    The convention center statistics presented in the addenda to this report illustrate the effects of the San Diego convention cycle. According to discussions with convention center officials, as well as local hotel operators, even-numbered years at the convention center are generally stronger than odd-numbered years, as a result of convention locations rotating through the West Coast. This dynamic is most evident in the number of room nights associated with conventions. The percentage change for the number of delegates and the number of hotel room nights for each year is generally stronger in the years 1992, 1994, 1996, and projected 1998. The years 2000 and 2002 are forecasted to be excellent years in terms of convention business. We note that according to the research department at the

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                    convention and visitors bureau, the above statistics also
                    reflect a cancellation of 53 definite and tentative conventions that were booked through the year 2003 and have been lost because of the delay in the convention center expansion.

                    The expansion of competitive facilities and the shortage of space have prompted plans for the convention center's expansion. The plan for the expanded center calls for adding 276,000 square feet of exhibit space and 106,000 square feet of meeting/ballroom space. A study completed by Price Waterhouse in September 1991 claimed that a doubling of the existing 250,000 square feet of exhibit space could result in a 60% increase in the number of delegates and a 60% increase in convention center revenues. The expansion could increase the number of conventions to 76 annually, and increase the number of room nights to an annual goal of 650,000. The economic impact was estimated at an additional $920 million infused annually into the local economy once the expansion was complete. The study also estimated that the expansion would make San Diego a viable West Coast destination for a 13% market share currently not being served by the existing center. The expansion will allow for continuous convention activity, as conventions can be held in one wing while a prior convention is being dismantled or a new one set up in another wing, offering more dates and growth opportunities for existing clients. The Price Waterhouse study concluded that without the expansion, the San Diego Convention Center's market share may decline.

                    In April 1994, the city of San Diego and the San Diego Unified Port District began planning for expansion of the San Diego Convention Center. In June 1995, the Port committed $4.5 million and the City Council approved a 1.5 cent increase in the Transient Occupancy Tax (TOT), with one cent dedicated to the expansion. During 1995, the preliminary plans were approved, with the final Environmental Impact Report approved in November. In
                    January 1996, the California Coastal Commission approved the center expansion plan and the San Diego City Council approved the lease revenue financing package of $194 million. In March 1996, the Port approved its portion of the financing and the project was well on its way to breaking ground by April 1996 for completion by spring 1998.

                    However, in March 1996, Libertarian Party activists, led by Richard Rider, filed a court challenge to the city's lease-revenue financing method for expanding San Diego's Jack Murphy Stadium. In May 1996, they also filed a lawsuit against the city and the Joint Powers Authority over the same

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                    financing method for the Convention Center's expansion. On
                    April 2, 1997, the California Supreme Court voted to review the challenge, placing the expansion of the convention center on indefinite hold. City officials believe that they will ultimately prevail, arguing that the same method of financing is utilized by numerous public agencies in California, having implications beyond this project. The Supreme Court has a window of up to 36 months to decide the case, meaning that approval to begin the expansion could be delayed as far as March 2000. Prior to the Supreme Court vote, representatives from the Convention and Visitors Bureau were confident of a completion of the expansion project by November 1999. According to a recent San Diego Union Tribune article, supporters of the convention center expansion, led by the chamber of commerce, also failed to get enough signed petitions in time to call for a ballot measure in the November election on the matter.

                    An alternative financing strategy is reportedly being considered in which the San Diego Unified Port District will take over the $213-million expansion project financing. Under such an arrangement, the city would then lease the center for the amount of the port's bond payments, estimated at $17 million for 30 years. According to Tom Creamer of the Chamber of Commerce, the port had built the original convention center and leased it to the city. Our discussions with city officials, convention and visitors bureau officials, developers, and hotel managers indicate that the convention center expansion will be delayed at least one year, but no more than two. The Supreme Court is highly likely to rule against the challenge by the Libertarian Party when the economic impact to the city is considered. Therefore, assuming a two-year development time frame for the convention center, we have projected a 2000 opening date of the convention center expansion.

                    Although the delay in the convention center expansion has been somewhat detrimental in terms of cancellations in bookings, it is not considered to have an extensive nor significant impact on the local hotel market. As will be demonstrated in the "Supply and Demand Analysis" section of this report, with the current facility, the market has enjoyed exceptional demand levels. The delay will have a more direct impact on new supply entering the market. As will be further discussed later, three major convention hotel expansions along the waterfront (Hyatt, Marriott, and Westin) were proposed in anticipation of the near doubling of the convention center's size. Since the development of these hotels is basically predicated upon the expansion of the convention center, delays to the

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                    convention center expansion will likely translate to delays in the development of these hotel projects.

AIRPORT TRAFFIC     Airport passenger counts are an important indicator of
                    transient visitation and lodging demand. Depending on the type of airfield, a sizable percentage of arriving passengers may need hotel accommodations. In addition, airline crews can provide a substantial base of contract demand within a given market. In the case of the subject market area, many travelers and airline crews use local hotel and motel accommodations. Trends in passenger counts also reflect local business activity and the overall economic health of an area.

                    The San Diego International Airport is located approximately three miles west of the subject property. The following table summarizes historical passenger activity since 1990.

                    -----------------------------------------------------------
                    PASSENGER ACTIVITY - SAN DIEGO INTERNATIONAL AIRPORT
                    -----------------------------------------------------------
                                                   AIRPORT           PERCENT
                         YEAR                      ARRIVALS          CHANGE
                    -----------------------------------------------------------
                         1990                      5,597,347         ---
                         1991                      5,672,420         1.3%
                         1992                      5,952,555         4.9
                         1993                      5,978,078         0.4
                         1994                      6,457,742         8.0
                         1995                      6,598,278         2.2
                         1996                      6,859,472         4.0

                        Average Annual Compounded
                        Percent Change: 1990-96                      3.4%

                        YTD 5/96                   2,649,838         ---
                        YTD 5/97                   2,827,377         6.7%

                            Source: San Diego International Airport; FAA
                                          Terminal Forecasts
                    -----------------------------------------------------------

                    Since 1990, San Diego International Airport has experienced an average annual compounded increase in passenger activity of 3.4%. The 4.9% growth in 1992 reflects the effect of America's Cup participants and spectators coming to San Diego. Strong growth of 8.0% was evidenced in 1994, due to the recovering Southland economy. Year-to-date through May 1997, passenger arrivals are up by 6.7% compared to the prior period. Activity at the airport is projected to continue to grow in the near future. Currently, operations at Lindbergh Field are conducted only between 6:30

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                    a.m. and 10:30 p.m. due to aircraft noise restrictions.
                    Additionally, the airport's current runway configuration is insufficient to handle the forecasted aviation operations of the next decade. The San Diego Association of Governments has studied options for the relocation of San Diego's airport, and the issue has been partially resolved with the expansion of a new terminal and eight new gates by December 1997, and a further eight gates by 1999. According to airport officials, this expansion will allow for 3.5% to 4.0% average annual growth through 2000.

OFFICE SPACE        Trends in occupied office space are among the most reliable
STATISTICS          indicators of commercial lodging demand; firms that occupy office space often exhibit a strong propensity to attract commercial visitors. Although it is difficult to quantify hotel demand based on the amount of occupied office space, trends that cause changes in the amount of occupied office space or office space vacancy rates may have a proportional impact on commercial lodging demand, and a less direct effect on group meeting demand. Office space statistics for downtown San Diego are summarized in the following table.

                    -----------------------------------------------------------
                    DOWNTOWN SAN DIEGO OFFICE MARKET STATISTICS
                    -----------------------------------------------------------
                              SQUARE FEET
                          ------------------- VACANCY  SQUARE FEET OF EFFECTIVE
                     YEAR RENTABLE  AVAILABLE   RATE   NET ABSORPTION   RENT
                    -----------------------------------------------------------
                     1994 9,152,000 2,274,000   24.8%     (299,000)    $1.17
                     1995 9,171,000 1,865,000   20.3       326,000      1.14
                     1996 9,155,000 1,762,000   19.2       153,000      1.30

                                        Source: Grubb & Ellis
                    -----------------------------------------------------------

                    Due to the negative effects of the national economic recession, as well as a general lack of corporate tenants, the downtown San Diego office market has historically had high vacancy rates. A majority of downtown San Diego's office space is inhabited by legal firms and government entities. Typically these types of firms do not produce large amounts of commercial lodging demand. During the early 1990s, the S&L debacle, a large-scale consolidation among law firms, and layoffs or slower hiring for the business and professional firms that occupy downtown space resulted in a very weak office environment. But the restructuring of the banking and financial services industry has largely run its course, and the local economy is steadily improving. This led to moderate absorption in 1995 and 1996, with an even stronger performance projected for 1997, of between 250,000 and 300,000 square feet, according to Grubb & Ellis. While the downtown area has witnessed high vacancy rates historically, the improved economic conditions in 1996 caused a decrease in vacancy rates from 24.8% in 1994, to

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                    20.3% in 1995, to 19.2% in 1996. Downtown rents should
                    remain flat at $1.30 per square foot during 1997, but may begin a modest upturn in late 1998.

                    Although the subject property is somewhat removed from the downtown area, the office space statistics for the central business district indicate the overall health of the area. As the downtown office market continues to improve, new attractions and activities will be developed in the area which will in turn stimulate increased group meeting and leisure demand.

TOURIST             The tourism industry within the San Diego region is
ATTRACTIONS         outranked only by the manufacturing and government sectors in terms of revenue contributed to the area's economy.
                    Visitor spending in San Diego totaled over $3.6 billion in 1994, $3.8 billion in 1995, and $4.0 billion in 1996, a
                    6.6% increase from the prior year.

                    The San Diego area has a well-developed base of tourist attractions. San Diego's Old Town State Park is the most frequented attraction in the region. Sea World and the San Diego Zoo are easily accessed via highway travel. Other tourist attractions in the San Diego area include the San Diego Wild Animal Park, the Scripps Aquarium/Museum, and the Cabrillo National Monument.

                    In addition to those facilities mentioned above, San Diego offers museums specializing in topics ranging from aerospace to history to oceanography. Art galleries, shopping facilities, and restaurants abound and are located throughout the region. Theaters, comedy clubs, dinner cruises, bicycle and boat rentals, and beaches also help to make the San Diego region attractive to tourists. Additionally, golf, tennis, horseback riding, bicycling, and skating facilities are available to tourists.

                    Sports facilities in San Diego include the San Diego Jack Murphy Stadium and the San Diego Sports Arena. Professional athletic teams in the city include baseball's Padres, football's Chargers, indoor soccer's Sockers, and roller hockey's Barracudas. The United States' first warm-weather, multi-sport, Olympic training complex recently opened in the San Diego area. The 154-acre training site is situated along the Western Shore of Lower Otay Reservoir in Chula Vista, approximately 20 miles south of downtown San Diego. The complex includes 1.5 million square feet of outdoor playing fields, as well as 250,000 square feet of dormitories, dining halls, storage rooms, and gymnasiums. Funding for the training center was

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                    secured though private sources. The complex is expected to attract additional leisure visitation to the San Diego region.

                    The leisure visitor market is getting a boost in 1997 from several new attractions. Notable draws include the pandas at the San Diego Zoo, a 25th anniversary expansion at the Wild Animal Park, a Jurassic Park dinosaur exhibit at the National History Museum in Balboa Park, and the $40-million Wild Arctic exhibit opening at Sea World in June. San Diego recently hosted the ESPN's televised Extreme Games. Furthermore, in late January, 1998, San Diego will host Super Bowl XXXII.

                    The following table illustrates recent trends in San Diego's visitor industry, as measured by both expenditure level and number of travelers.

--------------------------------------------------------------------------------
SAN DIEGO VISITATION STATISTICS
--------------------------------------------------------------------------------
            NUMBER OF         PERCENT TOTAL VISITOR  PERCENT EXPENDITURE PERCENT
  YEAR    VISITORS (000)       CHANGE SPENDING (000) CHANGE  PER VISITOR  CHANGE
--------------------------------------------------------------------------------
  1990        12,544            ---    $3,092,600      ---     $246.54     ---
  1991        12,765            1.8%    3,280,000      6.1 %    256.95     4.2 %
  1992        13,030            2.1     3,510,500      7.0      269.42     4.9
  1993        12,867           (1.3)    3,451,000     (1.7)     268.21    (0.4)
  1994        13,394            4.1     3,636,000      5.4      271.46     1.2
  1995        13,692            2.2     3,797,100      4.4      277.32     2.2
  1996        13,982            2.1     4,048,600      6.6      289.56     4.4

Average Annual Compounded
Percentage Change 1990 to 1996: 1.8 %                  4.6                 2.7

YTD 5/96       5,319            ---    $1,502,026      ---     $282.39     ---
YTD 5/97       5,489            3.2 %   1,631,200      8.6 %    297.18     5.2 %

                 Source: San Diego Convention & Visitors Bureau
--------------------------------------------------------------------------------

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                    -----------------------------------------------------------
                    SAN DIEGO ATTRACTION ATTENDANCE
                    -----------------------------------------------------------
                               ATTRACTION     PERCENT   ART/MUSEUM      PERCENT
                        YEAR   ATTENDANCE(1)   CHANGE  ATTENDANCE(2)     CHANGE
                    -----------------------------------------------------------
                        1990   16,609,436       ---      2,334,735        ---
                        1991   16,496,481      (0.7)%    2,093,193      (10.3)%
                        1992   17,136,529       3.9      2,163,717        3.4
                        1993   16,583,665      (3.2)     2,109,998       (2.5)
                        1994   16,890,862       1.9      1,887,621      (10.5)
                        1995   17,832,351       5.6      1,778,713       (5.8)
                        1996   18,781,537       5.3      2,002,551       12.6

                    Average annual compounded
                    % change from 1990 - 1996:  2.1 %                    (2.5)%

                    YTD 5/96    6,426,459       ---        885,702        ---
                    YTD 5/97    6,644,959       3.4 %      763,475      (13.8)%

                    (1) Total Attendance figures from six San Diego attractions
                    - Sea World, San Diego Zoo, Wild Animal Park, Old Town State Park, Cabrillo National Monument, and Mission Bay Center

                    (2) Total attendance figures from eight cultural institutions - Aerospace Museum, San Diego Museum of Contemporary Art, Maritime Museum, Natural History Museum, San Diego Museum of Art, Reuben H. Fleet Space Theater, Serra Museum, and Stephen Birch Aquarium

                          Source: San Diego Convention & Visitors Bureau
                    -----------------------------------------------------------


NEIGHBORHOOD        The neighborhood surrounding a lodging facility often has
ANALYSIS            an impact on a hotel's status, image, class, style of
                    operation, and sometimes its ability to attract and properly serve a particular market segment. The subject property's neighborhood can affect its occupancy, average rate, food and beverage revenues, and overall profitability.

                    The subject property is located on Coronado Island, adjacent to the downtown area of the city of Coronado. The island is approximately 7.7 square miles in size, of which
                    3.0 square miles are occupied by the Naval Air Station North Island and the Naval Amphibious Base. Coronado is primarily a bedroom community for executives working in San Diego, a retirement community for retired senior military officers, the workplace for personnel stationed at the military bases, and a tourist destination.

                    As was discussed in the "Description of the Land" section of this report, the subject property is located in an area that is easily accessible from both downtown Coronado and San Diego. The area is well developed with various retail shops, restaurants, and facilities that support the subject

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                    property. In addition, a large condominium complex is
                    located at the subject site's southern border.

                    The subject property's location along the Pacific Ocean enhances the resort orientation of the facility. The property's location affords guests a view of the water from roughly half of its guestrooms. In addition, the subject property has access to a beach along its western border. The location of this beach and the subject's direct access to it heightens the feeling of exclusivity the resort enjoys.

                    The subject property's feeling of an exclusive location, in addition to its proximity to commercial developments, enhances the resort's attractiveness to both leisure travelers and group meeting attendees.

PROPOSED GOLF       According to the subject property's management and
COURSE              representatives from the City of Coronado Planning
                    Department, in late 1995 the city proposed developing a 160- to 175-acre world-class 18-hole golf course on Navy land, approximately seven miles south of the subject property in the area currently used as a U.S. Naval
                    Communication Station on Imperial Beach. This course would be a municipal course that would be a long-term lease from the Navy. The proposed golf course site is planned on a site currently used as a two-mile-long, 300-foot-wide oceanside wildlife preserve for indigenous species, to provide a balance for other Navy property that is being contaminated. The city earmarked $11 million or more for the new Ocean Strand Links, which is to be designed by a local architect. The city had hoped to break ground in 1996 and complete the course in 1997. However, in 1996, the Navy was reluctant to proceed with the development and the project has stalled for an indefinite period, according to city of Coronado planners.

                    Currently, only one course is located on the island, the Municipal Golf Course, just south of the subject property. Because of its location on Coronado Island, and since it is a public course, it is currently being overplayed, with more than 100,000 rounds per year, and is perceived to be average in overall quality. The subject property has an advantage over other competitors located on the island as it is the closest property to the course. If the proposed course is developed, a pro-rata portion of the tee-times would be allocated among the various hotels, thus minimizing the subject's advantage.

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CONCLUSION          Economic analysis of the subject property's region alludes to a favorable hotel market environment in the foreseeable future. As will be detailed in the subsequent sections of this report, hotel demand, as well as average rates, are surging. In addition, the anticipated eventual expansion of the San Diego Convention Center should add to the base of hotel demand in the market. Other area data also bode well for the subject's market. Tourism, a large sector of the area's economy, is growing at a favorable rate, reflected by visitation statistics and passenger activity at the area's major airport. While downtown office space statistics do not show a favorable trend for the subject's area, the area's tenants have not historically been a strong source of demand. The statewide and regional economic recovery should also contribute to improved hotel market conditions within the downtown San Diego market. Overall, the subject's market area appears poised for further growth.

                    The "Supply and Demand Analysis" section of this report will relate the historical and projected growth trends reviewed herein to specific market segments based on their propensity to reflect changes in lodging demand. This analysis will provide a basis for forecasting changes in room night demand in the subject property's market area.

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8. MARKET FOR TRANSIENT ACCOMMODATIONS

                    The market for transient accommodations is an all-encompassing term referring to the many types of travelers who utilize the lodging facilities in a given market area. The total of all these travelers over a specific period of time represents the market's accommodated room night demand. This section will start with an analysis of historical demand trends to determine how the local hotel room night demand has changed over time. The current hotel room night demand will then be subdivided into individual market segments so it can be forecasted into the future utilizing growth rates derived from the relevant economic and demographic data set forth in the previous section.

HISTORICAL SUPPLY   Historical supply and demand data compiled by Smith Travel
AND DEMAND DATA     Research (STR) were obtained for the subject's lodging
                    market. This includes properties on Coronado Island, Downtown San Diego, and outlying areas of San Diego. STR is an independent research firm which compiles data on the lodging industry. We find that Smith Travel Research data are generally relied upon by typical hotel buyers. This information was available since 1991 and is presented in the following table.

HVS International, San Francisco, California               Market for Transient
                                                           Accommodations 49
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------------------------------------------------------------------------
SAN DIEGO LODGING MARKET TRENDS
------------------------------------------------------------------------
                                             % CHANGE FROM PREVIOUS YEAR
                                             ---------------------------
                      %      AVERAGE     %                       ROOM
  YEAR   OCCUPANCY CHANGE      RATE   CHANGE   SUPPLY  DEMAND    SALES
------------------------------------------------------------------------

  1991      69.7%    ---     $138.22    ---      ---     ---       ---
  1992      68.4    (1.9)%    131.53   (4.8)%    9.9    12.2%     10.1 %
  1993      68.0    (0.6)     130.09   (1.1)    17.8    17.2      15.9
  1994      72.6     6.8      133.27    2.4      0.0     6.6       9.3
  1995      73.1     0.7      141.60    6.3      0.0     0.8       7.0
  1996      76.7     4.9      151.63    7.1      0.0     5.0      12.4

YTD 9/96    78.2%    ---     $152.10    ---      ---     ---
YTD 9/97    82.0     4.9 %    162.62    6.9 %    0.0%    4.8%     12.1 %

                         Source: Smith Travel Research
------------------------------------------------------------------------

                    In reviewing the data compiled by STR, it is important to note some of the inherent limitations. We have found that since hotels are occasionally dropped in and out of the sample and since not every property reports data in a totally consistent and timely manner, the overall quality of this information may be affected. These variables can sometimes skew the data for a particular market. However, we find that STR data are generally relied upon by typical hotel buyers, and these data will therefore be considered in this study.

                    Areawide supply increased due to the opening of the 875-unit Hyatt Regency in 1994. Areawide occupancy levels rebounded in 1994, following decreased demand in 1993 due to the effects of the national economic recession and the Persian Gulf War. In 1994, demand increased with the regional economic recovery; since then, demand has continued to increase while supply has remained flat, resulting in a regaining of market equilibrium and increasing occupancy and average rate levels. Areawide occupancy has improved from 68.0% in 1993 to 76.7% in 1996. Equally important, areawide average rate increased from $130.09 in 1993 to $151.63 in 1996, an average annual increase of 5.2%. Year-to-date through September 1997, areawide occupancy and average rate levels continue to improve, a positive indicator for the regional lodging market.

DEMAND ANALYSIS     For the purpose of demand analysis, the overall market is
USING MARKET        divided into individual segments based on the nature of
SEGMENTATION        travel present in a given area. Although a market may have various segments, the three primary

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                                                           Accommodations 50
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                    classifications occurring in most areas are commercial,
                    group meeting, and leisure.

                    Market segmentation is a useful procedure because individual classifications often exhibit unique characteristics in terms of growth potential, seasonality of demand, average length of stay, double occupancy, facility requirements, price sensitivity, and so forth. By quantifying the room night demand by market segment and analyzing the characteristics of each segment, the future demand for transient accommodations can be projected. Demand for transient accommodations in the subject market area is generated primarily by the following three market segments.

                                   Segment 1    Group Meeting
                                   Segment 2    Commercial
                                   Segment 3    Leisure

                    Based on our fieldwork, area analysis, and knowledge of the local lodging market, we have estimated the 1996 distribution of accommodated hotel room night demand for the market as a whole and for the subject property. The 1996 accommodated room night demand is estimated to have been captured by the 3,494 rooms of the subject property and its primary and weighted secondary competitors.

-------------------------------------------------------------------------------
ACCOMMODATED ROOM NIGHT DEMAND
-------------------------------------------------------------------------------
                  ANNUAL ROOM                 ANNUAL ROOM
                 NIGHT DEMAND  PERCENTAGE OF  NIGHT DEMAND  PERCENTAGE OF
MARKET SEGMENT      MARKET         TOTAL         SUBJECT        TOTAL
-------------------------------------------------------------------------------
Group Meeting       597,027        62.4         133,984          63.0
Commercial          111,711        11.7               0           0.0
Leisure             248,038        25.9          78,689          37.0
                    -------       -----         -------         -----
Total               956,776       100.0%        212,672         100.0%
-------------------------------------------------------------------------------

                    Group meeting demand dominates the local market, at approximately 62% of the 1996 room night demand. The remaining two segments account for between 11.7% and 25.9% of total demand, each playing an important role in the overall demand picture. With roughly 73,000 square feet of meeting space, the subject property is aligned toward the group meeting segment. Additionally, the subject property, like most of the primarily competitive resort properties, accommodates the leisure component of demand.

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                                                           Accommodations 51
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[HVS INTERNATIONAL LOGO]



                    According to property management, the subject property does not accommodate commercial demand outside of some corporate groups. Information provided to the appraisers concerning the subject property's historical accommodated room nights did include some commercial segment demand; however, property management indicated this demand was actually misquoted group demand. As such, we have included this demand within the group category.

                    Using the distribution of accommodated hotel demand as a starting point, we will analyze the characteristics of each market segment in an effort to determine future trends in room night demand.

DEMAND TREND        Based on our market research, we have estimated the trends
ANALYSIS            in market demand, supply, and average rate for year-end
                    1995 and 1996 and year to date 1997. The following chart sets forth the trends for the subject market area; the data pertain specifically to those hotels described in the "Competition" section of this report.

-----------------------------------------------------------------------------------------------------
HISTORICAL MARKET TRENDS
-----------------------------------------------------------------------------------------------------
               ACCOMMODATED  PERCENT ROOM NIGHTS  PERCENT  MARKET   MARKET   PERCENT  MARKET  PERCENT
     YEAR       ROOM NIGHTS   CHANGE  AVAILABLE    CHANGE OCCUPANCY   ADR     CHANGE   REVPAR  CHANGE
-----------------------------------------------------------------------------------------------------
     1995       913,086       ---   1,275,383      ---    71.6%  $145.37     ---    $104.08    ---
     1996       957,087       4.8%  1,275,383      0.0%   75.0    155.98     7.3%    117.05   12.5%
   Proj. 1997   989,272       3.4   1,275,383      0.0    77.6    166.19     6.5     128.91   10.1

     Average Annual Compounded
     Percent Change 1995-97     4.1%               0.0%                      6.9%             11.3%

                                  Source: HVS International
-----------------------------------------------------------------------------------------------------

                    As will be further reviewed in the "Competition" section of this report, the subject market area's effective supply has essentially remained unchanged through 1996. In August 1997, the 100% competitive 331-unit Four Seasons Aviara opened. As such, the subject's competitive supply will increase through 1997 and 1998. Because of the stable room inventory and increasing demand, marketwide occupancy results have steadily improved from 71.6% in 1995 to 77.6% in projected 1997. At the same time, a 6.9% average annual increase in marketwide average rate was recorded, resulting in an overall average annual RevPAR increase of 11.3%. Based on discussions with local hotel operators and analyses by local economists, continued improvement in the local economy is foreseen with the strong

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                                                           Accommodations 52
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                    rates of growth in the high technology areas of northern
                    San Diego County, expansion of the military's presence in the area, growth in tourism draws, and slow but steady strengthening of the downtown office market. As a result, strong improvement in both demand and pricing is anticipated over the short and long terms.

                    In order to forecast demand growth rates for the subject market area, by segment, we have reviewed the economic and demographic statistics presented in the "Market Area and Neighborhood Analysis" section of this report.

GROUP MEETING       The group meeting market includes meetings, seminars,
SEGMENT             trade association shows, and similar gatherings of 10 or
                    more people. Corporate group meeting demand typically peaks in the spring and fall, whereas association demand peaks during the summer. The average length of stay for typical meetings and conventions ranges from three to five days.
                    Most commercial groups meet during the weekday period of Monday through Thursday, but associations and social groups will sometimes gather on weekends. Commercial groups tend to have a low double occupancy of 1.3 to 1.5 people per room, while associations are likely to have double occupancy rates ranging from 1.5 to 1.9.

                    Group meeting patronage is generally quite profitable for hotels and motels. Although room rates are discounted for large groups, the hotel benefits from the use of meeting space and revenues generated by in-house banquets and cocktail receptions. Facilities that are necessary to attract meetings and conventions include function areas with adequate space for breakout, meals, and receptions; recreational amenities; and a sufficient number of guestrooms to house the attendees.

                    Hotels affiliated with large chains have an advantage in attracting group meeting demand owing to the chain's centralized marketing organization. Also, civic convention centers can be significant demand generators for lodging facilities and food and beverage establishments, and enhance an area's overall economy.

                    Group meeting demand in the subject market is primarily generated by corporate and incentive travel. Incentive travel emanates primarily from sales on a property level directed toward incentive houses, which sell room nights to corporations, or toward the travel and meeting planners of individual corporations. This component of group meeting demand is desirable to lodging facilities as it often exhibits a lower degree of rate

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                                                           Accommodations 53
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[HVS INTERNATIONAL LOGO]



                    sensitivity than other segments of visitation. Moreover, such demand is often entirely subsidized by the corporations involved, and consequently, the frequency of corporate and incentive demand exhibits a lag period in response to changes in external factors, such as the economy or the cost of air travel. Such lag periods tend to minimize the overall volatility of the market.

                    As mentioned previously, the expansion of the San Diego Convention center has been postponed pending a review by the Supreme Court of California. Our discussions with city officials, convention and visitors bureau officials, developers, and hotel managers indicate that the convention center expansion will be delayed at least one year, but no more than two. Therefore, assuming a two-year development time frame for the convention center, we have used a 2000 opening date of the convention center expansion.

                    The subject property, with its extensive meeting space, high-quality food and beverage outlets, varied recreational facilities, and its historic charm and uniqueness is a primary competitor for group meeting demand.

                    In forming our forecast of base group meeting demand growth, we have considered certain historical and forecasted rates of growth noted in the preceding section of this report. Most notably, the number of room nights generated by convention center bookings increased by 2.7% in 1996 after increasing by 11.6% in 1995, and has increased by a stunning 57% through year-to-date 1997; airport passenger counts have increased by 6.7% through May 1997, after increasing 4.0% in 1996. Based on these positive trends we have forecast group meeting demand growth of 6.0% in 1997, 3.0% in 1998, with 1.0% annual growth projected thereafter.

COMMERCIAL SEGMENT  The commercial segment consists of individual business travelers visiting firms in the subject property's market. Commercial demand is strongest Monday through Thursday nights, declines significantly on Friday and Saturday, and increases somewhat on Sunday. The typical length of stay ranges from one to three days, and the rate of double occupancy is a low 1.2 to 1.3 people per room. Commercial demand is strongest during the fall and spring months, with noticeable declines, during the winter and summer months.

                    Business travelers are usually not particularly rate sensitive and tend to use a hotel's food and beverage outlets. The commercial segment is a highly

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                                                           Accommodations 54
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[HVS INTERNATIONAL LOGO]



                    desirable and lucrative market that provides a consistent level of demand at relatively high room rates.

                    Commercial demand in the subject market area is represented by two principal areas, legal and financial firms in San Diego's central business district, and high technology companies located around the La Jolla area in northern San Diego county.

                    Commercial demand in the subject market area is closely tied to total employment, employment in the FIRE sector, office space occupancy, and total economic growth. Projected growth per annum through 2000 in the FIRE sector and overall employment equates to 2.0% and 1.9%, respectively. According to the San Diego Economic Bulletin San Diego's economy is projected to grow at a rate of 4.8% in 1997. Based on these data, we have forecast commercial demand to grow by 5.0% in 1997, 3.0% in 1998, and 1.0% per year thereafter.

LEISURE SEGMENT     The leisure market segment consists of individuals and
                    families who are spending time in the area or passing through en route to other destinations. Their travel purposes may include sightseeing, recreation, visiting friends and relatives, or numerous other non-business activities. Leisure demand is strongest Friday and Saturday nights and all week during holiday periods and the summer months. These peak periods generally correlate negatively with commercial visitation, underscoring the stabilizing effect of capturing weekend and summer tourist travel. The typical length of stay ranges from one to four days, depending on the destination and travel purpose, and the rate of double occupancy typically ranges from 1.8 to 2.5 people per room.

                    Trends in leisure travel have shifted in recent years. The increase in dual-income families has altered traditional vacation spending. More money is now being spent for shorter, but more frequent trips. Trips lasting three or four days have become more prevalent. This is a favorable trend for the subject property, which is a two-and-a-half-hour drive from Los Angeles, the second-largest city in the United States, and a one-and-a-half-hour flight from the San Francisco Bay Area, the fourth-largest metropolitan area in the country. Additionally, recent fare wars between the regional carriers, Southwest and Shuttle by United, have made travel along the entire West Coast corridor affordable, and electronic ticketless boarding has made travel more convenient; frequent daily flights to San Diego are now provided from all the major areas of the West Coast.

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                                                           Accommodations 55
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[HVS INTERNATIONAL LOGO]



                    Although each of the primary competitors identified in the subsequent section of this report is located in Southern California, the subject property competes to a lesser extent with other resort properties in Northern California (Bay Area, Napa Valley, Monterey, and Carmel), the desert communities of the Coachella Valley (Palm Springs), the coastal areas of Florida (Boca Raton), and the Phoenix/Scottsdale region in Arizona. Because of coastal California's comfortable year-round climate, the subject property draws leisure destination demand throughout the year. Regional leisure demand from cold-weather portions of the country peaks in the winter. In the desert regions of Arizona and California's Coachella Valley (the Palm Springs area), the extreme summer temperatures preclude midday outdoor activity. In these regions, leisure demand generally peaks during the spring and winter months.

                    According to the San Diego Convention and Visitors Bureau, significant events scheduled to occur in the San Diego area in the future include the National Football League's Superbowl XXX in January 1998, and a LEGOLAND amusement park scheduled to open in Carlsbad in the spring of 1999.

                    Due to the subject's oceanfront location, recreational amenities, and its proximity to downtown Coronado, it maintains a strong competitive position in the leisure segment.

                    Our forecast of demand growth in the leisure segment is based upon the general health of the feeder economies and travel-related data specific to the region. Based on the historical and projected rates of growth noted in the preceding section, we have forecast leisure demand growth of 6.0% in 1997, 3.0% in 1998, and 1.0% per year thereafter.

LATENT DEMAND       The previous discussion details our projection of base
                    accommodated room night demand. Because this estimate is based on achieved occupancies by the competitive hotels, it includes only those hotel rooms that were used by guests.
                    Latent demand considers guests who could not be accommodated by the existing competitive supply. With the opening of new hotels in the subject market area, we anticipate these new hotels to induce new lodging demand into the subject market area.

                    INDUCED DEMAND

                    Induced demand represents additional room nights that are likely to be attracted to the market following the introduction of new supply or new

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                                                           Accommodations 56
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[HVS INTERNATIONAL LOGO]



                    demand generators. We are of the opinion that the new hotels will induce additional demand by their individual marketing and sales efforts. In forecasting induced demand, we have considered the overall expansion to the market supply over the next few years. A total of 783 weighted rooms will be added to the existing supply of 3,494 rooms by 2001. Based on the number of new rooms entering the market, the quality of the rooms, their location, brand affiliation, and expected market orientation, we have forecast induced demand for the subject property's market.

                    The following table details our induced demand estimate.

-------------------------------------------------------------------------------
INDUCED DEMAND ESTIMATE
-------------------------------------------------------------------------------
                 1997       1998        1999      2000       2001      2002
-------------------------------------------------------------------------------
Phase-in:           18 %       42 %        42 %      68 %      100 %     100 %

Group Meeting   11,774     28,257      28,257    45,330     66,800    66,800
Leisure          4,124      9,898       9,898    15,879     23,400    23,400
                 -----      -----       -----    ------     ------    ------
 Total          15,898     38,155      38,155    61,209     90,200    90,200
-------------------------------------------------------------------------------

                    As the increases in supply are forecast to occur over the next few years, the total latent demand is phased in. The latent demand projections for each forecast year are based on the ratio of the build up of new rooms per year to the total new supply.

                    Based on this procedure, we forecast the following average annual compounded market segment growth rates. It should be noted that the weighted growth rates also consider latent demand.

                    -----------------------------------------------------------
                    FORECAST ANNUAL GROWTH RATES
                    -----------------------------------------------------------
                                          1997  1998  1999  2000  2001  2002
                    -----------------------------------------------------------
                    Group Meeting          6.0%  3.0%  1.0%  1.0%  1.0%  1.0%
                    Commercial             5.0   3.0   1.0   1.0   1.0   1.0
                    Leisure                6.0   3.0   1.0   1.0   1.0   1.0
                                           ---   ---   ---   ---   ---   ---
                    Weighted Growth Rate*  7.5   5.1   1.0   3.1   3.5   0.9

                    * Includes latent demand
                    -----------------------------------------------------------

HVS International, San Francisco, California                     Competition 57
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]




-------------------------------------------------------------------------------
9. COMPETITION



                    An integral component of the supply and demand relationship that has a direct impact on the availability of lodging demand is the current and anticipated supply of competitive lodging facilities. To evaluate an area's competitive environment, the following steps should be taken:

                    o Identify all area lodging facilities and determine which are directly and indirectly competitive with the subject property;

                    o Determine whether additional hotel rooms (net of
                      attrition) will enter the market in the foreseeable future;

                    o Quantify the number of existing and proposed hotel rooms available in the market area; and

                    o Review the rate structure, occupancy levels, market
                      orientation, facilities, and amenities of each competitor.

COMPETITIVE MARKET  The subject property competes directly with the resort
OVERVIEW properties on Coronado and some of the full-service hotels and resorts in the San Diego-La Jolla area. The following table describes the competitive supply, including estimated operating results for 1995, 1996, and projected 1997. This information was compiled through personal interviews and inspections, as well as our in-house library of operating data. In the following chart, 1996 and 1997 occupancy and yield penetration factors are calculated for each hotel. These penetration factors are calculated by dividing the subject property's occupancy and RevPAR results by those of the market. (RevPAR is the product of occupancy and average rate and is therefore a measure of "yield.")

[HVS INTERNATIONAL LOGO]


-----------------------------------------------------------------------------------------------------------------------------------
PRIMARILY COMPETITIVE LODGING FACILITIES
-----------------------------------------------------------------------------------------------------------------------------------

                                                                        ESTIMATED 1996 MARKET SEGMENTATION    ESTIMATED 1995
                                                                        -----------------------------------------------------------
                                   YEAR   NO. OF   MEETING   MFG. SPACE     GROUP                                 AVERAGE
PROPERTY/LOCATION                 OPENED  ROOMS     SPACE      /ROOM       MEETING  COMMERCIAL LEISURE  OCCUPANY   RATE     REVPAR
-----------------------------------------------------------------------------------------------------------------------------------
Hotel Del Coronado
 1500 Orange Avenue                1888      692   73,000       105.5         63%        0%       37%     79.4%    $165.76  $131.61
Loews Coronado Bay Resort
 4000 Coronado Bay Road            1991      438   25,041        57.2         70         0        30      68.0      135.00    91.80
Le Meridien
 2000 Second Street                1988      300   11,453        38.2         65         5        30      69.0      142.00    97.98
Sheraton Grande Torrey Pines
 10950 N. Torrey Pines Road        1990      400   19,985        50.0         57        24        19      71.0      134.00    95.14
Hilton SD Beach and Tennis Resort
 1775 E. Mission Bay Drive         1962      357   12,084        33.8         50        25        25      72.0      125.00    90.00
                                          ------   ------        ----         --        --        --      ----     -------  -------

SUBTOTAL/AVERAGE                           2,187                 56.9         61%        9%       30%     72.9%    $144.71  $105.56

SECONDARY COMPETITION                      1,307                              64%       17%       19%     69.3%    $146.54  $101.59

TOTAL/AVERAGE                              3,494                              62%       12%       26%     71.6%    $145.37  $104.08
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
PRIMARILY COMPETITIVE LODGING FACILITIES
-----------------------------------------------------------------------------------------------------------------------

                                                      ESTIMATED 1996                               PROJECTED 1997
                                  -------------------------------------------------------------------------------------
                                               AVERAGE             OCCUPANCY      YIELD               AVERAGE
PROPERTY/LOCATION                  OCCUPANCY     RATE     REVPAR  PENETRATION  PENETRATION OCCUPANCY    RATE    REVPAR
-----------------------------------------------------------------------------------------------------------------------
Hotel Del Coronado
 1500 Orange Avenue                  84.2%     $180.25    $151.77     112.2%       129.7%     87.0%   $195.00   $169.65
Loews Coronado Bay Resort
 4000 Coronado Bay Road              72.0       143.00     102.96      95.9         88.0      71.0     154.00    109.34
Le Meridien
 2000 Second Street                  71.0       151.00     107.21      94.6         91.6      72.0     159.00    114.48
Sheraton Grande Torrey Pines
 10950 N. Torrey Pines Road          68.0       148.00     100.64      90.6         86.0      70.0     163.00    114.10
Hilton SD Beach and Tennis Resort
 1775 E. Mission Bay Drive           81.0       135.00     109.35     107.9         93.4      82.0     147.00    120.54
                                     ----      -------    -------     -----         ----      ----    -------    ------

SUBTOTAL/AVERAGE                     76.5%     $156.43    $119.61     101.9%       102.2%     77.8%   $169.42   $131.83

SECONDARY COMPETITION                72.7%     $155.19    $112.78      96.8%        96.3%     77.2%   $160.75   $124.03

TOTAL/AVERAGE                        75.0%     $155.98    $117.05     100.0%       100.0%     77.6%   $166.19   $128.91
-----------------------------------------------------------------------------------------------------------------------

                          [SAN DIEGO COMPETITION MAP]

[HVS INTERNATIONAL LOGO]


-----------------------------------------------------------------------------------------------------------------
SECONDARILY COMPETITIVE LODGING FACILITIES
-----------------------------------------------------------------------------------------------------------------
                                                             ESTIMATED 1996
                                                           MARKET SEGMENTATION             ESTIMATED 1995
                                                          ----------------------   ----------------------------
                        ACTUAL RM PERCENTAGE    WEIGHTED   GROUP                              AVERAGE
PROPERTY                  COUNT   COMPETITIVE  RM. COUNT  MEETING  COM'L LEISURE   OCCUPANCY    RATE     REVPAR
-----------------------------------------------------------------------------------------------------------------
Hyatt Regency San Diego     875       25%          219       77%    10%    13%        73.0%   $142.00   $103.66
Marriott Hotel & Marina   1,355       25           339       75     15     10         76.0     140.00    106.40
Hyatt Regency La Jolla      404       85           343       50     37     13         75.0     124.00     93.00
La Costa Resort             478       85           406       60      0     40         57.0     182.00    103.74
                          -----                  -----       --     --     --         ----    -------   -------
Total/Average             3,112                  1,307       64%    17%    19%        69.3%   $146.54   $101.59
-----------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
SECONDARILY COMPETITIVE LODGING FACILITIES
---------------------------------------------------------------------------------------

                                  ESTIMATED 1996                   PROJECTED 1997
                           ------------------------------  ----------------------------
                                      AVERAGE                         AVERAGE
PROPERTY                   OCCUPANCY    RATE       REVPAR  OCCUPANCY   RATE     REVPAR
---------------------------------------------------------------------------------------
Hyatt Regency San Diego       78.0%    $152.00     $118.56    80.0%    159.00   $127.10
Marriott Hotel & Marina       77.0      155.00      119.35    86.0     157.00    135.02
Hyatt Regency La Jolla        80.0      130.00      104.00    81.0     138.00    111.78
La Costa Resort               60.0      186.00      111.60    65.0     190.00    123.50
                              ----     -------     -------    ----    -------   -------
TOTAL/AVERAGE                 72.7 %   $155.19     $112.78    77.2    $160.75   $124.03
---------------------------------------------------------------------------------------

HVS International, San Francisco, California                     Competition 60
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[HVS INTERNATIONAL LOGO]


                    Historically, the subject property has lead the market in terms of both occupancy and average rate. The hotel's occupancy rate is projected at 87.0% by year-end 1997, compared to a marketwide occupancy rate of 77.6%. Similarly, the subject property's average rate is projected to be $195 in 1997 compared to the market's $166.19. The subject property's higher occupancy level and average rate are attributed to the hotel's location by the Pacific Ocean, its proximity to area demand generators, its historic structure, its uniqueness and charm, its established international reputation, and its good-quality guestroom and meeting space supply. It is also important to note, the subject's occupancy and average rate have been increasing markedly in recent years. This will be discussed in greater detail later in this report.

                    Among the primary competitors, Le Meridien and the Loews Coronado Bay Resort are the most directly comparable to the subject property in terms of location and facilities. However, these properties offer fewer guestrooms and meeting facilities than the subject property. All three properties are located on Coronado Island. The other properties in the competitive supply represent both local and distant competition, all located in Southern California. In 1996, as mentioned, the subject property led the market in terms of occupancy and yield penetration, as it has consistently done historically.

                    Of the five primarily competitive properties, none have in-house golf facilities on-site; however, the Hotel del Coronado, Le Meridien and the Sheraton Grande Torrey Pines have varying degrees of access to nearby or adjacent facilities. In terms of meeting space, the subject property's 105.5 square feet per room is greater than the market average of 56.9 square feet per room.

                    The secondary competitors consist of full-service hotels and resorts located in San Diego County which partially compete with the subject property in the group meeting and leisure segments of demand. The 404-unit Hyatt Regency La Jolla is currently building a 6,400-square-foot glass-enclosed pavilion for banquets and special events at the rear of the hotel. Furthermore, all softgoods in the guestrooms and on the hotel's Regency Club floor are being replaced. The renovations and additions will total between $4.5 to $5.0 million, according to management representatives. The La Costa Resort completed a softgoods renovation of its guestrooms in 1996. The Hyatt Regency and the Marriott Hotel and Marina in downtown San Diego are currently in varying stages of planning for major guestroom

HVS International, San Francisco, California                     Competition 61
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[HVS INTERNATIONAL LOGO]



                    additions to their hotels. These projects will be further detailed under "Additions to Supply" in this section of the report.

                    Each of the subject's direct competitors is reviewed on the following pages.

HVS International, San Francisco, California                     Competition 62
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[HVS INTERNATIONAL LOGO]

                      [PHOTO OF LOEWS CORONADO BAY RESORT]



LOEWS CORONADO      Location:        4000 Coronado Bay Road; Coronado,
BAY RESORT                           California
                    Number of Rooms: 438

-------------------------------------------------------------------------------
HISTORICAL OPERATING PERFORMANCE
-------------------------------------------------------------------------------
                                              OCCUPANCY     YIELD
    YEAR     OCCUPANCY  AVERAGE RATE REVPAR  PENETRATION PENETRATION
-------------------------------------------------------------------------------
    1995       68.0%      $135.00    $91.80      95.0%      88.2%
    1996       72.0        143.00    102.96      95.9       88.0
 Proj. 1997    71.0        154.00    109.34      91.5       84.8
-------------------------------------------------------------------------------

                    The Loews Coronado Bay Resort is located roughly five miles south of the subject property. The property opened in 1991 and is the newest hotel in the competitive supply.

HVS International, San Francisco, California                     Competition 63
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[HVS INTERNATIONAL LOGO]



                    This property is located in a sparsely developed area adjacent to the Naval Facilities of Coronado and a state park. The subject has historically been hampered by its removed location from downtown Coronado.

                    Meeting and banquet facilities at the property total approximately 25,000 square feet, or roughly 57.2 square feet per guestroom. Overall, the properties meeting and banquet facilities, while smaller then the subject's, are in good condition.

                    In addition to rooms and meeting space, the Loews offers four restaurants; five tennis courts; a health club; recreational rentals; and an outdoor pool and whirlpool.

HVS International, San Francisco, California                     Competition 64
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]




                            [PHOTO OF LE MERIDIEN]



LE MERIDIEN         Location:        2000 Second Street; Coronado,
                                     California 92118
                    Number of Rooms: 300

-------------------------------------------------------------------------------
HISTORICAL OPERATING PERFORMANCE
-------------------------------------------------------------------------------
                                               OCCUPANCY     YIELD
    YEAR     OCCUPANCY  AVERAGE RATE  REVPAR  PENETRATION PENETRATION
-------------------------------------------------------------------------------
    1995       69.0%       $142.00    $97.98     96.4%       94.1%
    1996       71.0         151.00    107.21     94.6        91.6
 Proj. 1997    72.0         159.00    114.48     92.8        88.8
-------------------------------------------------------------------------------

                    Le Meridien is located at the northeastern corner of Coronado Island, approximately two miles east of the subject property. The hotel is somewhat removed from the downtown commercial area of the city of Coronado, but is located immediately across the bay from downtown San Diego and is the hotel most proximate to the San Diego-Coronado Bay Bridge. The hotel was built in the late 1980s and opened for operation in

HVS International, San Francisco, California                     Competition 65
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[HVS INTERNATIONAL LOGO]


                    1988. The main hotel building is a three-story structure with a wood exterior. The guestrooms are located along covered exterior corridors. The meeting and banquet space and the restaurant space are situated within the main hotel structure, while the tennis courts, pools, whirlpools, and health club (as well as several guestroom villas) are located throughout the 16-acre complex.

                    The hotel features a total of 11,453 square feet of meeting and banquet space, or approximately 38 square feet per guestroom. The hotel's main ballroom, measuring approximately 7,455 square feet, is divisible into four sections. The remainder of the meeting and banquet space is located within several smaller meeting/breakout rooms. Overall, the hotel's meeting and banquet facilities are inferior to those of the subject property.

                    The property features three food and beverage outlets, a boutique arcade, and a business center. Recreational amenities at the hotel include six lighted outdoor tennis courts, three outdoor swimming pools, two outdoor whirlpools, a trail and bike path, and a full-service spa and health club (Clarins Institut de Beaute). The hotel is located adjacent to a 22-acre state park featuring a scenic beach on the San Diego Bay. Like the Hotel Del Coronado, Le Meridien is within a short walking distance of the Coronado Municipal Golf Course.

                    An additional competitive advantage of the subject property over Le Meridien is the exterior appearance and style of construction. Le Meridien's wood facade and exterior (although covered) corridors detract from its status as a first-class resort.

                    In 1996, Le Meridien completed a $3,000-per-guestroom softgoods renovation of its guestrooms that began in 1992. According to management representatives, approximately 38 suites are planned for softgoods upgrades by year-end 1997 at a cost of $6,000 to $8,000 per unit. Other renovation plans in 1997 include replacement of ballroom carpets and exterior painting.

                    Le Meridien Hotel is reportedly for sale by the current owners, Nippon Tolo Finance company. In addition, there have been rumors that Marriott has expressed interest in the property. No asking price can be confirmed at this time.

HVS International, San Francisco, California                     Competition 66
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]




                    [PHOTO OF SHERATON GRANDE TORREY PINES]




SHERATON GRANDE     Location:        10950 North Torrey Pines Road;
TORREY PINES                         La Jolla, California
                    Number of Rooms: 400

-------------------------------------------------------------------------------
HISTORICAL OPERATING PERFORMANCE
-------------------------------------------------------------------------------
                                              OCCUPANCY     YIELD
    YEAR     OCCUPANCY  AVERAGE RATE REVPAR  PENETRATION PENETRATION
-------------------------------------------------------------------------------
    1995        71.0%     $134.00    $95.14      99.2%       91.4%
    1996        68.0       148.00    100.64      90.6        86.0
 Proj. 1997     70.0       163.00    114.10      90.2        88.5
-------------------------------------------------------------------------------

                    Originally opened in 1990, the Sheraton Grande Torrey Pines is located roughly 20 miles north of the subject property, less than two miles off I-5. It is situated within the community of La Jolla, in San Diego, and is designed as an extension of the Palisades. The property features four guestroom wings that stretch toward the Pacific Ocean and is located on the 18th

HVS International, San Francisco, California                     Competition 67
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                    fairway of the 36-hole championship Torrey Pines Municipal Golf Course, adjacent to the Scripps Clinic and Research Foundation.

                    Hotel facilities include four food and beverage outlets, 19,985 square feet of meeting space, three lighted tennis courts, an outdoor heated pool, a spa offering various services, an on-site business center, a fitness center, croquet courts, a putting green, and a volleyball court. Also, all guests are offered complimentary, personalized butler service. The hotel is also adjacent to the Shiley Sports and Health Center, one of the nation's premier health and fitness facilities; guests are charged for use of this facility.

                    The Sheraton's Torrey Pines location features a rugged coastline, dense vegetation, and a cooler climate compared to the inland areas of San Diego County. A drawback of the location is that it is directly below the flight path of U.S. Marine Corps aircraft from the nearby Miramar Naval Air Station. The property does not contain its own golf facilities; however, with 10 days notice, property management will reserve tee times at the adjacent Torrey Pines Municipal Golf Course, or at Carmel Mountain Ranch, Carmel Highlands, East Lake, Carlton Oaks, Whispering Palms, Aviara Golf Club, or Singing Hills. Nevertheless, all tee times are subject to availability.

                    Since 1995, the hotel has completed capital expenditures totaling approximately $12,000 per guestroom. Of this amount, approximately $8,000 per room was allocated to a guestroom softgoods renovation. As a result, the hotel's guestrooms are currently in good or excellent condition, and they are expected to remain competitive in the market. Additionally, the property has received permits to construct roughly 9,400 square feet of additional meeting space. The project must be started before May 1998; however, at the time of our fieldwork, the property owners had not determined whether to proceed with the project.

                    The Sheraton Grande Torrey Pines captures roughly 60% of its demand from the group meeting market and the remainder from each of the leisure and commercial segments. Even though the Sheraton enjoys the use of a world-class golf course adjacent to the property and has a desirable location among high-technology businesses, it does not match the subject property's RevPAR.

HVS International, San Francisco, California                     Competition 68
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


              [PHOTO OF HILTON SAN DIEGO BEACH AND TENNIS RESORT]



HILTON SAN DIEGO    Location:        1775 E. Mission Bay Drive
BEACH AND TENNIS    Number of Rooms: 357
RESORT

-------------------------------------------------------------------------------
HISTORICAL OPERATING PERFORMANCE
-------------------------------------------------------------------------------
                                              OCCUPANCY     YIELD
    YEAR     OCCUPANCY  AVERAGE RATE REVPAR  PENETRATION PENETRATION
-------------------------------------------------------------------------------
    1995       72.0%      $125.00    $90.00     100.6%      86.5%
    1996       81.0        135.00    109.35     107.9       93.4
 Proj. 1997    82.0        147.00    120.54     105.7       93.5
-------------------------------------------------------------------------------

                    Originally opened in 1962, the Hilton San Diego Beach and Tennis Resort is located roughly 12 miles north of the subject property, less than one-quarter mile off I-5. The hotel is situated within Mission Bay in San Diego, a three-square-mile water park with leisure and recreational activities including several resort hotels, yacht clubs, marinas, and family-oriented theme park attractions such as Boardwalk, Belmont Park, and Sea World.

HVS International, San Francisco, California                     Competition 69
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[HVS INTERNATIONAL LOGO]



                    The 357-unit property features an eight-story guestroom tower and several low-rise guestroom wings on its 18-acre waterfront resort complex. Hotel facilities include four food and beverage outlets, 12,084 square feet of meeting space, lighted tennis courts, an outdoor heated pool, a spa offering various services, a fitness center, Lady Hilton yacht, Hilton Queen Dixieland-style Paddle Wheeler, and a five-mile bicycle course.

                    In July 1995, the hotel completed an extensive $25-million renovation. The project involved upgrading all interiors and exteriors of guestrooms, meeting space, restaurants, and lounges,

                    The Hilton captures roughly 50% of its demand from the group meeting market and the remainder from each of the leisure and commercial segments. As a result of its successful renovation, the Hilton's occupancy and average rates have steadily increased from 72% and $125 in 1995 to 82% and $147 projected for 1997.

HVS International, San Francisco, California                     Competition 70
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


CHANGES IN SUPPLY   In order to forecast marketwide occupancy, we have analyzed potential changes in supply. In addition to analyzing the existing competitive supply, it is important to define any other hotel projects that may impact the subject property's future operating results. Several new properties are in various stages of the planning and development process in the San Diego area as well as throughout the West Coast, though only three additions would be considered worthy of inclusion in the competitive set.

                    FOUR SEASONS AVIARA RESORT

                    The long-awaited 331-unit Four Seasons Resort opened in August 1997, approximately 35 miles north of the subject property. Construction for the resort commenced in the late 1980s and stalled due to a partnership disagreement involving Hillman Properties and a foreign investor. The partially erected shell of the resort lay dormant for a number of years until 1996, when construction resumed.

                    The resort is situated on a hilltop which commands a view that encompasses much of the Arnold Palmer-designed championship golf course as well as the Pacific coastline beyond. The resort is part of a 1,000-acre, master-planned community of residential, resort, and vacation ownership properties.

                    The property consists of separate low-rise, low-density, buildings designed to conform to the hillside so that the lobby and reception area are entered on the third level.

                    The resort features 331 guestrooms, including 44 suites. All guestrooms feature a private balcony, private bar, and oversized marble bathrooms. Standard guestroom modules measure 540 square feet in size, comparable to the subject property's typical guestroom size of 525 square feet.

                    The resort features two fine dining rooms and two cocktail lounges, a 29,000-square-foot conference center with a 12,000-square-foot grand ballroom, a spa and treatment center, a fitness center, an outdoor swimming pool, six-lighted tennis courts, the Aviara Golf Academy, and a 7,007-yard par-72 golf course.

                    It is estimated that the resort will accommodate a demand mix of 60% group meeting and 40% leisure guests. Due to the resort's market orientations and facilities, the Four Season's Aviara Resort is considered to be directly competitive with the subject property. However, as the only

HVS International, San Francisco, California                     Competition 71
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                    Four Seasons property in San Diego County, the resort is anticipated to induce a large component of group meeting and leisure demand to the hotel. The August 1997 opening of this property has been assessed quantitatively in our forecast for the subject property.

                    HYATT REGENCY ADDITION

                    Torrey Embarcadero Hotel, Ltd., which is an affiliate of Manchester Resorts, Inc., and is the owner of the Hyatt Regency, has received preliminary conceptual approval from the Port District to construct an 800-unit tower on a parcel of land currently improved with a parking lot, located immediately west of the existing tower. In addition to guestrooms, the expansion is anticipated to include a 30,000-square-foot exhibit hall and a 25,000-square-foot ballroom, maintaining Hyatt's supremacy in having the largest meeting space inventory in the San Diego area. According to Port District officials, the planned opening date of this project is late 1999 or early 2000. Although no formal plans have been submitted, lease negotiations with the Port District have already commenced. According to Alan Randle, the general manager of the Hyatt Regency, the project still requires California Coastal Commission approval and an environmental impact report (EIR). No financing is reportedly in place. Mr. Randle estimates that the Hyatt Regency expansion will proceed irrespective of the convention center expansion, given the strong market demand levels. Mr. Randle estimates an opening date of 2000. Among the three proposed waterfront hotel projects (the Hyatt expansion, the Marriott expansion, and the Campbell Shipyards project), the Hyatt Regency expansion is considered by all of the individuals we interviewed the most likely to be developed. Considering the expansion delay of the convention center and the current status of the Hyatt Regency expansion project, we anticipate a January 2001 opening of this addition, which we have forecast to be 25% competitive with the subject property.

                    MARRIOTT HOTEL AND MARINA ADDITION

                    The Marriott Hotel and Marina has proposed building a 550-unit tower with a 40,000-square-foot ballroom, and other meeting areas and shops. Although the Marriott has received conceptual design approval from the Port District, we anticipate that this is unlikely to occur within the foreseeable future owing to a number of factors. One of the owners of the Marriott Hotel and Marina also owns the adjacent Hyatt Regency; according to Marriott management representatives, government agents,

HVS International, San Francisco, California                     Competition 72
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                    and other developers, the proposed expansion of the Hyatt and the Campbell Shipyards project are at more advanced stages than the Marriott expansion. Furthermore, hotel development along the waterfront area has been intensely competitive. It has been rumored that the Marriott project was conceived to squeeze out other interested parties under consideration by the Port District, such as Hilton. Moreover, Marriott has not forecast the addition of this hotel project in their own recent market studies, according to conversations with Marriott development representatives. Additionally, no formal plans for the Marriott site have been submitted to the Port District. Reflecting these considerations, we consider this project to be highly speculative at this time and unlikely to occur within our projection period.

                    Hilton Hotels Corporation's proposed 1,000-unit hotel, to be located at the site of an abandoned police station near the Seaport Village and the Hyatt Regency, was not approved by the Unified Port District of San Diego; however, according to Hilton representatives, they remain interested in the area and are considering other options.

                    SAN DIEGO DOWNTOWN HOTEL PROJECTS

                    Other projects in San Diego's downtown area include a proposed 253-unit compact full-service Courtyard by Marriott or Hilton Garden Inn hotel at the intersection of Fifth Avenue and Harbor Drive, just north of the existing convention center. We anticipate a September 1, 1999 opening of this hotel. Additionally, the Denver, Colorado-based Amstar Group is testing the feasibility of converting an existing historical bank building (San Diego Trust Building), located at the northwest corner of Broadway and Sixth Street in downtown San Diego, into a transient lodging facility. The hotel would be a mid-scale lodging facility containing 225 rentable units, a restaurant, a lounge, and little meeting space. According to Amstar officials, the property will most likely be flagged as a Courtyard by Marriott, as the strong brand name tends to induce demand into markets. We anticipate that this property will open by January 1999. Both the Bridgeworks hotel project and the San Diego Trust Building conversion are likely to come to fruition; however, due to the proposed projects' facilities, pricing, and market orientation, they are not considered to be competitive with the subject property.

                    Lastly, developer Kipland Howard, president of Allegis Development Services, Inc., has received preliminary approval from the Port to construct

HVS International, San Francisco, California                     Competition 73
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                    a new 1,006-unit luxury hotel on the Campbell Industries property next to the San Diego Convention Center, between the San Diego Bay and Harbor Drive, proximate to Eighth Street. The hotel will contain 50,000 square feet of meeting space, about 14,000 square feet of retail space, 35,000 square feet for restaurant uses, a 300-slip marina, and a public plaza at the end of Eighth Avenue. The development of this project is predicated upon a number of factors such as design approvals, environmental remediation, and expansion of the convention center. As such, we have included this property in our competitive supply as of 2001, one year after the proposed convention center expansion.

                    SAN DIEGO RESORT HOTEL PROJECTS

                    In San Diego County, a number of resort projects are in varying stages of planning; however, no definitive project has emerged. In the Carmel Valley area just east of Del Mar and off I-5, approximately 20 miles north of the subject property, a master-planned residential community development is in the works. The $160- to $175- million project, known as Bougainvillea, received approval from San Diego County voters in December 1996. The development by Westshaw Associates of Phoenix, located off Carmel Country Road and State Route 56, calls for a 300-suite resort and main hotel, an 18-hole championship golf course, a driving range, a clubhouse, a restaurant, six tennis courts, a swimming pool, and 134 single-family homes. The resort component will be developed by Carefree Resorts, the luxury resort division of Patriot American Hospitality. Further inland in Spring Valley, approximately 12 miles east of the subject property, a development project known as "The Pointe" will feature a 200- to 300-unit resort as part of a master-planned development with a golf course. In Chula Vista, across the bay from Coronado Island, a masterplan and environmental impact report (EER) is under review for the Chula Vista Bayfront Resort Village, a mixed-development project that envisions four hotels (2,000 rooms), a park, a lagoon, an amphitheater, 1,500 residential units, shops, and a cultural and sports center. This project is a long-range development plan to be built over a 15-year period.

                    OTHER RESORT HOTEL PROJECTS

                    On a broader scale, several resort projects are being considered or are underway in several areas of the country.

HVS International, San Francisco, California                     Competition 74
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                    In nearby Aliso Viejo in southern Orange County, the AMHC Corporation of Newport Beach owns roundly 226 acres, and is negotiating with hotel operators to develop a joint-venture project that would include a resort hotel and a golf component.

                    In Huntington Beach, the Robert Mayer Corporation is considering plans for a project known as the Waterfront. The project calls for the addition of 250 rooms to the existing Waterfront Hilton Beach Resort, the construction of a 500-room luxury hotel, the building of an 80,000-square-foot oceanfront conference center, upscale retail shops, and the development of a gate-guarded residential community. Other less directly competitive resort projects are in varying stages of development in the Phoenix-Scottsdale area of Arizona, Northern California, and Palm Springs. Although several resort and full-service hotel projects are planned, many of these will face difficult hurdles in the financing and development process. As such, we have not included these properties in our analysis.

                    Although further improvement in market conditions will raise the risk of increased competition, as vacant land is readily available for development, the appraisers' forthcoming forecast of stabilized occupancy and average rate is intended to reflect such a risk.

CONCLUSION          The subject property is considered to be primarily
                    competitive with four resorts and less directly with four hotels and resorts in San Diego. This competitive market has experienced improving occupancy levels and average rate growth in recent years. Due to the strong market conditions in the leisure and group meeting segments of demand and anticipated eventual expansion of the San Diego Convention
                    Center, one new resort has recently opened and several new hotels projects are proposed. Of the proposed additions to supply, we have accounted for three new hotels in our analysis. Improving market conditions for resorts throughout the United States have also fueled resort development in other competitive markets such as Northern
                    California, Palm Springs and Phoenix-Scottsdale. However, even with the addition of the proposed supply, the subject is expected to remain the market leader.

HVS International, San Francisco, California              Occupancy and Average
                                                          Rate Analysis 75
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


-------------------------------------------------------------------------------
10. OCCUPANCY AND AVERAGE RATE ANALYSIS


HISTORICAL          The following table sets forth the subject property's
OPERATING           annual occupancy and average rate results since 1993.
PERFORMANCE

-------------------------------------------------------------------------------
HISTORICAL ANNUAL OCCUPANCY AND AVERAGE RATE
-------------------------------------------------------------------------------
             ROOM             PERCENT  AVERAGE  PERCENT   CALCULATED   PERCENT
   YEAR      COUNT OCCUPANCY  CHANGE   RATE     CHANGE  ROOMS REVENUE  CHANGE
-------------------------------------------------------------------------------
   1993       692     74.1%    ---    $155.01    ---     $28,997,000     ---
   1994       692     77.0     4.0%    155.82    0.5%     30,302,000     4.5%
   1995       692     79.4     3.1     165.76    6.4      33,243,000     9.7
   1996       692     84.2     6.0     180.25    8.7      38,334,000    15.3
Proj. 1997    692     87.0     3.3     195.00    8.2      42,850,000    11.8

 YTD 8/96     692     84.5%    ---    $184.12    ---     $29,510,000     ---
 YTD 8/97     692     90.4     7.0%    194.57    5.7%     33,242,000    12.6%
-------------------------------------------------------------------------------


                    As shown the subject property has performed quite well since the mid 1990s. In 1993, as the country was still suffering the effects of the national, economic recession and most hotels and resorts maintained occupancies in the 60.0% range, the subject property managed a 74.1% occupancy. Since that time, occupancies at the subject property have increased markedly. Most recently, through August 1997, the subject property's occupancy equated to an astounding 90.4%. While this occupancy rate is expected to moderate by year end, the subject property is still forecast to achieve an occupancy of 87.0% in 1997. In addition, like occupancy, the subject property's average rate has exhibited continued strength since 1993, increasing by 6.4% in 1995, 8.7% in 1996, and a projected 8.2% in 1997. Improved industry fundamentals such as a lack of significant new supply, strong lodging demand levels, led by increased tourism activity and a strong convention market, have allowed the overall market to increase average rates.

HVS International, San Francisco, California              Occupancy and Average
                                                          Rate Analysis 76
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



                    While new supply is forecast to enter the market and should place pressure on marketwide occupancy levels, the aforementioned renovations at the subject property should enable property management to significantly increase average rates in the future.

                    In order to assess the subject hotel's seasonality and more recent occupancy and average rate results, the following chart sets forth the historical occupancy and average rate of the Hotel Del Coronado on a monthly basis for 1994, 1995, 1996, and through August 1997.

------------------------------------------------------------------------------------------
MONTHLY OCCUPANCY AND AVERAGE RATE
------------------------------------------------------------------------------------------
                     1994                1995               1995              1997
             ------------------- ------------------- ------------------ ------------------
                         AVERAGE             AVERAGE            AVERAGE            AVERAGE
MONTH        OCCUPANCY    RATE   OCCUPANCY    RATE   OCCUPANCY   RATE   OCCUPANCY   RATE
------------------------------------------------------------------------------------------
January        70.3%    $148.47    73.2%    $155.77    70.1%   $160.61    61.9%   $171.28
February       83.8      153.97    84.1      150.02    90.9     167.55    91.0     185.18
March          87.7      149.93    88.2      162.14    90.4     176.04    94.0     190.10
April          82.0      154.12    86.8      160.03    81.2     175.57    92.9     186.13
May            53.0      156.79    77.0      170.55    84.3     174.06    85.9     194.63
June           82.7      147.33    80.1      160.53    82.6     185.88    89.8     194.59
July           85.9      167.87    89.7      181.24    93.1     211.44    92.0     215.44
August         80.9      172.12    76.2      163.65    84.2     182.19    96.1     225.15
September      78.0      163.25    81.6      171.45    91.0     174.85     0.0       0.00
October        83.8      163.43    71.7      166.15    78.3     180.17     0.0       0.00
November       69.8      149.94    61.6      154.78    75.4     163.57     0.0       0.00
December       66.9      140.63    79.4      165.76    84.2     180.25     0.0       0.00
               ----      ------    ----      ------    ----     ------     ---       ----
Annual Avg.    77.0%    $155.82    79.4%    $165.76    84.2%   $180.25      NA         NA
Year-to-Date   78.2      156.50    81.9      163.37    84.5     184.12    90.4%   $194.57
------------------------------------------------------------------------------------------

                    The subject property's demand levels tend to peak in the summer months, when leisure demand augments the existing base of group meeting demand. Average rate and occupancy also tend to be strong in the peak group meeting periods of spring, late summer, and early fall, including February through May and July through October. November and December tend to be the slowest occupancy and average rate months.

                    Year-to-date through August comparisons with year-end results for 1997 and 1996 would indicate that the subject property would be expected to achieve a year-end average rate of roughly $195. Finally, the preceding data indicate the extent to which subject management has been able to increase average rate without an appreciable decline in occupancy, particularly through year-to-date 1997.

HVS International, San Francisco, California              Occupancy and Average
                                                          Rate Analysis 77
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


PREMISE OF          In the following sections of this report, we set forth a
PROJECTIONS         basis for forecasting occupancy and average rate. Occupancy and average rate attainment, to some degree, may be manipulated by management. For example, a management philosophy may focus on cutting rates in order to maximize volume. In the following forecast, we have projected what we expect to be the most optimal mix of occupancy and average rate attainment based on the market conditions, representing an operating approach that we believe would be followed by professional management. Occupancy results are highly dependent upon the pricing strategy employed by management. In the case of a more aggressive pricing strategy, a lower occupancy ratio may result, and vice versa.

OCCUPANCY           The projected occupancy rate for a lodging facility may be
PROJECTION          calculated through a room night analysis. A room night is a measure of demand equating to one room occupied by one or more guests for one night. By estimating the number of room nights a hotel or motel can be expected to attract during a 12-month period, a level of occupancy is calculated by dividing the number of room nights of demand captured by the number of room nights available (room count x 365).

                    The essential factors for developing an accurate room night analysis are the proper quantification of the room night demand within a given market area and the allocation of this demand to the subject and competitive properties. HVS International has formulated two approaches for estimating an area's room night demand.

                      1. Build-Up Approach Based on Analysis of Demand
                         Generators

                      2. Build-Up Approach Based on Analysis of Lodging
                         Activity


                    The build-up approach based on analysis of demand generators utilizes interviews and statistical sampling-type market research to estimate an area's lodging demand by totaling the room nights generated from local sources of transient visitation. This approach starts with an overall review of various generators of transient visitation located within a defined market area. Drawing from a sample of the major transient generators, interviews and surveys are conducted to determine the amount of demand each source attracts on a weekly or monthly basis, along with other important visitor characteristics such as length of stay, number in party, and spending habits. By employing statistical sampling techniques, an area's room night demand can be quantified based on an extrapolation from the sample surveyed.

HVS International, San Francisco, California              Occupancy and Average
                                                          Rate Analysis 78
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                    The build-up approach based on analysis of lodging activity recognizes that an area's transient demand can be estimated by totaling the rooms actually occupied in local hotels and motels. Through interviews with hostelry operators, investors, and other knowledgeable hotel people, occupancy levels for individual lodging operations and/or area occupancy trends can be established. Multiplying the percentage of occupancy for each property by its available number of rooms by 365 produces the total number of room nights actually occupied on an annual basis. After combining these estimates of room nights occupied for each property within a market area, and adding a factor for unaccommodated or induced demand, an area's total room night lodging demand is quantified.

                    In markets where the occupancy levels of transient lodging facilities can be readily ascertained, we generally find that a more supportable estimate of an area's total room night lodging demand is obtained through an analysis of lodging activity. The analysis of demand generators incorporates the possibility of inadvertently omitting one or more transient generators and thereby misjudging the actual size of the local lodging market. For the purpose of this study, we will utilize the build-up approach based on lodging activity.

                    To project future occupancy levels for the subject property, the build-up approach based on lodging activity utilizes the following steps:

                    1. The individual occupancy levels for the subject
                       property's primary competitors are estimated. The number of room nights actually accommodated in each of the three market segments (commercial, leisure, and group meeting) is then derived.

                    2. The amount of demand which cannot be presently satisfied
                       (unaccommodated demand), or is not presently attracted to the area (induced demand), is estimated for each market segment.

                    3. Growth rates for each market segment are forecast.

                    4. The supply of guestrooms available to the subject
                       property's market is projected for several years.

                    5. The overall occupancy is calculated based upon the total projected room night demand and the supply of existing and proposed guestrooms. The subject property's fair share in all projection years

HVS International, San Francisco, California              Occupancy and Average
                                                          Rate Analysis 79
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                       can be calculated by dividing its room count by the total forecasted hotel room supply in the market for that year.

                    6. An analysis of the subject property's competitiveness
                       is made via a penetration factor analysis within each market segment.

                    7. Based on how the subject property is expected to
                       interact with the existing and proposed competitive lodging facilities, an estimate of the percentage market share captured for each segment is made for the projected years. The number of room nights captured is derived by multiplying the percentage market share by the market demand.

                    8. The subject property's occupancy for the first
                       several projection years is calculated based upon its estimated market share captured divided by its total available room nights.

FORCAST OF          The forecast of marketwide occupancy is based upon a
MARKETWIDE          forecast  of marketwide demand and supply. Based on our
OCCUPANCY           market research and discussions with hotel operators, we
                    have estimated the year-end 1996 occupancy rates of the subject's competitors. By multiplying each property's room count by the number of days in the year that it was open and the occupancy percentage that is achieved, the total number of room nights that were accommodated by the competitive supply has been projected.

                    A weighted average of the market mix of each competitive property has then been calculated to determine the overall market segmentation of the lodging facilities within the subject property's market. The 1996 areawide estimate of room night demand, by market segment, forms the historical base demand to which the annual growth factors are applied. In the following table, segmented demand levels are projected using base demand growth. Total demand is then divided by the forecast of market supply, rendering an overall estimate of areawide occupancy. As noted in the "Competition" section of this report, three changes in supply are anticipated. An additional 331 units will be added to market supply in 1997 and 1998 as a result of the August 1997 opening of the Four Seasons - Aviara Resort. In January 2000, the 800 room Hyatt Regency addition has been projected to enter the market at a competitive rate of 25%. Similarly, the 25% competitive Campbell Shipyards project is anticipated to open a 1006-unit property in January 2001. Thus, the forecast of marketwide occupancy is calculated as follows.

HVS International, San Francisco, California              Occupancy and Average
                                                          Rate Analysis 80
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]








------------------------------------------------------------------------------------------------------------------------------
FORECAST OF MARKETWIDE OCCUPANCY
------------------------------------------------------------------------------------------------------------------------------
                       HISTORICAL      1997        1998          1999         2000           2001          2002       2003
------------------------------------------------------------------------------------------------------------------------------
GROUP MEETING
Growth Rate                  ---         6.0%         3.0%         1.0%          1.0%          1.0%          1.0%        1.0%
Accommodated Demand      597,027     632,848      651,833      658,351       664,935       671,584       678,300     685,083
Latent Demand                         11,774       28,257       28,257        45,330        66,800        66,800      66,800

COMMERCIAL
Growth Rate                  ---         5.0%         3.0%         1.0%          1.0%          1.0%          1.0%        1.0%
Accommodated Demand      111,711     117,296      120,815      122,023       123,243       124,475       125,720     126,977
Latent Demand                              0            0            0             0             0             0           0

LEISURE
Growth Rate                  ---         6.0%         3.0%         1.0%          1.0%          1.0%          1.0%        1.0%
Accommodated Demand      248,038     262,921      270,809      273,517       276,252       279,015       281,805     284,623
Latent Demand                          4,124        9.898        9,898        15,879        23,400        23,400      23,400

TOTALS
Group Meeting            597,027     644,622      680,090      686,608       710,265       738,384       745,100     751,883
Commercial               111,711     117,296      120,815      122,023       123,243       124,475       125,720     126,977
Leisure                  248,038     267,045      280,707      283,415       292,131       302,415       305,205     308,023
                       ---------   ---------    ---------    ---------     ---------     ---------     ---------   ---------
 TOTAL DEMAND            956,776   1,028,963    1,081,612    1,692,046     1,125,639     1,165,274     1,176,025   1,186,883

Annual Forecasted Growth     ---         7.5%         5.1%         1.0%          3.1%          3.5%          0.9%        0.9%

Existing Supply            3,494       3,494        3,494        3,494         3,494         3,494         3,494       3,494
Four Seasons Aviara Resort               138          331          331           331           331           331         331
Hyatt Regency Addition                     0            0            0           200           200           200         200
Campbell Shipyards                         0            0            0             0           252           252         252
Available Rooms/Night      3,494       3,632        3,825        3,825         4,025         4,277         4,277       4,277
Nights per Year              365         365          365          365           365           365           365         365
                       ---------   ---------    ---------    ---------     ---------     ---------     ---------   ---------
 TOTAL SUPPLY          1,275,383   1,325,723    1,396,198    1,396,198     1,469,198     1,560,996     1,560,996   1,560,996

Overall Supply Growth        ---         3.9%         5.3%         0.0%          5.2%          6.2%          0.0%       0.0%

 MARKETWIDE OCCUPANCY       75.0%       77.6%        77.5%        78.2%         76.6%         74.6%         75.3%      76.0%
------------------------------------------------------------------------------------------------------------------------------

                    As shown, the marketwide occupancy is projected to remain in the mid 70% range through the projection period. The planned additions to supply will be matched with similar increases in demand, due to factors such as the anticipated expansion of the San Diego Convention Center in 2000.

PENETRATION FACTOR  The subject property's forecasted market share and
ANALYSIS occupancy levels are based upon its anticipated competitive posture within the market, as quantified by its penetration factor. The penetration factor is the ratio between a property's market share and its fair share. If a property with a fair share of 5% is capturing 5% of the market demand in a given year, then its occupancy will equal the marketwide occupancy, and its penetration factor will equal 100% (5% (divided by) 5% = 100%). If the same property achieves a

HVS International, San Francisco, California              Occupancy and Average
                                                          Rate Analysis 81
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                    market share in excess of its fair share, then its occupancy will be greater than the marketwide occupancy, and its penetration factor will be greater than 100%. For example, if a property's fair share is 5% and its market share is 7%, then its penetration factor is 140% (7% (divided by) 5% = 140%). Conversely, if the property captures less than its fair share, then its occupancy win be below the marketwide average, and its penetration factor will be less than 100%.

                    Penetration factors can be calculated for each market segment of a property, and for the property as a whole. For example, leisure segment penetration can be determined by dividing the subject property's leisure room nights captured (property's total room nights captured multiplied by property's leisure segment percentage) by the hotel's fair share of total areawide leisure demand (property's fair share percentage multiplied by the market's total leisure room night demand).

                    In the following chart, the penetration factors attained by the primary competitors and the aggregate of secondary competition are set forth, by segment, for 1996.

-------------------------------------------------------------------------------
1996 ESTIMATED PENETRATION FACTORS
-------------------------------------------------------------------------------
PROPERTY                       GROUP MEETING COMMERCIAL   LEISURE    OVERALL
-------------------------------------------------------------------------------
Hotel Del Coronado                 113.3%        0.0%      160.2%     112.2%
Loews Coronado Bay Resort          107.7         0.0       111.1       96.0
Le Meridien                         98.6        40.5       109.5       94.6
Sheraton Grande Torrey Pines        82.8       186.3        66.4       90.6
Hilton SD Beach and Tennis Resort  86.5       231.2       104.1      108.0
Secondary Competition               99.7       137.8        71.4       96.9
-------------------------------------------------------------------------------

                    In 1996, the subject property accommodated 112.2% of its fair share of market demand, ranking it at the top of the competitive market set. Unlike its competitors, the subject does not accommodate commercial demand. According to property management, the subject does accommodate some commercial demand, however most of it is associated with a group in some way. As such, we have included any commercial demand generated by the subject property in the group category. The only other property among the competitive set that successfully penetrates the overall market is the Hilton Beach and Tennis Resort, due primarily to its high favorable commercial penetration and its moderately favorable leisure penetration.

HVS International, San Francisco, California              Occupancy and Average
                                                          Rate Analysis 82
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



                    In preparing our forecast of the subject property's occupancy, we have considered management's reports of leisure and group meeting bookings for 1998, as well as the addition of the Four Seasons Aviara and other secondary competitors, and the subject's impending refurbishment and the possible problems it may cause. As such, group meeting penetration is forecast to decrease to a stabilized level of 110%. In addition, leisure penetration is expected to decrease to a stabilized level of 151%.

                    The following chart shows how this penetration forecast results in a forecast of occupancy for the subject property on a calendar-year basis. The hotel's overall penetration factor is expected to stabilize at 108.6%, lower than its historical levels. However given the additions to supply, the lower stabilized penetration level is warranted.

HVS International, San Francisco, California              Occupancy and Average
                                                          Rate Analysis 83
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


-------------------------------------------------------------------------------------------------
PROJECTION OF SUBJECT PROPERTY'S OCCUPANCY
-------------------------------------------------------------------------------------------------
                    HISTORICAL   1997       1998     1999     2000     2001     2002       2003
-------------------------------------------------------------------------------------------------
GROUP MEETING
Demand                597,027   644,622   680,090  686,608  710,265  738,384  745,100    751,883
Penetration Factor      113.3%    113.0%    110.0%   110.0%   110.0%   110.0%   110.0%     110.0%
Capture               133,984   138,781   135,335  136,632  134,317  131,423  132,619    133,826

LEISURE
Demand                248,038   267,045   280,707  283,415  292,131  302,415  305,205    308,023
Penetration Factor      160.2%    160.0%    155.0%   151.0%   151.0%   151.0%   151.0%     151.0%
Capture                78,689    81,405    78,711   77,420   75,836   73,889     4,570     75,259
                       ------    ------    ------   ------   ------   ------     -----     ------
TOTAL CAPTURE         212,672   220,186   214,047  214,052  210,153  205,312  207,189    209,085

AVAILABLE ROOM NIGHTS 252,580   252,580   252,580  252,580  252,580  252,580  252,580    252,580

OCCUPANCY                84.2%     87.2%     84.7%    84.7%    83.2%    81.3%    82.0%      82.8%
ROUNDED                    84%       87%       85%      85%      83%      81%      82%        83%
FISCALIZED                           85        85        83      82       82       83         83

OVERALL PENETRATION
Fair Share               19.8%     19.1%     18.1%    18.1%    17.2%    16.2%    16.2%      16.2%
Market Share             22.2      21.4      19.8     19.6     18.7     17.6     17.6       17.6
Overall Penetration     112.2     112.3     109.4    108.3    108.6    108.9    108.9      108.9

MARKET MIX
Group Meeting              63%       63%       63%      64%      64%      64%      64%        64%
Commercial                  0         0         0        0        0        0        0          0
Leisure                    37        37        37       36       36       36       36         36
                           --        --        --       --       --       --       --         --
 Total                    100%      100%      100%     100%     100%     100%     100%       100%
-------------------------------------------------------------------------------------------------

                    In that the date of value for this appraisal is October 28, 1997, we have converted the preceding calendar-year forecast to a fiscal-year basis.

                    Based on this analysis, we have chosen to use a stabilized occupancy level of 82%, considering 2000/01 to be the stabilized year. The stabilized occupancy is intended to reflect the anticipated results of the property over its remaining economic life, given any and all changes in the life cycle of the hotel. Thus, the stabilized occupancy excludes from consideration any abnormal relationship between supply and demand, as well as any nonrecurring conditions that may result in unusually high or low occupancies. Although the subject property may operate at occupancies above this stabilized level, we believe it equally possible for new

HVS International, San Francisco, California              Occupancy and Average
                                                          Rate Analysis 84
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                    competition and temporary economic downturns to force the occupancy below this selected point of stability.

AVERAGE RATE        Our forecast of average rate is based upon the subject
ANALYSIS            property's historical segmented average rates, and
                    projected growth rates applied to this indicator. In 1996, the subject property's average rate increased by 8.7%. This rate of growth is followed by expected growth of 8.2% in 1997. In recent years, the market at large has been characterized by steadily increasing average rate levels, a positive trend attributed to a lack of full-service and resort development and healthy increases in group meeting and leisure demand.

                    Local operators were confident about future prospects for rate gain, citing improved fundamentals such as a growing diversified economy, strong tourism and convention infrastructure, and moderate new hotel construction on the horizon. In terms of the subject property, the pending renovation and refurbishment is expected to greatly enhance attainable average rates. As mentioned, the subject's main building will receive a new HVAC system providing air conditioning for the lobby and the property's most desirable rooms. In addition, all guestrooms will receive softgood replacements and case good refurbishments and upgrades. Meeting space will also be renovated. Overall, the improvements to the subject's guestrooms, meeting space, and public areas will enhance the subject property and allow management to build on the property's historic reputation.

                    In this appraisal, we have applied a base underlying inflation rate of 3.0% for all years of the projection period. For the group meeting segment, we have forecast base growth of 7.0% in 1997, reflecting year-to-date results, 12.0% in 1998, 9.0% in 1999, and 7.0% in 2000,
                    10.0% in 2001, and 3.0% in 2002 and thereafter. The stronger rate growth in 1999 and 2000 reflects the year after guestroom refurbishments. The strong rate growth in 1998 reflects an increase in group and leisure rates of roughly $20 that is already being booked. In the leisure segment, we have forecast base growth of 9.5% in 1997 reflecting year-to-date results, 12.0 in 1998 due to prebooking statistics, 9.0% in 1999, 7.0% in 2000, 10.0% in 2001, and 3.0% in 2002 and thereafter. Similar to growth in group meeting average rates, leisure average rates are expected to benefit from the subject's guestroom and meeting room refurbishments in 1999 and 2000.

                    The following table illustrates the methodology we have used for projecting the subject's average rate. In the table, various growth rates are applied to

HVS International, San Francisco, California              Occupancy and Average
                                                          Rate Analysis 85
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



                    the segmented average rate levels. The segmented average rates are then multiplied by the number of room nights projected for each segment. An overall forecast of rooms revenue results, from which an overall average rate may be calculated. Final calculations convert the calendar year forecast to a fiscal year basis and re-express the average rate in 1997 dollars by deflating the indications at an assumed underlying inflation rate of 3.0%. The procedure is as follows.

------------------------------------------------------------------------------------------------------
    FORECAST OF AVERAGE RATE BY MARKET SEGMENT
------------------------------------------------------------------------------------------------------
                              HISTORICAL   1997      1998      1999       2000       2001     2002
------------------------------------------------------------------------------------------------------
SEGMENTED ADR GROWTH RATES

Group Meeting                       N/A       7.0%     12.0%      9.0%       7.0%     10.0%      3.0%
Leisure                             N/A       9.5      12.0       9.0        7.0      10.0       3.0

SEGMENTED ADR

Group Meeting                   $161.25   $172.61   $193.32   $210.72    $225.47   $248.02   $255.46
Leisure                          212.60    232.80    260.73    284.20     304.09    334.50   $344.54

SEGMENTED ROOMS CAPTURED

Group Meeting                   133,984   138,781   135,335   136,632    134,317   131,423   132,619
Leisure                          78,689    81,405    78,711    77,420     75,836    73,889    74,570
                                -------   -------   -------   -------    -------   -------   -------
 Total                          212,672   220,186   214,047   214.052    210,153   205,312   207,189

SEGMENTED ROOMS REVENUE (000s)

Group Meeting                   $21,605   $23,955   $26,163   $28,791    $30,285   $32,595   $33,879
Leisure                          16,729    18,951    20,523    22,003     23,061    24,716    25,692
                                -------   -------   -------   -------    -------   -------   -------
 Total                          $38,334   $42,906   $46,686   $50,794    $53,346   $57,311   $59,571

Imputed ADR                     $180.25   $194.86   $218.11   $237.30    $253.84   $279.14   $287.52
Overall Growth                      N/A       8.1%     11.9%      8.8%       7.0%     10.0        10%


FISCAL YEAR:                                        1997/98   1998/99    1999/00   2000/01   2001/02
                                                    ------------------------------------------------
AVERAGE RATE                                        $214.03   $233.93    $250.94  $2,74.71   $286.05
Expressed in Base-Year Dollars                      $202.80   $215.19    $224.12   $238.20   $240.81
------------------------------------------------------------------------------------------------------

                    For purposes of this analysis, we have used 2001/02 as the stabilized year. The stabilized average daily rate deflated to 1997 dollars equates to $240.81. This average rate compares with the forecasted 1997 result of $180.25, indicating significant real growth in average rate, due primarily to the aforementioned improvements planned at the subject property. Considering historical trends in average rate and our selected stabilized occupancy rate, this forecast appears to be reasonable. The following chart

HVS International, San Francisco, California              Occupancy and Average
                                                          Rate Analysis 86
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                    summarizes our forecast of occupancy and average rate for the subject property.

                    -----------------------------------------------------------
                    FORECAST OF OCCUPANCY AND AVERAGE RATE
                    -----------------------------------------------------------
                                 1997/98  1998/99  1999/00  2000/01  Stabilized
                    -----------------------------------------------------------
                    Occupancy       85.0%    85.0%    83.0%    82.0%     82.0%
                    Average Rate $214.03  $233.93  $250.94  $274.71   $286.05
                    -----------------------------------------------------------

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11. HIGHEST AND BEST USE

                    The Appraisal Institute recognizes the concept of highest and best use as a fundamental element in the determination of value of real property, either as if vacant or as improved. Highest and best use is defined as follows:

                        The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability(7).

AS IF VACANT        An analysis as to the highest and best use of the land
                    should be made first and may be influenced by many factors.
                    In estimating highest and best use, there are four stages of analysis:

                     1. Physically possible use. What uses of the site are
                        physically possible?

                        Because of the size of the subject site ((plus or minus)
                        27.00 acres), a number of singular or combined uses are possible. The topography is generally flat, and the site offers direct access to the Pacific Ocean. The site's size makes it appropriate for most legal uses.

                     2. Legally permissible use. What uses are permitted by
                        zoning and deed restrictions?

                        According to the City of Coronado Planning Department, uses permitted on the subject site include hotels and motels with ancillary retail development, provided it is conducive to the hotel use.

                        The property is under the jurisdiction of the Coastal Commission and would require an Environmental Impact Report. In addition,

                    ---------------
                    (7) Appraisal Institute. The Dictionary of Real Estate Appraisal. 3rd ed. Chicago: Author, 1992, p.149.

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                        the development of a massive property such as the
                        subject may not be possible in today's environment.

                     3. Financially feasible use. Which possible and
                        permissible uses will produce a net return to the owner of the site?

                        Economic conditions in the subject market area currently support the feasibility of new hotel development.

                     4. Maximally productive use. Among the feasible uses,
                        which use will produce the highest net return or the highest present worth?

                        In consideration of the foregoing factors influencing development in the subject's immediate area, it is the appraisers' opinion that the highest and best use of the subject site as if vacant is for development of a first-class resort hotel.

AS IMPROVED         After determining the highest and best use of the land, an analysis and opinion indicating the highest and best use of the property should be made.

                    It is important to recognize the possibility that the highest and best use of the land could differ from the highest and best use of the property. This may occur where a site has existing improvements and the highest and best use of the land differs from the property's current use. Nevertheless, the current property use will continue until the value of the land under its highest and best use, less existing improvement demolition costs, exceeds the total value of the property in its present use.

                    As noted above, in estimating highest and best use, there are four stages of analysis:

                     1. Physically possible use. What uses of the site are
                        physically possible?

                     2. Legally permissible use. What uses are permitted by
                        zoning and deed restrictions?

                     3. Financially feasible use. Which possible and
                        permissible uses will produce a net return to the owner of the site?

                     4. Maximally productive use. Among the feasible uses,
                        which use will produce the highest net return or the highest present worth?

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                    Based on a review of the economic considerations and
                    alternatives of the subject property, since the value of the land does not exceed the value of the hotel less the cost of demolition, it is our opinion that the highest and best use of the subject property, as currently improved, continues to be as a hotel resort. In addition, it is important to note that the subject site is currently underutilized and the market will support additional hotel facilities on the property. However, as mentioned previously, there is currently a great deal of public resistance to any expansion of the subject property. As such, development of the property's excess land is unlikely and no contributory value has been placed on the excess land.

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12. APPROACHES TO VALUE

                    In appraising real estate for market value, the professional appraiser has three approaches from which to select: the cost, sales comparison, and income capitalization approaches. Although all three valuation procedures are given consideration, the inherent strengths of each approach and the nature of the subject property must be evaluated to determine which will provide supportable estimates of market value. The appraiser is then free to select one or more of the appropriate approaches in arriving at a final value estimate.

THE COST APPROACH   The cost approach estimates market value by computing the
                    current cost of replacing the property and subtracting any depreciation resulting from physical deterioration, functional obsolescence, and external (or economic) obsolescence. The value of the land, as if vacant and available, is then added to the depreciated value of the improvements to produce a total value estimate.

                    The cost approach may provide a reliable estimate of value in the case of new properties; however, as buildings and other improvements grow older and begin to deteriorate, the resultant loss in value becomes increasingly difficult to quantify accurately. We find that knowledgeable hotel buyers generally base their purchase decisions on economic factors such as projected net income and return on investment. Because the cost approach does not reflect these income-related considerations and requires a number of highly subjective depreciation estimates, this approach is given minimal weight in the hotel valuation process.


THE SALES           The sales comparison approach estimates the value of a
COMPARISON          property by comparing it to similar properties sold on the
APPROACH            open market. To obtain a supportable estimate of value, the sales price of a comparable property must be adjusted to reflect any dissimilarities between it and the property being appraised.

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                    The sales comparison approach may provide a useful value
                    estimate in the case of simple forms of real estate such as vacant land and single-family homes, where the properties are homogeneous and the adjustments are few and relatively simple to compute. In the case of complex investments such as shopping centers, office buildings, restaurants, and lodging facilities, where the adjustments are numerous and more difficult to quantify, the sales comparison approach loses much of its reliability.

                    Hotel, investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the numerous insupportable adjustments that are necessary and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of the sales comparison approach questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this approach beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

                    The market-derived capitalization rates sometimes used by appraisers are susceptible to the same shortcomings inherent in the sales comparison approach. To substantially reduce the reliability of the income capitalization approach by employing capitalization rates obtained from unsupported market data weakens the final value estimate and ignores the typical investment analysis procedures employed by hotel purchasers.

THE INCOME          The income capitalization approach takes a property's
CAPITALIZATION      projected net income before debt service and allocates this
APPROACH            future benefit to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component is calculated. The total of the mortgage component and the equity component equals the value of the property. This approach is often selected as the preferred valuation method for income-producing properties because it most closely reflects the investment rationale of knowledgeable buyers.

RECONCILIATION      The final step in the valuation process is the
                    reconciliation and correlation of the value indications.
                    Factors that are considered in assessing the reliability of each approach include the purpose of the appraisal, the nature of the subject property, and the reliability of the data used. In reconciliation, the applicability and supportability of each approach are considered and the range of value indications is examined. The most

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                    significant weight is given to the approach that produces
                    the most reliable solution and most closely reflects the criteria used by typical investors.

                    Our nationwide experience with numerous hostelry buyers and sellers indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel and motel investors who constitute the marketplace. For this reason, the income capitalization approach produces the most supportable value estimate, and it is generally given the greatest weight in the hotel valuation process.

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                                                          Approach 93
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13. INCOME CAPITALIZATION APPROACH

                    The income capitalization approach is based on the principle that the value of a property is indicated by the net return to the going concern or what is also known as the present worth of future benefits. The future benefits from income-producing properties, such as hotels and motels, are the net income before debt service and depreciation, derived from a forecast of income and expense. These future benefits can then be converted into an indication of market value through a capitalization process and discounted cash flow analysis.

                    Using the income capitalization approach, the subject property has been valued by analyzing the local market for transient accommodations, examining existing and proposed competition, and developing a forecast of income and expense that reflects current and future anticipated income trends, as well as area cost components, up through a stabilized year of operation.

                    The forecast of income and expense is expressed in current dollars as of the date of each forecasted year. The last forecasted year, or what is referred to as the stabilized year, is intended to reflect the anticipated operating results of the property over its remaining economic life, given any and all applicable stages of build-up, plateau, and decline in the life cycle of the hotel. Therefore, such income and expense estimates from the stabilized year forward exclude from consideration any abnormal relation of supply and demand, and also any transitory or nonrecurring conditions which may result in unusual revenue or expenses of the property.

                    As stated in the textbook entitled Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, published by the Appraisal Institute, "of the three valuation approaches available to the appraiser, the income capitalization approach generally provides the most persuasive and supportable conclusions when valuing a lodging facility." This text notes that using a 10-year forecast and an equity yield rate "most accurately reflects the actions of typical hotel buyers, who purchase properties based

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                    on their leveraged discounted cash flow." The simpler
                    procedure of using a 10-year forecast and a discount rate is "less reliable because the derivation of the discount rate has little support. Moreover, it is difficult to adjust the discount rate for changes in the cost of capital."(8)

                    The subject property has been valued using a 10-year discounted cash flow analysis in which the cash flow to equity and the equity reversion are discounted to the present value at the equity yield rate and the income to the mortgagee is discounted at a mortgage interest rate. The sum of the equity and mortgage values is the total property value.

                    To convert the forecasted income stream into an estimate of value, the anticipated net income (before debt service and depreciation) is allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. The total of the mortgage component and the equity component equals the value of the property. The process of estimating the value of the mortgage and equity components is described as follows.

                     1. The terms of typical hotel financing are set forth,
                        including interest rate, amortization term, and loan-to-value ratio.

                     2. An equity yield rate of return is established. Many
                        hotel buyers base their equity investments on a 10-year equity yield rate projection that takes into account ownership benefits such as periodic cash flow distributions, residual sale or refinancing distributions that return any property appreciation and mortgage amortization, income tax benefits, and various non-financial considerations such as status and prestige. The equity yield rate is also known as the internal rate of return on equity.

                     3. The value of the equity component is calculated by
                        first deducting the annual debt service from the projected net income before debt service, leaving the net income to equity for each projection year. The net income as of the 11th year is capitalized into a reversionary value. After deducting the mortgage balance at the end of the 10th year and the typical brokerage and legal costs, the equity residual is discounted back to the date of value at the equity yield rate. The net income to equity for each of the 10 projection years is also

                    ----------------
                    (8) Rushmore, S. Hotels and Motels: A Guide to Market Analysis, Investment Analysis, and Valuations, Chicago:
                    Appraisal Institute, 1992, p. 236.



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                                                          Approach 95
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                    discounted to the present value. The sum of these
                    discounted values equates to the value of the equity component. Adding the equity component to the initial mortgage balance yields the overall property value.

                    Because the mortgage and the debt service amounts are unknown but the loan-to-value ratio was determined in step #1, the preceding calculation can be solved through an iterative process or by use of a linear algebraic equation that computes the total property value. The algebraic equation that solves for the total property value using a 10-year mortgage/equity technique was developed by Suzanne
                    R. Mellen, CRE, MAI, managing director of the San Francisco office of HVS International. A complete discussion of the technique is presented in her article entitled, "Simultaneous Valuation: A New Technique."(9)

                     4. The value is proven by allocating the total property
                        value between the mortgage and equity components and verifying that the rates of return set forth in steps #1 and #2 can be met from the forecasted net income.

REVIEW OF           Historical operating statements for the subject property
OPERATING HISTORY   were obtained from property management and Morgan Stanley
                    Mortgage Capital, Inc. These statements have been reviewed and used as a basis in our formation of a forecast of income and expense. The following statements span calendar years 1993 to 1996; also presented are year-to-date statements through August for 1996 and 1997. Please note that the year-to-date statements for 1997 run from January
                    1 to August 27, the date the subject property was sold to Lowe Enterprises, representing three days less than the year-to-date 1996 statements.

                    ---------------
                    (9) Mellen, S. "Simultaneous Valuation. A New Technique." Appraisal Journal, April, 1983.

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HVS International, San Francisco, California              Income Capitalization
                                                          Approach 96
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
---------------------------------------------------------------------------------------------------------------
HISTORICAL OPERATING PERFORMANCE
---------------------------------------------------------------------------------------------------------------
YEAR:                                1996                                  1995
TOTAL ROOMS:                          692                                   692
OCCUPIED ROOMS:                   212,647                               200,422
OCCUPANCY:                          84.2%                                 79.4%
AVERAGE RATE:                     $180.25                               $165.76
                                  $(000s) % OF GROSS  PAR(1)    POR(2)  $(000s)  % OF GROSS PAR(1)      POR(2)
---------------------------------------------------------------------------------------------------------------
DEPARTMENTAL REVENUE
 Rooms                            $38,330     49.0%  $55,391   $180.25  $33,221     47.6%  $48,008     $165.76
 Food                              21,044     26.9    30,410     98.96   19,049     27.3    27,527       95.04
 Beverage                           6,701      8.6     9,683     31.51    6,372      9.1     9,209       31.80
 Telephone                          1,146      1.5     1,656      5.39    1,167      1.7     1,686        5.82
 Retail                             4,869      6.2     7,037     22.90    4,395      6.3     6,351       21.93
 Minor Op. Depts.                   4,031      5.2     5,825     18.96    3,493      5.0     5,048       17.43
 Other Income                       2,114      2.7     3,055      9.94    2,124      3.0     3,069       10.60
                                   ------    -----   -------   -------   ------    -----   -------      ------
  Total                            78,236    100.1   113,058    367.91   69,820    100.0   100,896      348.37
DEPARTMENTAL EXPENSES*
 Rooms                              8,367     21.8    12,090     39.34    7,903     23.8    11,421       39.43
 Food & Beverage                   19,570     70.5    28,281     92.03   19,470     76.6    28,135       97.14
 Telephone                            466     40.7       673      2.19      530     45.4       766        2.64
 Retail                             3,773     77.5     5,452     17.74    3,576     81.4     5,168       17.84
 Minor Op. Depts.                   2,007     49.8     2,900      9.44    1,764     50.5     2,549        8.80
                                   ------    -----   -------   -------   ------    -----   -------      ------
  Total                            34,183     43.7    49,397    160.75   33,244     47.6    48,040      165.87
DEPARTMENTAL INCOME                44,053     56.4    63,660    207.16   36,577     52.4    52,857      182.50
UNDISTRIBUTED OPERATING EXPENSES
 Administrative & General           6,745      8.6     9,747     31.72    6,908      9.9     9,983       34.47
 Management Fee                       406      0.5       587      1.91        0      0.0         0        0.00
 Marketing                          3,131      4.0     4,524     14.72    3,311      4.7     4,784       16.52
 Property Oper. & Maint.            3,881      5.0     5,608     18.25    3,969      5.7     5,736       19.80
 Energy                             1,588      2.0     2,295      7.47    1,549      2.2     2,239        7.73
                                   ------    -----   -------   -------   ------    -----   -------      ------
  Total                            15,751     20.1    22,761     74.07   15,738     22.5    22,743       78.52
HOUSE PROFIT                       28,302     36.3    40,899    133.09   20,839     29.9    30,114      103.98
FIXED EXPENSES
 Property Taxes                     1,624      2.1     2,346      7.63    1,548      2.2     2,237        7.72
 Insurance                            499      0.6       721      2.35      348      0.5       503        1.74
 Capital Leases                       231      0.3       334      1.09      178      0.3       257        0.89
                                   ------    -----   -------   -------   ------    -----   -------      ------
  Total                             2,354      3.0     3,401     11.07    2,073      3.0     2,996       10.35
   NET INCOME                      25,949     33.3%  $37,498   $122.02  $18,765     26.9%  $27,118      $93.63
                                   ======    =====   =======   =======  =======    =====   =======      ======

Food to Rooms                                 54.9%                                 57.3%
Beverage to Food                              31.8                                  33.5
Food & Bev to Rooms                           72.4                                  76.5
Telephone to Rooms                             3.0                                   3.5
Retail to Rooms                               12.7                                  13.2
Minor Operated Depts. to Rooms                10.5                                  10.5
Other Income to Rooms                          5.5                                   6.4

 *  Departmental expenses expressed as a percentage of departmental revenues
(1) Per Available Room
(2) Per Occupied Room

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HVS International, San Francisco, California              Income Capitalization
                                                          Approach 97
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
--------------------------------------------------------------------------------------------------------------
HISTORICAL OPERATING PERFORMANCE
--------------------------------------------------------------------------------------------------------------
YEAR:                                1994                                  1993
TOTAL ROOMS:                          692                                   692
OCCUPIED ROOMS:                   194,461                               187,162
OCCUPANCY:                          77.0%                                 74.1%
AVERAGE RATE:                     $155.82                               $155.01
                                  $(000s)  % OF GROSS  PAR(1)   POR(2)  $(000s)  % OF GROSS  PAR(1)   POR(2)
--------------------------------------------------------------------------------------------------------------
DEPARTMENTAL REVENUE
 Rooms                             $30,302     46.7%  $43,788  $155.82  $29,012      46.3%  $41,925  $155.01
 Food                               15,797     24.3    22,828    81.24   15,234      24.3    22,014    81.39
 Beverage                            5,882      9.1     8,501    30.25    5,817       9.3     8,406    31.08
 Telephone                           1,148      1.8     1,660     5.91    1,208       1.9     1,745     6.45
 Retail                              4,529      7.0     6,544    23.29    4,001       6.4     5,782    21.38
 Minor Op. Depts.                    6,851     10.6     9,900    35.23    6,934      11.1    10,020    37.05
 Other Income                          392      0.6       566     2.01      497       0.8       719     2.66
                                    ------     ----    ------   ------   ------      ----    ------   ------
  Total                             64,901    100.1    93,787   333.75   62,703     100.1    90,611   335.02
DEPARTMENTAL EXPENSES*
 Rooms                               6,581     21.7     9,511    33.84    6,324      21.8     9,139    33.79
 Food & Beverage                    15,607     72.0    22,553    80.26   15,159      72.0    21,906    80.99
 Telephone                             701     61.1     1,013     3.61      698      57.8     1,009     3.73
 Retail                              3,415     75.4     4,935    17.56    3,139      78.5     4,536    16.77
 Minor Op. Depts.                    3,354     49.0     4,847    17.25    3,511      50.6     5,073    18.76
                                    ------     ----    ------   ------   ------      ----    ------   ------
  Total                             29,659     45.7    42,859   152.52   28,830      46.0    41,662   154.04
DEPARTMENTAL INCOME                 35,242     54.4    50,928   181.23   33,873      54.1    48,949   180.98
UNDISTRIBUTED OPERATING EXPENSES
 Administrative & General            9,164     14.1    13,242    47.12    8,484      13.5    12,261    45.33
 Management Fee                          0      0.0         0     0.00        0       0.0         0     0.00
 Marketing                           3,984      6.1     5,757    20.49    3,408       5.4     4,924    18.21
 Property Oper. & Maint.             4,097      6.3     5,921    21.07    4,026       6.4     5,817    21.51
 Energy                              2,237      3.4     3,232    11.50    2,209       3.5     3,192    11.80
                                    ------     ----    ------   ------   ------      ----    ------   ------
  Total                             19,482     29.9    28,153   100.18   18,126      28.8    26,194    96.85
HOUSE PROFIT                        15,760     24.5    22,775    81.05   15,746      25.3    22,755    84.13
FIXED EXPENSES
 Property Taxes                      1,446      2.2     2,090     7.44    1,679       2.7     2,426     8.97
 Insurance                               0      0.0         0     0.00        0       0.0         0     0.00
 Capital Leases                          0      0.0         0     0.00        0       0.0         0     0.00
                                    ------     ----    ------   ------   ------      ----    ------   ------
  Total                              1,446      2.2     2,090     7.44    1,679       2.7     2,426     8.97
   NET INCOME                      $14,314     22.3%  $20,685   $73.61  $14,067      22.6%  $20,329   $75.16
                                    ======     ====    ======   ======   ======      ====    ======   ======

Food to Rooms                                  52.1%                                 52.5%
Beverage to Food                               37.2                                  38.2
Food & Bev to Rooms                            71.5                                  72.6
Telephone to Rooms                              3.8                                   4.2
Retail to Rooms                                14.9                                  13.8
Minor Operated Depts. to Rooms                 22.6                                  23.9
Other Income to Rooms                           1.3                                   1.7
--------------------------------------------------------------------------------------------------------------

 *  Departmental expenses expressed as a percentage of departmental revenues
(1) Per Available Room
(2) Per Occupied Room

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                                                          Approach 98
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
---------------------------------------------------------------------------------------------------------------
HISTORICAL OPERATING PERFORMANCE
---------------------------------------------------------------------------------------------------------------
PERIOD:                              YTD AUG. 27 1997                        YTD AUG. 1996
TOTAL ROOMS:                         692                                     692
OCCUPIED ROOMS:                  150,136                                 142,092
OCCUPANCY:                         90.4%                                   84.5%
AVERAGE RATE:                    $194.57                                 $184.12
                                 $(000s)  % OF GROSS   PAR(1)   POR(2)   $(000s)  % OF GROSS   PAR(1)   POR(2)
---------------------------------------------------------------------------------------------------------------
DEPARTMENTAL REVENUE
 Rooms                           $29,212      50.7%   $42,214  $194.57   $26,162      49.7%   $37,807  $184.12
 Food                             14,490      25.2     20,939    96.51    13,762      26.1     19,887    96.85
 Beverage                          4,861       8.4      7,025    32.38     4,403       8.4      6,363    30.99
 Telephone                         1,031       1.8      1,490     6.87       805       1.5      1,164     5.67
 Retail                            3,497       6.1      5,053    23.29     3,412       6.5      4,931    24.01
 Minor Op. Depts.                  2,937       5.1      4,244    19.56     2,768       5.3      4,001    19.48
 Other Income                      1,570       2.7      2,269    10.46     1,336       2.5      1,930     9.40
                                 -------      ----    -------  -------   -------      ----    -------  -------
  Total                           57,599     100.0     83,235   383.64    52,649     100.0     76,082   370.53
DEPARTMENTAL EXPENSES*
 Rooms                             5,930      20.3      8,569    39.50     5,648      21.6      8,162   39.75
 Food & Beverage                  12,639      65.3     18,264    84.18    12,684      69.8     18,330   89.27
 Telephone                           310      30.1        449     2.07       327      40.6        473    2.30
 Retail                            2,517      72.0      3,637    16.76     2,569      75.3      3,713   18.08
 Minor Op. Depts.                  1,280      43.6      1,850     8.53     1,342      48.5      1,939    9.44
                                 -------      ----    -------  -------   -------      ----    -------  -------
  Total                           22,676      39.4     32,769   151.04    22,570      42.9     32,616  158.84
DEPARTMENTAL INCOME               34,923      60.6     50,466   232.61    30,079      57.1     43,466  211.68
UNDISTRIBUTED OPERATING EXPENSES
 Administrative & General          3,835       6.7      5,542    25.54     4,745       9.0      6,857   33.40
 Management Fee                    1,173       2.0      1,696     7.82         0       0.0          0    0.00
 Marketing                         1,838       3.2      2,657    12.25     2,064       3.9      2,982   14.52
 Property Oper. & Maint.           2,294       4.0      3,316    15.28     2,637       5.0      3,810   18.56
 Energy                            1,022       1.8      1,477     6.81     1,080       2.1      1,561    7.60
                                 -------      ----    -------  -------   -------      ----    -------  -------
  Total                           10,164      17.7     14,687    67.70    10,526      20.0     15,211   74.08
HOUSE PROFIT                      24,759      42.9     35,779   164.91    19,553      37.1     28,255  137.60
FIXED EXPENSES
 Property Taxes                    1,383       2.4      1,999     9.21     1,067       2.0      1,542    7.51
 Insurance                           410       0.7        592     2.73       282       0.5        408    1.99
 Capital Leases                      122       0.2        176     0.81       152       0.3        220    1.07
                                 -------      ----    -------  -------   -------      ----    -------  -------
  Total                            1,915       3.3      2,767    12.76     1,502       2.8      2,171   10.57
 NET INCOME                      $22,844      39.6%   $33,012  $152.15   $18,050      34.3%   $26,084  $127.03
                                 =======      ====    =======  =======   =======      ====    =======  =======
Food to Rooms                                 49.6%                                   52.6%
Beverage to Food                              33.6                                    32.0
Food & Bev to Rooms                           66.2                                    69.4
Telephone to Rooms                             3.5                                     3.1
Retail to Rooms                               12.0                                    13.0
Minor Operated Depts. to Rooms                10.1                                    10.6
Other Income to Rooms                          5.4                                     5.1
---------------------------------------------------------------------------------------------------------------

 *  Departmental expenses expressed as a percentage of departmental revenues
(1) Per Available Room
(2) Per Occupied Room

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 99
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



HISTORICAL ANALYSIS It is important to note that prior to 1995, several of the property's previous owner's personal expenses were carried on the hotel's statements. As such, the historical statements for 1993 and 1994 are not considered germane to this analysis.

                    Since 1995, the subject property has shown extensive profitability increases. Specifically, net income has increased from $18,765,000 or 26.9% of total revenue in 1995 to $25,949,000 or 33.3% of total revenue. In addition, through August 1997, net income at the subject has increased to $22,844,000 or 39.6% of total revenue from $18,050,000 or 34.3% of total revenue for the same period prior year, an increase of roundly $4.8 million. The stunning increases in the subject's profitability are attributable to increased revenues and good expense control. Rooms revenue at the subject property has been boosted via increases in both occupancy and average rate. In 1995, the subject's occupancy equated to 79.4% and average rate equated to $165.76. In 1996, the subject posted an occupancy of 84.2% at an average rate of $180.25. Through August 1997, occupancy equated to 90.4%, while average rate equated to $194.57. This compares favorably to the occupancy of 84.5% and average rate of $184.12 achieved through August 1996. Other departmental revenues increased as well due primarily to the increases in guest patronage.

                    In terms of departmental expenses, most have increased in relation to revenue, but have decreased as a result of the aforementioned revenue increases. Overall, departmental profit increased to 56.4% of total revenue in 1996 from 52.4% in 1995. In addition, departmental profit increased to 60.6% of total revenue through August 1997 from 57.1% through August 1996. Undistributed operating expense ratios have also shown decreasing trends since 1995 due to increased revenues. Overall, undistributed operating expenses decreased from 22.5% of total revenue in 1995 to 20.1% of total revenue in 1996. Through August 1997, these expenses decreased to 17.7% of total revenue from 20.0% of total revenue through August 1996. As such, house profit has increased markedly. Specifically, house profit equated to 29.9% in 1995 and 36.3% in 1996. Through August 1997,
                    house profit equated to 42.9% of total revenue as compared to 37.1% through August 1996.

                    Fixed expenses historically included property taxes, insurance, and capital lease expense. Overall, fixed charges have increased minimally since 1995. The basis for the projection of these expenses is set forth later in this section.

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 100
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


INFLATION ANALYSIS  To forecast income and expense levels, we must establish a general rate of inflation. The following table shows inflation estimates made by economists at some noted institutions and corporations.

[HVS INTERNATIONAL LOGO]


-------------------------------------------------------------------------------
RATE OF INFLATION ESTIMATES
-------------------------------------------------------------------------------
                                     PROJECTED INCREASE IN CONSUMER PRICE INDEX
                                     ------------------------------------------
                                                   NOVEMBER       MAY
SOURCE                                               1996         1997
-------------------------------------------------------------------------------
Maureen Allyn, Scudder Stevens Clark                  3.1%         2.3%
Wayne Angell, Bear Steams                             3.0          3.2
Richard Berner, Mellon Bank                           2.9          2.8
David Berson, Fannie Mae                              2.9          2.8
David Blitzer, S&P                                    3.0          2.7
Paul Boltz, T. Rowe Price                             3.2          3.5
David Bostian, Herzog, Heine, Geduld                  2.9          2.5
Philip Braverman, DKB Securities                      3.0          2.8
William Brown, J.P. Morgan                            3.3          3.2
Rosanne Cahn, CS First Boston                         3.1          2.6
James Coons, Huntington National Bank                 3.2          3.0
Michael Cosgrove, The Economist                       3.2          3.3
Dewey Daane, Vanderbilt University                    3.4          3.6
Robert Dederck, Northern Trust                        3.1          3.4
William Dudley, Goldman Sachs                         3.4          3.2
Michael Englund, MMS International                    3.2          3.3
Michael Evans, Evans Group                            3.0          3.0
Gail Fosler, Conference Board                         3.5          3.6
Maury Harris, PaineWebber, Inc.                       2.8          2.8
Tracy Herrick, Jefferies & Co.                        3.2          3.6
Stuart G. Hoffman, PNC Bank Corporation               3.1          2.8
William Hummer, Wayne Hummer                          2.9          3.0
Edward Hyman, ISI Group                               2.8          2.1
Saul Hymans, University of Michigan                   2.7          1.7
Mieczyslaw Karczmar, Deutsche Bank                    2.8          3.2
Kurt Karl, WEFA Group                                 2.6          2.3
Irwin Kellner, Chase Manhattan Bank                   2.6          2.3
D. Laufenberg, American Express Financial Advisors    3.2          3.4
Michelle Laughlin, Sanwa Securities                   3.0          3.2
Carol Leisenring, CoreStates Financial                2.7          2.5
Richard Lemmon, General Motors                        3.0          3.0
Mickey D. Levy, Nations Bank Capital Markets          2.6          2.4
David Littmann, Comerica Bank                         3.1          3.0
John Lonski, Moody's Investors Service                3.3          3.2
Paul McCulley, UBS Securities                         3.0          2.8
John McDevitt, 3M                                     2.6          2.5
Arnold Moskowitz, Moskowitz Capital                   3.1          3.5
John Mueller, LBMC, Inc.                              3.2          2.5
David Munro, High Frequency Economics                 3.0          2.5
Cad Palash, MCM MoneyWatch                            3.0          3.0
Nicholas Perna, Fleet Finl. Group                     3.3          3.3
Elliott Platt, Donaldson Lufkin & Jenrette            2.8          2.0
Mafia F. Ramirez, MF Ramirez, Inc.                    3.0          3.0
Donald Ratajczak Georgia State University             3.0          3.3
David Reser, Nomura Securities International          2.9          2.6
Allan Reynolds, Hudson Institute                      3.3          3.6
Richard Rippe, Prudential Securities                  3.1          3.3
A. Gary Schilling, Schilling & Go                     3.0          3.0
Allen Sinai, Lehman Brothers                          3.2          3.4
James Smith, University of Noah Carolina              2.1          1.9
Susan Sterne, Economic Analysis Assoc.                2.5          2.5
Donald Straszheim, Merrill Lynch                      2.7          2.3
Thomas Synott 3rd, U.S. Trust Co.                     3.3          3.4
John Williams, Bankers Trust                          3.0          3.1
Raymond Worseck, A.G. Edwards                         3.6          3.3
David Wyss, DRI/McGraw-Hill                           3.0          2.5
Edward Yardeni, Deutsche Margan Grenfell              2.2          2.0
Mark Zandi, Reginal Finl Associates                   3.0          3.2
                                                      ---          ---
Average                                               3.0%         2.9%

              Source: The Wall Street Journal, July 1, 1996, p. A2
           "A Sampling of Interest-Rate, Economic, and Currency Forecasts"

-------------------------------------------------------------------------------

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 102
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



                    The preceding table shows inflation forecasts averaging 3.0% for the second half of 1996 and 2.9% for the first half of 1997. On a regional basis, the following table shows how the consumer price index for the urban consumer, all items, has changed in the San Diego MSA area between 1990 and 1996.

                    -----------------------------------------------------------
                    CONSUMER PRICE INDEX - SAN DIEGO MSA
                    -----------------------------------------------------------
                                           CONSUMER            PERCENTAGE
                           YEAR           PRICE INDEX            CHANGE
                    -----------------------------------------------------------
                           1990              132.1                ---
                           1991              137.9                4.4 %
                           1992              142,5                3.3
                           1993              147.0                3.2
                           1994              148.7                1.2
                           1995              151.6                2.0
                           1996              155.1                2.3

                     Average Annual Compounded % Change 1990-96   2.7 %

                                 Source: Bureau of Labor Statistics
                    -----------------------------------------------------------

                    In consideration of these data, as well as other factors such as the property's age and our assessment of probable property appreciation levels, we have applied an underlying inflation rate of 3.0% to all appropriate revenue and expense items throughout the projection period. This stabilized inflation rate takes into account normal, recurring inflation cycles. Inflation is likely to fluctuate above and below this level during the projection period.

FIXED AND VARIABLE In forecasting revenues and expenses for a lodging facility, COMPONENT ANALYSIS HVS International uses a fixed and variable component model.
                    The logic behind this model is based on the premise that hotel revenue and expenses have a component that is fixed and another component that varies directly with occupancy and facility use. Therefore, a projection can be made by taking a known level of revenue or expense and calculating the fixed component, as well as the variable portion. The fixed component is then held at a constant level, while the variable component is adjusted for the percentage change between the projected occupancy and facility use, which produces the known level of revenue or expense.

                    The following table illustrates the revenue and expense categories that can be projected using this fixed and variable component model. These percentages show the portion of each category that is typically fixed and

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 103
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



                    variable. The last column describes the basis for calculating the percentage of variability.


-------------------------------------------------------------------------------
RANGE OF FIXED AND VARIABLE RATIOS
-------------------------------------------------------------------------------
REVENUE AND EXPENSE CATEGORY PERCENT FIXED PERCENT VARIABLE INDEX OF VARIABILITY
-------------------------------------------------------------------------------
REVENUES
 Food & Beverage                 0  - 30%       70 - 100%   Occupancy/Local
                                                            Demand
 Telephone                       10 - 40        60 - 90     Occupancy
 Other Income                    30 - 60        40 - 70     Occupancy
DEPARTMENTAL EXPENSES
 Rooms                           50 - 70        30 - 50     Occupancy
 Food & Beverage                 35 - 60        40 - 65     Food & Bev. Revenue
 Telephone                       55 - 75        25 - 45     Telephone Revenue
 Other Income                    40 - 60        40 - 60     Other Income
UNDISTRIBUTED OPERATING EXPENSES
 Administrative & General        65 - 85        15 - 35     Total Revenue
 Management Fee                     0             100       Total Revenue
 Marketing                       65 - 85        15 - 35     Total Revenue
 Franchise Fees                     0             100       Rooms Revenue
 Repairs & Maintenance           55 - 75        25 - 45     Total Revenue
 Energy                          80 - 95        5  - 20     Total Revenue
FIXED EXPENSES
 Property Taxes                    100             0        Total Revenue
 Insurance                         100             0        Total Revenue
 Reserve for Replacement            0             100       Total Revenue
-------------------------------------------------------------------------------

                    This forecast of revenue and expense is accomplished through a step-by-step approach, following the format of the Uniform System of Accounts for Hotels. Each category of revenue and expense is estimated separately and combined at the end in the final statement of income and expense.

FORECAST OF INCOME  The following description sets forth the basis for the
AND EXPENSE         forecast of income and expense. We anticipate that it will take four years for the subject property to reach a stabilized level of operation. The following text refers directly to the two subsequent charts where the forecast of income and expense is shown in greater detail through the stabilized year (the first chart) and with lesser detail through the 10-year projection period (the second chart).
                    In the detailed chart, revenue and expense figures are shown as ratios to total

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 104
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



                    revenue, total available rooms (PAR), and total occupied rooms (POR). In the 10-year chart, the figures are expressed only as ratios to total revenue.

ROOMS REVENUE       Rooms revenue is determined by two variables: occupancy and average room rate. In the section entitled "Occupancy and Average Rate Analysis," we projected occupancy and average rate for the subject property. The subject property is expected to stabilize in the fourth projection year at an occupancy rate of 82%. The subject's average rate is expected to stabilize in the fifth projection year at $286.05, reflecting improvement over historical levels due to the extensive renovation. From the stabilized year forward, the average rate is forecast to increase in line with inflation, at 3.0% per year.

FOOD AND BEVERAGE   The subject property's food and beverage revenue is
REVENUE             generated by multiple food and beverage outlets as
                    discussed previously in this report, and the roughly 73,000 square feet of meeting space where catering charges are generated. Food revenue at the subject property has increased markedly in recent years due to the increase in the subject's occupancy. Specifically, food revenue equated to $19,049,000 or 57.3% of rooms revenue in 1995, increasing to roundly $21,000,000 or 54.9% of rooms revenue in 1996. In addition, food revenue increased through August
                    1997 to $14,490,000 or 49.6% of rooms revenue from $13,762,000 or 52.65% of food revenue over the same period in 1996. It is also important to note that the subject property derives a large portion of its food and beverage revenue from banquets and catering of group functions. In addition, the subject enjoys a high capture rate of in-house guests during all meal periods in its food and beverage outlets.

                    Similar to food revenue, an upward trend in beverage revenue is currently in evidence. Based on the recent trends and our forecasted increased in rooms revenue, we have forecast food revenue to stabilize at 45.2% of rooms revenue and beverage revenue to stabilize at 34.0% of food revenue.

TELEPHONE REVENUE   Telephone revenue is derived from charges to guests for
                    local and long distance calls. The subject property's telephone revenue has historically ranged from 3.0% to 3.5% of rooms revenue. As we have forecast a significant increase in rooms revenue, telephone revenue as a percentage of rooms revenue is forecast to decrease to a stabilized level of 3.0% in the fifth projection year.

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 105
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



RETAIL Revenue Retail revenue at the subject property is generated by the 11 gift shops and specialty shops the subject property owns and operates. The subject property has historically generated a high amount of revenue from these areas, as Hotel Del Coronado signature merchandise is popular among guests and visitors. In 1996, retail revenue equated to $4,869,000. We have forecast retail revenue to increase at the underlying rate of inflation of 3.0% per annum throughout the projection period.

MINOR OPERATED      Minor operated departments include the subject's valet
DEPARTMENTS         service, business center, health club, and tennis club. In
                    1996, the subject's minor operated departments generated
                    $4,031,000 in revenue. We have forecast minor operated departmental revenue at $4,275,000 in the first forecast year, with inflationary increases expected thereafter.

RENTS AND OTHER     The subject property derives rents and other income from
INCOME              guest laundry, in-room movies, and from retail leases of
                    roughly 30 shops located in the property's galleria sector.
                    According to property management, all of the retail leases have been occupied by the same tenants for some years and are long term in nature. Net rents and other income equated to $2,114,000 in 1996. We have forecast annual inflationary increases in rents and other income throughout the projection period.

ROOMS EXPENSE       Rooms expense consists of items relating to the sale and
                    upkeep of guestrooms and public space. Salaries, wages, and employee benefits account for a substantial portion of this category. Although the wages paid to maids and housemen tend to be highly occupancy sensitive, they are somewhat offset by the relatively fixed payroll for front desk personnel, public area cleaners, the housekeeper, and the assistant manager. The overall result is that salaries, wages, and employee benefits are only moderately occupancy sensitive.

                    Commissions and reservation expenses are usually based on room sales and are, therefore, highly volume sensitive. Linen, operating supplies, other operating expenses, and uniforms are only slightly affected by changes in volume and are classified as very slightly occupancy sensitive.

                    In 1996, the subject property's rooms departmental expenses equated to 21.8% of rooms revenue, down from 23.8% in 1995. The decrease in this expense ratio is attributed to the increase in rooms revenue. In future years, the subject property's rooms departmental expense ratio is expected to decrease further due to robust increases in rooms revenue. Specifically,

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 106
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                    we have forecast rooms expense at 21.7% in the first forecast year, improving to 18.6% in the stabilized year.

FOOD AND BEVERAGE   Expenses for this department consist of items related to the
EXPENSE             operation of a hotel's food, beverage, and banquet
                    facilities. Cost of sales and payroll are moderately to highly volume sensitive and comprise a substantial portion of this category. Only very slightly volume sensitive are china, glassware, and linen; operating supplies; other operating expenses; and uniforms. Although the other expense items are primarily fixed, they represent a relatively insignificant factor.

                    Because of the high portion of total revenues drawn from banquets and the high capture rate of in-house guests, the subject property's food and beverage expense ratio historically has shown positive expense control, largely due to the high volume of banquet business. In 1996, departmental expenses decreased to 70.5% from 76.6% in 1995. In addition, through August 1997, food and beverage expenses decreased to 65.3% from 69.8% through August
                    1996. As noted previously, overall occupancy is expected to erode at the subject property in coming years. However, banquet business is expected to remain strong. As such, we have forecast food and beverage expenses to equate to 68.0% of food and beverage revenues throughout the projection period.

TELEPHONE EXPENSE   The subject property's telephone departmental expense has
                    also decreased of late, equating to 40.7% of departmental revenue in 1996, down from 45.4% in 1995. In addition, through August 1997, these expenses again decreased to 30.1% of revenue from 40.6% through August 1996. Based on the historical results, we have forecast telephone expenses at a stabilized level of 30.4% of telephone revenue.

RETAIL EXPENSES     The expenses of this department are comprised of the costs of goods sold in the subject's gift and signature shops, as well as labor costs. This departmental expense equated to roughly 77.5% of departmental revenues in 1996. As such, we have forecast a stabilized retail expense ratio of 77.8%.

MINOR OPERATED      Minor operated departments expense has historically equated
DEPARTMENTS EXPENSE to roughly 50% of departmental income. Our forecast is consistent with these trends, with a stabilized expense ratio of 49.1% projected.

ADMINISTRATIVE AND  Administrative and general expenses include the salaries
GENERAL EXPENSE     and wages of all administrative personnel not directly
                    associated with a particular

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 107
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                    department. Expense items related to the management and operation of the property are also normally allocated to this category.

                    Most administrative and general expenses are relatively fixed. The exceptions are cash overages and shortages; commissions on credit card charges; credit and collection charges; provision for doubtful accounts, which are moderately affected by the quantity of transactions or total revenue; and salaries, wages, and benefits, which are slightly influenced by volume.

                    Prior to 1995, as mentioned, the subject's owner carried several non-hotel related expenses on the hotel's statements. As such, administrative and general expenses decreased markedly in 1995 when this practice was stopped. The subject property's administrative and general expense ratio decreased to $9,747 per available room in 1996 from $9,983 per available room in 1995. This decrease is attributable to the installing of Wyndham as manager of the property in August 1996. In addition, these expenses again decreased through August 1997 as Wyndham management instituted more cost saving measures. As this appraisal assumes professional management of the subject property, we are of the opinion that administrative and general expenses will remain at the most recent historical levels. As such, we have forecast administrative and general expenses at $10,051 per available room in the first forecast year, increasing by 3.0% per annum, the underlying rate of inflation, throughout the projection period.

MANAGEMENT FEES     As mentioned, prior to August 1996, no management fees were deducted at the subject property as the hotel was owner operated. In August 1996, Wyndham Hotels was installed as the manager. Upon the most recent sale of the hotel, the new owners installed Destination Hotels & Resorts as the manager. The contract with DH&R calls for a management fee payment of 1.5% of total revenue. In our experience, management fees for hotels such as the subject property typically equate to between 2.0% and 3.0% of total revenues. As this appraisal assumes continued professional management of the subject property, we have deducted management fees at 2.5% of total revenues per year throughout the projection period, indicative of industry standards.

MARKETING EXPENSE   The marketing category is unique in that all of the expense items, with the exception of franchise fees and commissions, are totally controlled by management. Most lodging facilities establish an annual marketing budget

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 108
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



                    which sets forth all planned expenditures. If the budget is followed throughout the period, total marketing expenses can be accurately forecast.

                    Although there is a lag period before results are realized, marketing expenditures are unusual because the benefits are often extended over a long period. Depending on the type and scope of the advertising and promotion program implemented, the lag time can be as short as a few weeks or as long as several years. However, the positive results of an effective marketing campaign tend to linger, and a property often enjoys the benefits of a concentrated sales effort for many months.

                    Marketing expenses at the subject property have been decreasing over the past several years. Specifically, marketing expenses equated to 4.7% of total revenue in 1995 and 4.0% of total revenue in 1996. In addition, through August 1997, marketing expenses equated to 3.2% of total revenue as compared to 3.9% of total revenue through August 1996. According to property management, marketing expenditures have not been warranted due to high occupancies and superb average rate growth. However, in the future, we believe the subject property will need to be continually marketed in order to maintain the forecasted occupancy and average rate levels. In addition, property management indicated marketing expenses will increase subsequent to the property's pending renovation. It is management's intention to highly publicize the improvements and upgrades at the property. As such, we have forecast marketing expenses at 4.0% in the first forecast year, increasing to a stabilized level of 5.1% per year.


PROPERTY            Property operations and maintenance is another expense
OPERATIONS AND      category that is largely controlled by management. Except
MAINTENANCE EXPENSE for repairs that are necessary to keep the facility open and to prevent damage (e.g., plumbing, heating, and electrical), most maintenance items can be deferred for varying lengths of time. All expense items in this category are relatively fixed. Maintenance is an accumulating expense. If management elects to postpone performing a required procedure, the expenditure has not been eliminated or saved, but only deferred payment until a later date.

                    The age of a lodging facility greatly influences the required level of maintenance. A new or thoroughly renovated property is protected for several years by modern equipment and manufacturers' warranties. A well-organized preventative maintenance system often helps delay deterioration, but most facilities face higher property operations and

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 109
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                    maintenance costs each year, regardless of what the occupancy trend might be.

                    Given the subject's age, the structure of its facilities, and the subject's location on the Pacific Ocean and subsequent exposure to sea water, property operations and maintenance expenses have been very high historically. However, the subject property is expected to embark on a five-year, $53-million renovation and refurbishment project in 1998. This project is expected to address several cosmetic and structural issues at the property. As such, we believe property operations and maintenance expenses will be more effectively contained at the subject property in future years. We have forecast these expenses at $5,644 per available room in the first projection year increasing to $6,552 per available room in the stabilized year. From the stabilized year forward, property operations and maintenance expenses are expected to increase in line with inflation at 3.0% per annum.

Energy Expense      The significance of energy, costs to hotel operators has
                    increased considerably in the past several years. Public areas and corridors, must be continually lighted and heated or air conditioned, whether the house is full or serving only one guest. The energy cost of an additional occupied room (i.e., a few hours of light, television, and heat or air conditioning) is minimal. The design and layout of a lodging facility have a notable impact on the level of energy expense it incurs.

                    The subject property witnessed a large energy expense decrease in 1995, due primarily to a streamlining and centralization of the property's energy providing apparatus in 1995. Specifically, the subject's power plant was consolidated from two locations to one. Since then energy expenses have increased only minimally from $2,239 per available room in 1995 to $2,295 per available room in 1996. We have forecast energy expenses at $2,390 per available room in the first projection year with inflationary increases expected each year thereafter

Property Taxes      As described in the "Assessed Value and Taxes" section, the subject property's 1995/96 property tax burden was calculated iteratively based on the market value conclusion reached via the income capitalization approach. The first-year property tax is forecast at 1.00% of $330,000,000, or $3,549,000. This tax level is projected to increase by 2.0% per year thereafter, the maximum increase under state law.

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 110
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



INSURANCE           The insurance expense category includes the cost of
                    insuring the building and its contents against damage or destruction from fire, weather, sprinkler leakage, boiler explosion, plate glass breakage, and so forth. Insurance rates are based on many factors, including building design and construction, fire detection and extinguishing equipment, fire district, distance from fire house, and the area's fire experience.

                    The subject property's historical 1996 insurance expense equated to $721 per available room, an increase from the 1995 expense level of $503 per available room. The increase is attributable to Travelers' belief that the property was underinsured by the former owner of the property. The new owners of the subject property indicated insurance expenses are expected to increase to roundly $850,000 or $1,228 per available room. As such, we have forecast insurance expense at $1,228 per available room in the first projection year, with inflationary gains projected thereafter.

RESERVE FOR         Furniture, fixtures, and equipment are essential to the
REPLACEMENT         operation of a lodging facility, and their quality often
                    influences the class of a property. Included in this category are all non-real estate items that are normally capitalized, not expensed. Furniture, fixtures, and equipment are exposed to heavy use and must be replaced at regular intervals. The useful life of these items is determined by their quality, durability, and the amount of guest traffic and use. Periodic replacement of furniture, fixtures, and equipment is essential to maintain the quality, image, and income of a lodging facility. Since capitalized expenditures are not included in the operating statement, but nevertheless affect an owner's cash flow, an appraisal should reflect these expenses in the form of an appropriate reserve for replacement. The annual deduction of a reserve for replacement from the projected income stream effectively provides for a return of furniture, fixtures, and equipment.

                    In the current market, reserves for replacement are typically deducted at between 3% and 5% of total revenue. Considering the age and condition of the subject property's building and personal property, we have deducted a reserve for replacement equal to 5.0% of total revenues. The magnitude of the deduction reflects the fact that the hotel encompasses 692 guestrooms with facilities located in three separate buildings constructed between 1888 and 1979, situated over 27 acres of land.

                    In addition, as discussed in the "Description of the Improvements" section of this report, the subject property is scheduled to undergo a roundly

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 111
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



                    $53,000,000 capital improvement over the next five years. The present value of this capital improvement (discounted at a safe rate of 6.0%) was calculated to equate to roundly $24,900,000, including monies held in the reserve for replacement account. The $24,900,000 charge has been deducted from our "as is" value conclusion to arrive at an "as improved" value conclusion for the subject property.

CAPITAL LEASES      The subject property has historically carried capital
                    leases on phone and computer equipment. According to property management, these lease expenses are expected to decrease in the future due to the termination of the property's phone lease. We have forecast this expense at $158,000 in the first projection year with inflationary increases anticipated thereafter.

FORECAST OF INCOME  Based on the preceding analyses, the forecast of income
AND EXPENSE         and expense has been formulated. The first chart presented below reflects a detailed presentation of the forecast through the stabilized year, with the revenue and expense items expressed in terms of both total available rooms
                    (PAR) and total occupied rooms (POR). Following the forecast through the stabilized year is the 10-year forecast of income and expense, presented with a lesser degree of detail. The forecasts pertain to fiscal operating years beginning October 28, 1997, and are expressed in inflated dollars for each year, assuming an underlying inflation rate of 3.0%. Note that the departmental expense ratios are expressed as a ratio to departmental revenues.

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 112
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]




-------------------------------------------------------------------------------------------------------------
FORECAST OF INCOME AND EXPENSE THROUGH STABILIZED YEAR - HOTEL DEL CORONADO - CORONADO
-------------------------------------------------------------------------------------------------------------
FISCAL YEAR:                        1997/98                              1998/99
NUMBER OF ROOMS:                        692                                  692
OCCUPANCY:                            85.0%                                85.0%
AVERAGE RATE:                       $214.03                              $233.93
OCCUPIED ROAMS:                     214.623                              214,693
                                    $(OOOs) % OF GROSS  PAR(1)   POR(2)  $(000s) % OF GROSS   PAR(1)  POR(2)
-------------------------------------------------------------------------------------------------------------
DEPARTMENTAL REVENUE
 Rooms                              $45,951     50.0%  $66,403  $214.03  $50,223     51.4%   $72,577 $233.93
 Food                                24,448     26.6    35,329   113.87   25,181     25.8     36,389  117.29
 Beverage                             8,312      9.0    12,012    38.72    8,562      8.8     12,373   39.88
 Telephone                            1,632      1.8     2,358     7.60    1,681      1.7      2,429    7.83
 Retail                               5,154      5.6     7,448    24.01    5,309      5.4      7,672   24.73
 Minor Op. Depts.                     4,275      4.6     6,178    19.91    4,403      4.5      6,363   20.51
 Other Income                         2,238      2.4     3,234    10.42    2,305      2.4      3,331   10.74
                                    -------     ----   -------  -------  -------     ----    ------- -------
  Total Revenues                     92,010    100.0   132,962   428.57   97,664    100.0    141,133  454.90
DEPARTMENTAL EXPENSES*
 Rooms                                9,949     21.7    14,377    46.34   10,248     20.4     14,809   47.73
 Food & Beverage                     22,277     68.0    32,192   103.76   22,945     68.0     33,158  106.87
 Telephone                              487     29.8       704     2.27      502     29.9        725    2.34
 Retail                               3,988     77.4     5,763    18.58    4,107     77.4      5,935   19.13
 Minor Op. Depts.                     2,063     48.3     2,981     9.61    2,125     48.3      3,071    9.90
                                    -------     ----   -------  -------  -------     ----    ------- -------
  Total Dept. Expenses               38,764     42.1    56,017   180.56   39,927     40.9     57,698  185.97
DEPARTMENTAL INCOME                  53,246     57.9    76,945   248.01   57,737     59.1     83,435  268.93
UNDISTRIBUTED OPERATING EXPENSES
 Administrative & General             6,955      7.6    10,051    32,40    7,232      7.4     10,451   33.69
 Management Fee                       2,300      2.5     3,324    10.71    2,442      2.5      3,529   11.37
 Marketing                            3,695      4.0     5,339    17.21    5,122      5.2      7,402   23.86
 Property Oper. & Maint.              3,905      4.2     5,644    18.19    4,192      4.3      6,058   19.53
 Energy                               1,654      1.8     2,390     7.70    1,709      1.7      2,470    7.96
                                    -------     ----   -------  -------  -------     ----    ------- -------
  Total Operating Expenses           18,509     20.1    26,747    86.21  120,697     21.1     29,909   96.40
HOUSE PROFIT                         34,737     37.8    50,198   161.80   37,040     38.0     53,526  172.53
FIXED EXPENSES
 Property Taxes                       3,550      3.9     5,131    16.54    3,621      3.7      5,233   16.87
 Insurance                              850      0.9     1,228     3.96      876      0.9      1,266    4.08
 Reserve for Replacement              4,601      5.0     6,649    21.43    4,883      5.0      7,056   22.74
 Capital Leases                         158      0.2       228     0.74      163      0.2        236    0.76
                                    -------     ----   -------  -------  -------     ----    ------- -------
  Total                               9,159     10.0    13,236    42.66    9,543      9.8     13,790   44.45
NET INCOME                          $25,578     27.8%  $36,962  $119.14  $27,497     28.2%   $39,736 $128.08
                                    =======     ====   =======  =======  =======     ====    ======= =======

 *  Departmental expenses expressed as a percentage of departmental revenues
(1) Per Available Room
(2) Per Occupied Room
-------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
FORECAST OF INCOME AND EXPENSE THROUGH STABILIZED YEAR - HOTEL DEL CORONADO - CORONADO
---------------------------------------------------------------------------------------------------------
FISCAL YEAR:                        1999/00                            2000/01
NUMBER OF ROOMS:                        692                                692
OCCUPANCY:                            83.0%                              $2.0%
AVERAGE RATE:                       $250.94                            $274.71
OCCUPIED ROAMS:                     209,641                            207,116
                                    $(000s) % OF GROSS  PAR(1)  POR(2) $(000s) % OF GROSS PAR(1)   POR(2)
---------------------------------------------------------------------------------------------------------
DEPARTMENTAL REVENUE
 Rooms                              $52,607      52.2% $76,022 $250.94 $56,897    53.7%  $82,221  $274.71
 Food                                25,478      25.3   36,818  121.53  26,006    24.5    37,581   125.56
 Beverage                             8,663       8.6   12,519   41.32   8,842     8.3    12,777    42.69
 Telephone                            1,695       1.7    2,449    8.09   1,727     1.6     2,496     8.34
 Retail                               5,429       5.4    7,845   25.90   5,572     5.3     8,052    26.90
 Minor Op. Depts.                     4,482       4.5    6,477   21.38   4,589     4.3     6,632    22.16
 Other Income                         2,357       2.3    3,406   11.24   2,419     2.3     3,496    11.68
                                    -------      ----  ------- ------- -------   ----    -------  -------
  Total Revenues                    100,711     100.0  145,536  480.40 106,052   100.0   153,254   512.04
DEPARTMENTAL EXPENSES
 Rooms                               10,455      19.9   15,108   49.87  10,718    18.8    15,488    51.75
 Food & Beverage                     23,216      68.0   33,549  110.74  23,697    68.0    34,244   114.41
 Telephone                              512      30.2      740    2.44     526    30.5       760     2.54
 Retail                               4,215      77.6    6,091   20.11   4,334    77.8     6,263    20.93
 Minor Op. Depts.                     2,189      48.8    3,163   10.44   2,255    49.1     3,259    10.89
                                    -------      ----  ------- ------- -------   ----    -------  -------
  Total Dept. Expenses               40,587      40.3   58,652  193.60  41,530    39.2    60,014   200.52
DEPARTMENTAL INCOME                  60,124      59.7   86,884  286.79  64,522    60.8    93,240   311.53
UNDISTRIBUTED OPERATING EXPENSES
 Administrative & General             7,452       7.4   10,769   35.55   7,731    7.3     11,172    37.33
 Management Fee                       2,518       2.5    3,639   12.01   2,651    2.5      3,831    12.80
 Marketing                            5,278       5.2    7,627   25.18   5,475    5.2      7,912    26.43
 Property Oper. & Maint.              4,236       4.2    6,121   20.21   4,394    4.1      6,350    21.22
 Energy                               1,761       1.7    2,545    8.40   1,818    1.7      2,627     8.78
                                    -------      ----  ------- ------- -------   ----    -------  -------
  Total Operating Expenses           21,245      21.0   30,701  101.34  22,069   20.8     31,892   106.55
HOUSE PROFIT                         38,879      38.7   56,184  185.45  42,453   40.0     61,348   204.97
FIXED EXPENSES
 Property Taxes                       3,693       3.7    5,337   17.62   3,767    3.6      5,444    18.19
 Insurance                              902       0.9    1,303    4.30     929    0.9      1,342     4.49
 Reserve for Replacement              5,036       5.0    7,277   24.02   5,303    5.0      7,663    25.60
 Capital Leases                         168       0.2      243    0.80     173    0.2        250     0.84
                                    -------      ----  ------- ------- -------   ----    -------  -------
  Total                               9,799       9.8   14,160   46.74  10,172    9.7     14,699    49.11
NET INCOME                          $29,080      28.9% $42,023 $138.71 $32,281   30.3%   $46,649  $155.86
                                    =======      ====  ======= ======= =======   ====    =======  =======

 *  Departmental expenses expressed as a percentage of departmental revenues
(1) Per Available Room
(2) Per Occupied Room
---------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
10-YEAR FORECAST OF INCOME AND EXPENSE - HOTEL DEL CORONADO - CORONADO
-----------------------------------------------------------------------------------------------------------------------
FISCAL YEAR                       1997/99       1998/99         1999/00        2000/01        2001/02        2002/03
                              -------------  -------------  -------------  -------------  -------------  ------------
NUMBER OF ROOMS:                  692           692             692            692            692            692
OCCUPIED ROOMS:               214,693       214,693         209,641        207,116        207,116        207,116
OCCUPANCY:                      85.0%          85.0%          83.0%          82.0%          82.0%          82.0%
AVERAGE RATE:                 $214.03        $233.93        $250.94        $274.71        $294.63        $294.63
                                       % OF           % OF           % OF           % OF           % OF           % OF
                              $(000s) GROSS  $(000s) GROSS  $(000s) GROSS  $(000s) GROSS  $(000s) GROSS  $(000s) GROSS
-----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL REVENUE
 Rooms                        $45,951  50.0% $50,223  51.4% $52,607  52.2% $56,897  53.7% $59,245  53.9% $61,023  53.9%
 Food                          24,448  26.6   25,181  25.8   25,478  25.3   26,006  24.5   26,786  24.4   27,590  24.4
 Beverage                       8,312   9.0    8,562   8.8    8,663   8.6    8,842   8.3    9,107   8.3    9,381   8.3
 Telephone                      1,632   1.8    1,681   1.7    1,695   1.7    1,727   1.6    1,779   1.6    1,832   1.6
 Retail                         5,154   5.6    5,309   5.4    5,429   5.4    5,572   5.3    5,739   5.2    5,911   5.2
 Minor Op. Depts.               4,275   4.6    4,403   4.5    4,482   4.5    4,589   4.3    4,726   4.3    4,868   4.3
 Other Income                   2,238   2.4    2,305   2.4    2,357   2.3    2,419   2.3    2,492   2.3    2,567   2.3
                              -------------  -------------  -------------  -------------  -------------  -------------
  Total                        92,010 100.0   97,664 100.0  100,711 100.0  106,052 100.0  109,874 100.0  113,172 100.0
DEPT. EXPENSES*
 Rooms                          9,949  21.7   10,248  20.4   10,455  19.9   10,718  18.8   11,039  18.6   11,370  18.6
 Food & Beverage               22,277  68.0   22,945  68.0   23,216  68.0   23,697  68.0   24,407  68.0   25,140  68.0
 Telephone                        487  29.8      502  29.9      512  30.2      526  30.5      541  30.4      558  30.5
 Retail                         3,988  77.4    4,107  77.4    4,215  77.6    4,334  77.8    4,464  77.8    4,598  77.8
 Minor Op. Depts.               2,063  48.3    2,125  48.3    2,189  48.8    2,255  49.1    2,322  49.1    2,392  49.1
                              -------------  -------------  -------------  -------------  -------------  -------------
  Total                        38,764  42.1   39,927  40.9   40,587  40.3   41,530  39.2   42,773  38.9   44,058  38.9
DEPT. INCOME                   53,246  57.9   57,737  59.1   60,124  59.7   64,522  60.8   67,101  61.1   69,114  61.1
UNDISTRIBUTED OPER. EXPENSES
 Admin. & General               6,955   7.6    7,232   7.4    7,452   7.4    7,731   7.3    7,978   7,3    8,217   7.3
 Managernent Fee                2,300   2.5    2,442   2.5    2,518   2.5    2,651   2.5    2,747   2.5    2,829   2.5
 Marketing                      3,695   4.0    5,122   5.2    5,278   5.2    5,475   5.2    5,650   5.1    5,820   5.1
 PO&M                           3,905   4.2    4,192   4.3    4,236   4.2    4,394   4.1    4,534   4.1    4,671   4.1
 Energy                         1,654   1.8    1,709   1.7    1,761   1.7    1,818   1.7    1,874   1.7    1,930   1.7
                              -------------  -------------  -------------  -------------  -------------  -------------
  Total                        18,509  20.1   20,697  21.1   21,245  21.0   22,069  20.8   22,783  20.7   23,467  20.7
HOUSE PROFIT                   34,737  37.8   37,040  38.0   38,879  38.7   42,453  40.0   44,318  40.4   45,647  40.4
FIXED EXPENSES
 Property Taxes                 3,550   3.9    3,621   3.7    3,693   3.7    3,767   3.6    3,842   3.5    3,919   3.5
 Insurance                        850   0.9      876   0.9      902   0.9      929   0.9      957   0.9      986   0.9
 Reserve for Repl.              4,601   5.0    4,883   5.0    5,036   5.0    5,303   5.0    5,494   5.0    5,659   5.0
 Capital Leases                   158   0.2      163   0.2      168   0.2      173   0.2      178   0.2      184   0.2
                              -------------  -------------  -------------  -------------  -------------  -------------
  Total                         9,159  10.0    9,543   9.8    9,799   9.8   10,172   9.7   10,471   9.6   10,748   9.6
NET INCOME                    $25,578  27.8% $27,497  28.2% $29,080  28.9% $32,281  30.3% $33,847  30.8% $34,899  30.8%
                              =============  =============  =============  =============  =============  =============

*   Departmental expenses expressed as a percentage of departmental revenues
-----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
10-YEAR FORECAST OF INCOME AND EXPENSE - HOTEL DEL CORONADO - CORONADO
------------------------------------------------------------------------------------------
FISCAL YEAR                       2003/04         2004/05        2005/06        2006/07
                              --------------  -------------  -------------  -------------
NUMBER OF ROOMS:                  692             692            692            692
OCCUPIED ROOMS:               207,116         207,116        207,116        207,116
OCCUPANCY:                       82.0%          82.0%          82.0%          82.0%
AVERAGE RATE:                  $303.47        $312.57        $321.95        $331.61
                                        % OF           % OF           % OF           % OF
                               $(000s) GROSS  $(000s) GROSS  $(000s) GROSS  $(000s) GROSS
------------------------------------------------------------------------------------------
DEPARTMENTAL REVENUE
 Rooms                         $62,853  53.9% $64,739  53.9% $66,681  53.9% $68,682  53.9%
 Food                           28,417  24.4   29,270  24.4   30,148  24.4   31,052  24.4
 Beverage                        9,662   8.3    9,952   8.3   10,250   8.3   10,558   8.3
 Telephone                       1,887   1.6    1,944   1.6    2,002   1.6    2,062   1.6
 Retail                          6,089   5.2    6,271   5.2    6,459   5.2    6,653   5.2
 Minor Op. Depts.                5,014   4.3    5,164   4.3    5,319   4.3    5,479   4.3
 Other Income                    2,644   2.3    2,723   2.3    2,805   2.3    2,889   2.3
                               -------------  -------------  -------------  -------------
  Total                        116,566 100.0  120,063 100.0  123,664 100.0  127,375 100.0
DEPT. EXPENSES*
 Rooms                          11,711  18.6   12,063  18.6   12,425  18.6   12,797  18.6
 Food & Beverage                25,894  68.0   26,671  68.0   27,471  68.0   28,295  68.0
 Telephone                         574  30.4      592  30.5      609  30.4      627  30.4
 Retail                          4,736  77.8    4,878  77.8    5,024  77.8    5,175  77.8
 Minor Op. Depts.                2,464  49.1    2,538  49.1    2,614  49.1    2,692  49.1
                               -------------  -------------  -------------  -------------
  Total                         45,379  38.9   46,742  38.9   48,143  38.9   49,586  38.9
DEPT. INCOME                    71,187  61.1   73,321  61.1   75,521  61.1   77,789  61.1
UNDISTRIBUTED OPER. EXPENSES
 Admin. & General                8,464   7.3    8,718   7.3    8,979   7.3    9,248   7.3
 Managernent Fee                 2,914   2.5    3,002   2.5    3,092   2.5    3,184   2.5
 Marketing                       5,994   5.1    6,174   5.1    6,359   5.1    6,550   5.1
 PO&M                            4,811   4.1    4,955   4.1    5,104   4.1    5,257   4.1
 Energy                          1,988   1.7    2,048   1.7    2,109   1.7    2,172   1.7
                               -------------  -------------  -------------  -------------
  Total                         24,171  20.7   24,897  20.7   25,643  20.7   26,411  20.7
HOUSE PROFIT                    47,016  40.4   48,424  40.4   49,878  40.4   51,378  40.4
FIXED EXPENSES
 Property Taxes                  3,997   3.4    4,077   3.4    4,159   3.4    4,242   3.3
 Insurance                       1,015   0.9    1,046   0.9    1,077   0.9    1,109   0.9
 Reserve for Repl.               5,828   5.0    6,003   5.0    6,183   5.0    6,369   5.0
 Capital Leases                    189   0.2      195   0.2      201   0.2      207   0.2
                               -------------  -------------  -------------  -------------
  Total                         11,029   9.5   11,321   9.5   11,620   9.5   11,927   9.4
NET INCOME                     $35,987  30.9% $37,103  30.9% $38,258  30.9% $39,451  31.0%
                               =============  =============  =============  =============

*   Departmental expenses expressed as a percentage of departmental revenues
------------------------------------------------------------------------------------------

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 114
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



CAPITALIZATION OF   The forecasted net income has been converted into an
NET INCOME INTO     estimate of market  value by a discounted cash flow,
MARKET VALUE        mortgage-equity capitalization technique.  It is the
ESTIMATE            opinion of the appraisers that this technique is most
                    appropriate for valuing the subject property in that it mirrors the actions of hotel investors who will typically leverage their purchases with borrowed capital. Equity generally makes up a smaller percentage (25% to 40%) and mortgage financing makes up the majority (60% to 75%) of the purchase price. The amounts and terms of available mortgage financing and the rates of return that are required to attract sufficient equity capital form the basis for allocating the net income between the mortgage and equity components and deriving a value estimate.

                    Other investment parameters used by the appraisers in the income capitalization approach include an overall capitalization rate and total property yield. An overall terminal capitalization rate is utilized to calculate the property's reversionary sales proceeds at the end of the assumed 10-year holding period in the discounted cash flow analysis. Once the value of the property is estimated via the mortgage-equity capitalization technique, the appraisers perform analyses to cross-check the appropriateness of the value estimate based upon other market derived parameters. The overall capitalization rate equating the subject's historical and first year's net income to the estimated market value is compared with overall rates derived from comparable hotel sales. The total property yield, which is the discount rate equating the hotel's forecasted net income before debt service to the estimated market value, is also compared with total property yields derived from comparable hotel sales.

MORTGAGE COMPONENT  Data for the mortgage component may be developed from statistics of actual hotel mortgages made by long-term permanent lenders. The American Council of Life Insurance, which represents 20 large life insurance companies, publishes quarterly information pertaining to the hotel mortgages issued by its member companies. The following table summarizes the average mortgage interest rates of the hotel loans made by these lenders. In addition, the corporate bond yield (as reported by Moody's Bond Record) is shown for the purpose of comparison.

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                    -----------------------------------------------------------
                    AVERAGE INTEREST RATE AND CORPORATE BOND YIELD
                    -----------------------------------------------------------
                                                            AVERAGE A
                                         AVERAGE            CORPORATE
                        PERIOD        INTEREST RATE         BOND YIELD
                    -----------------------------------------------------------
                    4th Quarter 1996       9.49%               7.54%
                    3rd Quarter 1996       8.96                7.90
                    2nd Quarter 1996       8.82                7.93
                    1st Quarter 1996       7.79                7.37
                    4th Quarter 1995       8.44                7.28
                    3rd Quarter 1995       8.61                7.67
                    2nd Quarter 1995       9.25                7.87
                    1st Quarter 1995       9.14                8.50
                    3rd Quarter 1994       9.64                8.48
                    2nd Quarter 1994       9.38                8.28
                    4th Quarter 1993       9.38                7.80
                    3rd Quarter 1993       8.41                7.28
                    2nd Quarter 1993      10.53                9.65
                    4th Quarter 1992       9.43                8.48
                    -----------------------------------------------------------

                    Because of the six to nine-month lag time inherent in reporting and publishing hotel mortgage statistics, it is necessary to update this information to reflect current lending practices. Research by HVS International indicates that there is a close mathematical relationship between the average interest rate of a hotel mortgage and the concurrent yield on an A Corporate bond. Through a regression analysis, this relationship is expressed as follows.

                                   Y = 2.776169 + 0.780914 X

                    Where: Y = Estimated Hotel/Motel Mortgage Interest Rate X = Current Average A Corporate Bond Yield

                    Interest rates have fluctuated in recent months. The average yield on A corporate bonds, as reported by the Moody's Bond Record, for October 1997, was 7.27%. Using a factor of 7.27% in the above equation produces an estimated hotel/motel interest rate (Y) of 8.5%.

                    In addition to the mortgage interest rate estimate derived from this regression analysis, HVS International constantly monitors the terms of hotel mortgage loans made by our institutional lending clients. In the current market, hotel projects are typically able to secure mortgage financing at interest rates ranging from 8.0% to 10%, depending on the

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[HVS INTERNATIONAL LOGO]



                    location, affiliation, operator, and loan-to-value ratio. According to our discussions with lenders and brokers, current interest rates for lodging properties range from 250 to 350 basis points over the corresponding yield on U.S. treasury notes. The current 25-year treasury note yield is 6.2%, indicating an interest rate range from 8.7% to 9.7%.

                    Based on the preceding analysis of the current lodging industry mortgage market and adjustments for specific factors such as the property's location and local hotel market conditions, it is our opinion that a 8.0% interest, 25-year amortization mortgage with a 0.092618 constant is appropriate for the subject property. We are of the opinion that a loan-to-value ratio of 75% of the hotel's market value as determined by this appraisal is attainable in the current lending environment. A direct correlation between the interest rate and the loan-to-value ratio exists, where at a lower interest rate, a lower loan-to-value ratio is applied.

EQUITY COMPONENT    The remaining capital required for a hotel investment
                    generally comes from the equity investor. The rate of return that an equity investor expects over a 10-year holding period is known as the equity yield. Unlike the equity dividend, which is a short-term rate of return, an equity yield specifically considers a long-term holding period (generally 10 years), annual inflation-adjusted cash flows, property appreciation, mortgage amortization, and proceeds from a sale at the end of the holding period.

                    It is difficult to quantify the rate of return required by equity investors who are seeking to purchase hotel properties. To establish an appropriate equity yield rate, HVS International uses two sources of data: hotel sales and investor surveys.

                    HOTEL SALES - In the following chart, equity yield rates pertaining to the sales of various hotels are detailed, as well as total property yields (i.e., discount rates) and overall capitalization rates based on the forecasted net income for the first projection year. HVS International appraised each of these hotels prior to sale and derived the following indicators based on actual sales price and our forecast of net income. Debt component variables (interest rate and loan-to-value ratio) are based on those assumed for the respective appraisals. Note that a discussion of the discount rates and overall capitalization rates is also included in the following narrative.

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
----------------------------------------------------------------------------------------------------
SUMMARY OF DERIVED RATES AND YIELDS
----------------------------------------------------------------------------------------------------
                                                           DATE OF  GOING-IN  TOTAL  PROPERTY EQUITY
HOTEL                           CITY               STATE     SALE      RATE   YIELD       YIELD
----------------------------------------------------------------------------------------------------
Ramada Hotel SFO                So. San Francisco    CA     Jul-97      7.7%   13.6%       20.0%
Holiday Inn SFO                 So. San Francisco    CA     Jul-97     11.7    14.2        22.8
Hotel Nikko                     Atlanta              GA     Feb-97     10.4    13.6        20.1
Hotel Inter-Continental         Los Angeles          CA     Jan-97      6.4    13.4        18.3
Marriott's Casa Marina Resort   Key West             FL     Jan-97      9.2    12.6        18.3
Westwood Marquis                Los Angeles          CA     Jan-97      2.6    12.2        15.1
Grand Hyatt Hotel               San Francisco        CA     Jan-97      7.8    11.2        15.0
Hollywood Palm                  Hollywood            CA     Dec-96      5.0    13.8        20.5
Howard Johnson Pickwick         San Francisco        CA     Nov-96      7.3    10.9        12.5
Hilton Hotel                    Allentown            PA     Oct-96     10.0    12.2        18.9
Summerhouse Inn                 La Jolla             CA     Oct-96      8.8    13.5        19.3
The Marque of Atlanta           Atlanta              GA     Aug-96     10.9    14.8        25.7
Doubletree Grand Hotel          Bloomington          MN     Aug-96     11.3    13.3        22.0
Hotel Park Tucson               Tucson               AZ     Aug-96      7.0    12.3        18.3
Westin Hotel                    Waltham              MA     Aug-96     10.8    13.5        20.8
Arlington Park Hilton           Arlington Heights    IL     Aug-96     15.0    15.2        28.9
Doubletree LAX                  Los Angeles          CA     Aug-96     10.5    16.4        29.8
Sheraton Metrodome              Minneapolis          MN     Aug-96     11.2    13.1        21.5
Rra Carton                      Kansas City          MO     Aug-96      8.2    10.9        14.9
Doubletree Hotel                Atlanta              GA     Aug-96      8.8    10.6        14.2
Ritz Carton                     Philadelphia         PA     Aug-96      9.7    13.8        22.8
Sheraton Needham                Needham              MA     Aug-96     12.5    15.0        26.8
Doubletree Horton Plaza         San Diego            CA     Aug-96      9.5    12.1        18.5
Radisson Marque                 Winston-Salem        NC     Aug-96      5.5    13.5        20.4
Embassy Suites                  St. Louis            MO     Aug-96     10.2    14.7        25.3
Los Angeles Biltmore Hotel      Los Angeles          CA     Jun-96      4.9    13.4        17.4
The Copley Plaza                Boston               MA     Jun-96      8.3     9.9        11.7
Residence Inn                   Hunt Valley          MD     Jun-96     12.3    13.6        18.3
Hyatt Newporter                 Newport Beach        CA     Apr-96     17.0    19.4        33.6
West Coast Hotel                Long Beach           CA     Apr-96      1.8    13.4        18.6
Hilton Hotel                    Del Mar              CA     Mar-96     12.6    18.4        31.7
Embassy Suites                  Lompoc               CA     Feb-96     12.8    16.7        25.8
Warner Center Marriott          Woodland Hills       CA     Dec-95      9.1    11.7        14.8
Embassy Suites                  Schaumburg           IL     Dec-95     ----    13.5        18.9
Doubletree Suites               Valley Forge         PA     Dec-95     10.4    15.5        10.7
Westin Bonaventure              Los Angeles          CA     Dec-95      1.9    17.8        24.2
Marriott Hotel                  Tysons Corner        VA     Dec-95      8.9    13.1        18.0
Ft. Lauderdale Airport Hilton   Dania                FL     Dec-95     14.5    22.2        36.8
Ft. Lauderdale Airport Sheraton Dania                FL     Dec-95      7.3     9.0         9.1
Marriott Hotel                  Andover              MA     Dec-95     10.2    13.5        19.2
Hilton at the Club              Pleasanton           CA     Dec-95     10.5    13.4        17.0
Terrace Garden Inn              Atlanta              GA     Oct-95     11.2    16.0        26.1
Residence Inn                   Atlanta              GA     Oct-95      9.6    10.0        10.2
High Mesa Inn                   Santa Fe             NM     Sep-95     13.6    17.7        30.4
DFW Marriott                    Irving               TX     Jul-95     12.6    15.3        24.6
Hotel Millenium                 New York             NY     Jun-95      9.5    14.1        23.0
Residence Inn                   Overland Park        KS     Jun-95      8.9    14.7        20.8
The Plaza                       New York             NY     Jun-95      7.0    11.0        14.0
Residence Inn                   Des Moines           IA     Jun-95      9.8    14.1        19.6
Residence Inn                   Baton Rouge          LA     Jun-95     12.7    14.8        21.2
Residence Inn                   Lincoln              NE     Jun-95     ----    13.7        18.5
Residence Inn                   Kansas City          MO     Jun-95     10.4    13.2        19.8

                                 Source: HVS International
---------------------------------------------------------------------------------------------------

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                                                          Approach 118
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[HVS INTERNATIONAL LOGO]


                    Investor Surveys - In the addenda to this appraisal are photocopied pages from three recent investor surveys:
                    Korpacz Real Estate Investor Survey for the third quarter of 1997; Landauer Hospitality Services' Hotel Investment Outlook for the first half of 1997; and CB Commercial's National Investor Survey for the first quarter of 1997. The measured yields and other parameters vary from survey to survey, but include equity yield rates (alternately known as "leveraged" yield rates), discount rates (alternately known as "free and clear" equity internal rates of return), and terminal capitalization rates (alternately known as "exit" or "reversion" capitalization rates). The following chart summarizes the range of equity yield, total property yield, and terminal capitalization rates indicated by the hotel sales and the investor surveys included in the addenda. Where data has been specified, the parameters apply to full-service hotels. (Change to limited-service or luxury, if appropriate)

-----------------------------------------------------------------------------------
SUMMARY OF INVESTOR PARAMETERS
-----------------------------------------------------------------------------------
                       EQUITY YIELD RATE  DISCOUNT RATE TERMINAL RATE OVERALL RATE
SOURCE                      AVERAGE          AVERAGE       AVERAGE       AVERAGE
-----------------------------------------------------------------------------------
HVS/Hotel Sales           2.2% - 32.0%     7.2% - 21.1%      (1)       1.4% - 17.0

Landauer Survey          15.0% - 25.0%    12.0% - 16.0%  9.0% - 12.0%  7.5% - 13.0
All Hotels - 1997            18.67%           13.50%        10.85%         9.45%

Korpacz Survey                             8.0% - 16.0%  8.0% - 12.0%  7.0% - 11.0
Luxury Hotel Market           (1)             12.80%        9.50%          8.80%
3rd Quarter, 1997

CB Commercial Survey          (1)         12.0% - 13.5%  9.0% - 11.0%  9.0% - 10.5
Class A - 1st Quarter, 1997                   12.70%        10.10%         9.90%

(1) Not reported by Survey
-----------------------------------------------------------------------------------


                    EQUITY YIELD RATE

                    Among the surveys, equity yield rates range from 15.0% to 25.0%, with the Landauer survey reporting an average of 18.67%. Korpacz and CB Commercial did not report equity yields. Our selection of an equity yield rate is based on the assumed debt parameters, the risk inherent in achieving the projected income stream, and the age, condition, and location of the subject property. It is our opinion that the equity market would require a

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                                                          Approach 119
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[HVS INTERNATIONAL LOGO]


                    17.0% return over an assumed 10-year holding period. Implicit in the equity yield rate is the anticipated receipt of all future before-tax benefits accruing to the equity position, which include increasing annual dividends resulting from inflation and, ultimately, equity build-up resulting from property appreciation and debt amortization.

                    DISCOUNT RATE

                    Among the surveys, discount rates range from 8.0% to 16.0%, with survey averages of 13.5% (Landauer), 12.8% (Korpacz), and 12.7% (CB Commercial) reported. As will be proven later in this section, the assumed debt and equity rates of return result in a discount rate of 11.3%. Both the applied equity yield rate and the imputed discount rate are considered to be well supported by the preceding market data.

                    TERMINAL CAPITALIZATION RATE

                    Inherent in this valuation process is the assumption of a sale at the end of the 10-year holding period. The estimated reversionary sales price as of this date is calculated by capitalizing the 11th year's net income by an overall terminal capitalization rate. An allocation for the seller's brokerage and legal fees is deducted from this sales price, and the net proceeds to the equity interest (also known as the equity residual) are calculated by deducting the outstanding mortgage balance from the reversion. Among the surveys, terminal capitalization rates range from 8.0% to 12.0%, with survey averages of 10.85% (Landauer), 9.5% (Korpacz), and 10.1% (CB Commercial) reported for luxury hotels. Based on the subject property's location, age, condition, and historic nature, we have applied a terminal capitakation rate of 8.0%.

VALUATION OF        The terms and loan-to-value ratio of current financing
MORTGAGE            applicable to the subject property have been selected.
AND EQUITY          However, the annual debt service and resultant net
COMPONENTS          income to equity cannot be calculated without knowing the
                    property's total value, the very unknown which we are attempting to calculate. In essence, the property's value must be determined by forecasting net income available for debt service, and by calculating, through an iterative process, the amount of the mortgage which the net income is capable of supporting at the assumed interest rate and a specified loan-to-value ratio.

                    The property's value may also be calculated directly through the Simultaneous Valuation Formula. Given the known variables of equity

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HVS International, San Francisco, California              Income Capitalization
                                                          Approach 120
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[HVS INTERNATIONAL LOGO]


                    investor yield requirements, two equations may be set up to simultaneously solve for the unknown value.

                    To illustrate the Simultaneous Valuation Formula, the following symbols are used:

                       NI    = Net income available for debt service
                       V     = Value
                       M     = Loan-to-value ratio
                       f     = Annual debt service constant
                       n     = Number of years in the projection period
                       d(e)  = Annual cash available to equity
                       d(r)  = Residual equity value
                       b     = Brokerage and legal cost percentage
                       P     = Fraction of the loan paid off during the
                               projection period
                       f(p)  = Annual constant required to amortize the entire
                               loan during the projection period
                       R(r)  = Overall terminal capitalization rate
                               applied to the net income to calculate the
                               total property reversion (sales price at
                               the end of the projection period)
                       1/S(n)= Current worth of a $1 factor (discount
                               factor) at the equity yield rate
                       *P    = (f-i)/(fp-i) where i=interest rate of mortgage
                       **S   = 1 + i where i = equity yield rate


EQUATION #1         Calculation of annual cash flow to equity (equity
                    dividend and reversion):

                                          NI1 - (f x M x V) de1

                                          NI2 - (f x M x V) de2...

                                      ... NI10 - (f x M x V) = de10

                              (NI11/Rr) - (b (NI11/Rr) - ((1 - P) x M x V) = dr

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HVS International, San Francisco, California              Income Capitalization
                                                          Approach 121
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[HVS INTERNATIONAL LOGO]


EQUATION #2         Calculation of equity as sum of discounted cash flows:

                    (de1 x 1/S1) + (de2 X 1/S2) + ... + (de10 x l/S10) +
                                      (dr x 1/S10) = (1 - M) V

SIMULTANEOUS        Combination of Equations #1 and #2:
VALUATION FORMULA
                        ((NI1 - (f x M x V)) 1/S1) + ((NI2 - (f x M x V))

                           1/S2) + ... ((NI10 - (f x M x V)) 1/S10) +

                     (((NI11/Rr) - (b (NI11/Rr)) - ((1 - P) x M x V)) 1/S10) =

                                            (1 - M) V

                    The following values are assigned to the variable components for the purposes of this valuation,

                        Loan-To-Value Ratio                  M        75.0%
                        Debt Service Constant                f     0.092618
                        Equity Yield                       1/Sn       17.0%
                        Brokerage and Legal Fees             b         2.0%
                        Annual Constant Required to
                         Amortize the Loan in 10 Years       fp    0.145593
                        Loaded Terminal Capitalization Rate  Rr       9.00%

                    FORECAST OF NET INCOME

                    -----------------------------------------------------------
                      YEAR                                   NET INCOME
                    -----------------------------------------------------------
                       1                 =                  $25.578,000
                       2                 =                   27,497,000
                       3                 =                   29,080,000
                       4                 =                   32,281,000
                       5                 =                   33,847,000
                       6                 =                   34,899,000
                       7                 =                   35,987,000
                       8                 =                   37,103,000
                       9                 =                   38,258,000
                      10                 =                   39,451,000
                      11*                =                   45,004,000

                    * Net income before property taxes
                    -----------------------------------------------------------

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HVS International, San Francisco, California              Income Capitalization
                                                          Approach 122
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[HVS INTERNATIONAL LOGO]


                    The Simultaneous Valuation Formula is applied to the subject property's forecasted net income as follows.

                    Intermediary calculations:

                         (f x M x V) = 0.092618 x 0.75 x V = 0.069463 V

                    P = ( 0.092618 - 0.080 ) / ( 0.145593 - 0.080 ) = 0.192367

                    Expressing formula in terms of V:

                         (25,578,000 -      0.069463 V) x    0.854701  +
                         (27,497,000 -      0.069463 V) x    0.730514  +
                         (29,080,000 -      0.069463 V) x    0.624371  +
                         (32,281,000 -      0.069463 V) x    0.533650  +
                         (33,847,000 -      0.069463 V) x    0.456111  +
                         (34,899,000 -      0.069463 V) x    0.389839  +
                         (35,987,000 -      0.069463 V) x    0.333195  +
                         (37,103,000 -      0.069463 V) x    0.284782  +
                         (38,258,000 -      0.069463 V) x    0.243404  +
                         (39,451,000 -      0.069463 V) x    0.208037  +

                     (((45,004,000 / 0.090 )-( 0.02 x ( 45,004,000 / 0.090 )) -

                     (( 1 - 0.192367 ) x 0.75 x V)) x 0208037 ) = ( 1 - 0.75 )V

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HVS International, San Francisco, California              Income Capitalization
                                                          Approach 123
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[HVS INTERNATIONAL LOGO]



                    Like terms are combined and the equation is solved for "V":

                         $266,061,923 -   0.499376 V = (1 - 0.75)V
                                        $266,061,923 = 0.74938 V
                                                   V = $266,061,923 / 0.74938
                                                   V = $355,044,454

                          Total Property Value as
                          Indicated by the Income
                       Capitalization Approach (Say) = $355,000,000

CAPITAL DEDUCTION   From the preceding value conclusion, the appraisers are
                    obligated to deduct necessary capital expenditures in order to present an "as is" market value. As noted in the "Description of the Improvements" section of this report, the subject property is to undergo a capital improvement spanning five years at a cost of $53,000,000. After taking into consideration the projection of a 5.0% per year reserve and discounting the second through fifth years' estimated capital improvement budget at a safe rate of 6.0%, the total capital deduction equates to roundly
                    $24,900,000. This expenditure has been deducted from the preceding value indication as follows in order to calculate a final market value conclusion via the income capitalization approach.

                      "As Improved" Market Value Conclusion       $355,044,000

                      Less: Capital Expenditure                     24,900,000
                                                                  ------------

                      "As Is" Market Value Conclusion              330,144,000

                                                            (Say) $330,000,000

                    The "as improved" value estimate, as determined by the Simultaneous Valuation Formula, may be mathematically proven by discounting the net income to equity at the equity yield rate. Annual deductions for debt service are derived based on the mortgage terms.

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 124
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[HVS INTERNATIONAL LOGO]



                                    Mortgage Component (75%)    $266,283,000
                                    Equity Component (25%)        88,761,000
                                                                ------------
                                     Total                      $355,044,000

                                    Mortgage Component          $266,283,000
                                    Mortgage Constant               0.092618
                                                                ------------
                                    Annual Debt Service          $24,662,585

                    The 11-year forecast of net income and 10-year forecast of net income to equity are presented in the following table.

[HVS INTERNATIONAL LOGO]


----------------------------------------------------------------------------------------------------------------------------
11-YEAR FORECAST OF NET INCOME AND 10-YEAR FORECAST OF NET INCOME TO EQUITY
----------------------------------------------------------------------------------------------------------------------------
                    1997/98  1998/99  1999/00  2000/01   2001/02   2002/03   2003/04   2004/05   2005/06   2006/07  2007/08
----------------------------------------------------------------------------------------------------------------------------
Occupancy                85%      85%      83%      82%       82%       82%       82%       82%       82%       82%      82%
Average Rate        $214.03  $233.93  $250.94  $274.71   $286.05   $294.63   $303.47   $312.57   $321.95   $331.61  $341.56
Net Income Before
Debt Service        $25,578  $27,497  $29,080  $32,281   $33,847   $34,899   $35,987   $37,103   $38,258   $39,451  $45,004*
Less: Debt Service   24,663   24,663   24,663   24,663    24,663    24,663    24,663    24,663    24,663    24,663
                    -------  -------  -------  -------   -------   -------   -------   -------   -------   -------
Net Income to Equity   $915   $2,834   $4,417   $7,618    $9,184   $10,236   $11,324   $12,440   $13,595   $14,788
Debt Coverage Ratio    1.04     1.11     1.18     1.31      1.37      1.42      1.46      1.50      1.55      1.60
Cash-on-Cash Return     1.0%      12%     5.0%     8.6%     10.3%     11.5%     12.8%     14.0%     15.3%     16.7%



* The 11th year's net income is projected prior to the deduction of real estate taxes. The overall going-out rate used to capitalize the 11th year's net income is loaded with the applicable real estate tax rate to derive a reversionary value estimate, as of the end of year 10, which takes into account reassessments, of the property upon sale.

----------------------------------------------------------------------------------------------------------------------------

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                                                          Approach 126
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[HVS INTERNATIONAL LOGO]



                    The debt coverage ratio and cash-on-cash return calculated in the fifth projection year (stabilized year) are considered acceptable returns in the current market. It is important to note, the subject property's pending renovation is expected to considerably increase its value as average rate levels are expected to improve. The net proceeds to equity upon sale of the property are determined by deducting sales expenses (brokerage and legal fees) and the outstanding mortgage balance.

                    The equity residual at the end of the 10th year is calculated by deducting brokerage and legal fees and the mortgage balance from the reversionary value. The reversionary value is calculated as the 11th year's net income (prior to property taxes, if in California) capitalized by the terminal capitalization rate (loaded with the stabilized property tax rate, if in California). The calculation is shown as follows.

                       Reversionary Value  ( $45,004,000 /0.0900 ) $500,044,000
                       Less:
                         Brokerage and Legal Fees                    10,001,000
                         Mortgage Balance                           215,059,000
                                                                  -------------
                           Net Sale Proceeds to Equity             $274,984,000


                    The overall property yield (before debt service), the yield to the lender, and the yield to the equity position have been calculated by computer with the following results.

                    -----------------------------------------------------------
                    OVERALL PROPERTY YIELDS
                    -----------------------------------------------------------
                                                      PROJECTED YIELD
                                                  (INTERNAL RATE OF RETURN)
                    POSITION            VALUE    OVER 10-YEAR HOLDING PERIOD
                    -----------------------------------------------------------
                    Total Property  $355,044,000           11.3 %
                    Mortgage         266,283,000            7.9
                    Equity            88,761,000           17.0

                    * Whereas the mortgage constant and value are calculated on the basis of monthly mortgage payments, the yield in this proof assumes single annual payments. As a result, the proof's derived yield is slightly less than that actually input.
                    -----------------------------------------------------------

                    Based on the quality of the subject property, its location and competitive environment, and all factors having an impact on the economic viability of

HVS International, San Francisco, California              Income Capitalization
                                                          Approach 127
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                    the project, we believe that these internal rates of return are reasonable. The discounted cash flow procedure substantiating the yield to each position is presented as follows.

-------------------------------------------------------------------------------
TOTAL PROPERTY YIELD
-------------------------------------------------------------------------------
       NET INCOME BEFORE                    PRESENT WORTH OF $1     DISCOUNTED
YEAR     DEBT SERVICE                          FACTOR @ 11.3%       CASH FLOW
-------------------------------------------------------------------------------
1997/98  $ 25,577,555          x                  0.898708        $  22,987,000
1998/99    27,497,000          x                  0.807677           22,209,000
1999/00    29,080,000          x                  0.725866           21,108,000
2000/01    32,281,000          x                  0.652342           21,058,000
2001/02    33,847,000          x                  0.586265           19,843,000
2002/03    34,899,000          x                  0.526881           18,388,000
2003/04    35,987,000          x                  0.473512           17,040,000
2004/05    37,103,000          x                  0.425549           15,789,000
2005/06    38,258,000          x                  0.382445           14,632,000
2006/07   529,495,000*         x                  0.343706          181,991,000
                                                                  -------------
                                      Total Property Value        $ 355,045,000

* 1Oth year net income of $39,451,000   plus sales proceeds of    $ 490,044,000

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
MORTGAGE COMPONENT YIELD
-------------------------------------------------------------------------------
           TOTAL ANNUAL                   PRESENT WORTH OF $1       DISCOUNTED
YEAR       DEBT SERVICE                        FACTOR @ 7.9%        CASH FLOW
-------------------------------------------------------------------------------
1997/98   $ 24,663,000          x                 0.926530        $  22,851,000
1998/99     24,663,000          x                 0.858458           21,172,000
1999/00     24,663,000          x                 0.795387           19,617,000
2000/01     24,663,000          x                 0.736950           18,175,000
2001/02     24,663,000          x                 0.682806           16,840,000
2002/03     24,663,000          x                 0.632640           15,603,000
2003/04     24,663,000          x                 0.586160           14,456,000
2004/05     24,663,000          x                 0.543095           13,394,000
2005/06     24,663,000          x                 0.503194           12,410,000
2006/07    239,722,000*         x                 0.466224          111,764,000
                                                                  -------------
                               Value Of Mortgage Component        $ 266,282,000

* 10th year debt service of $24,663,000 plus outstanding
  mortgage balance of $ 215,059,000
-------------------------------------------------------------------------------

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HVS International, San Francisco, California              Income Capitalization
                                                          Approach 128
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[HVS INTERNATIONAL LOGO]


-------------------------------------------------------------------------------
    EQUITY COMPONENT YIELD
-------------------------------------------------------------------------------
            NET INCOME                      PRESENT WORTH OF $1      DISCOUNTED
YEAR         TO EQUITY                         FACTOR @ 17.0%        CASH FLOW
-------------------------------------------------------------------------------
1997/98    $    915,000         x                 0.854699        $     782,000
1998/99       2,834,000         x                 0.730510            2,070,000
1999/00       4,417,000         x                 0.624366            2,758,000
2000/01       7,618,000         x                 0.533645            4,065,000
2001/02       9,184,000         x                 0.456106            4,189,000
2002/03      10,236,000         x                 0,389833            3,990,000
2003/04      11,324,000         x                 0.333190            3,773,000
2004/05      12,440,000         x                 0.284777            3,543,000
2005/06      13,595,000         x                 0.243399            3,309,000
2006/07     289,772,000*        x                 0.208033           60,282,000
                                                                  -------------
                                 Value of Equity Component        $  88,761,000

* 10th year not income to equity of $14,788,000 plus sales proceeds of $ 274,984,000

-------------------------------------------------------------------------------

CAPITALIZATION      In the review of rates of return derived from hotel sales,
RATES               the overall capitalization rates based on first-year net
                    income ranged from 1.4% to 17.0%. In Landauer Hospitality
                    Services' Hotel Investment Outlook for the first half of 1997, a survey of hotel investors rendered a range of overall capitalization rates from 7.5% to 13.0%, with a survey average of 9.45%. In the Korpacz Real Estate
                    Investor Survey, free and clear equity capitalizafion rates for luxury hotels ranged from 7.0% to 11.0%, with a survey average of 8.8%. In CB Commercial's National Investor
                    Survey, going-in overall capitalization rates ranged from 9.0% to 10.5%, with a survey average of 9.9%.

                    The following chart shows how overall capitalization rates for the subject property have been derived based on our estimate of market value via the income capitalization approach. Note that in the following chart, historical 1996 net income has been adjusted to reflect a management fee equal to 3.5% of total revenues and a reserve for replacement equal to 5.0% of total revenues, consistent with the premise of the forecast. Also, the stabilized year's net income has been deflated to first-year dollars at the underlying 3.0% inflation rate.

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HVS International, San Francisco, California              Income Capitalization
                                                          Approach 129
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



                    -----------------------------------------------------------
                    OVERALL CAPITALIZATION RATES
                    -----------------------------------------------------------
                                        NET OPERATING          OVERALL
                    YEAR                   INCOME         CAPITALIZATION RATE
                    -----------------------------------------------------------
                    1996 Historical      $19,690,000              5.5%
                    Forecast 1997/98      25,578,000              7.2
                    Deflated Stabilized
                    (1996/97 Dollars)     27,846,000              7.8
                    -----------------------------------------------------------

                    The overall capitalization rates are supported by the previously noted market data. While the capitalization rate based on the adjusted historical net income appears low, the capitalization rates based on the unadjusted 1996 net income equates to 7.9%, in line with the other rates presented. The subject's profitability is expected to improve through the stabilized year due to regional economic recovery. On the whole, the rates are considered appropriate for a hotel such as the subject property.

CONCLUSION          Utilizing the income capitalization approach, the subject
                    property was valued by estimating the present worth of future net income before debt service and depreciation for a 10-year period. Projections were prepared through an analysis of historical income, an analysis of the subject's competitive environment, and comparisons with comparable operations. To convert the forecasted income stream into an estimate of value, the net income was allocated to mortgage and equity components based on market rates of return and loan-to-value ratios. The sum of the mortgage and equity components equated to $354,855,000. Following the deduction of $24,900,000 for capital expenditures, our estimate of the subject property's "as is" market value via the income capitalization approach is rounded to $330,000,000.

HVS International, San Francisco, California                  Cost Approach 130
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



-------------------------------------------------------------------------------
14. COST APPROACH

                    Market value is determined via the cost approach by first estimating the market value of the subject land as if vacant and available for its highest and best use, and then estimating the cost to replace or reproduce the subject improvements. Appropriate deductions are then made for any physical deterioration and functional and external obsolescence. Finally, the value of the land is added to the depreciated replacement cost to provide an estimate of current market value.

                    Market participants tend to take into consideration the cost to develop a new hotel or motel with optimal physical and functional utility when forming their purchase decisions regarding existing properties. The principle of substitution, which is basic to the cost approach, affirms that no prudent investor would pay more for a property than the cost to acquire the site and construct comparable improvements without undue delay.

Land Value          The land value may be estimated by the sales comparison
                    approach through a review of comparable land sales. The sales comparison approach is typically the most appropriate technique for valuing land. This technique compares the sales data to the subject site and adjusts for discrepancies in the real property rights conveyed, financing terms, conditions of sale, date of sale, and physical attributes such as size, topography, configuration, location, existing entitlement, accessibility, availability of off-site improvements, and removal of non-contributory existing improvements. In addition, the subject is located on beachfront property, further complicating our data search. In an attempt to locate comparable land sales for the subject property, we have used several sources, including real estate brokers, local appraisers, and county officials. However, land transactions have been scarce in the subject's area and we were unable to uncover any comparable land sales.

HVS International, San Francisco, California                  Cost Approach 131
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



                    Due to the lack of comparable land sales, estimating the land value through a sales approach is insupportable. Therefore, we have estimated the land value of the subject site through a ground lease approach.

                    The ground lease approach is supported by numerous self-adjusting comparable, as well as the overall economics of the individual project. Over the past 10 years, hotels have been routinely constructed on leased land. While the lease terms differ somewhat from hotel to hotel, the basis for the rental calculation is often tied to a percentage of revenue formula. To the subject property's forecasted stabilized total revenues, we have applied a typical economic hotel ground lease rental formula; from this calculation we can determine the hotel's economic rental, or the income attributed to the land. The land value is then estimated by dividing the economic rental by an appropriate capitalization rate.

                    The self-adjusting aspect of this approach is a key element to its reliability. Since the rental formula is tied directly to a percentage of revenue, it inherently reflects income or value attributable to the subject land as it is currently improved. We have researched actual long-term ground leases encumbering hotels, looking in particular for rental formulas based entirely on a percentage of total revenue or of rooms revenue. The following chart presents comparable ground rent terms of hotels.

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HVS International, San Francisco, California                  Cost Approach 132
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



COMPARABLE GROUND RENT FORMULAS

                                                                                                         RENTAL BASED ON
                                                                                                       STABILIZED REVENUE
                                                                                                        OF THE 692-UNIT
                                                                                                        SUBJECT PROPERTY
                                                                                                   -----------------------------
                                                                                                   DOLLAR  PERCENTAGE PERCENTAGE
                                                                                                   AMOUNT  OF ROOMS   OF TOTAL
     HOTEL AND LOCATION         ROOMS  GROUND LEASE FORMULA                       SUBORDINATION    (+000)   REVENUE   REVENUE
     ---------------------------------------------------------------------------------------------------------------------------
     Anaheim Hilton             1,578  Years 1-10: 1.5% of gross revenue;                          $1,708     3.2%      1.8%
     Anaheim, CA                       years 11-15:1.75% of gross revenue;
                                       and years 16+ 2.0% of gross revenue

     Pan Pacific Hotel            507  73% of the sum of 2% of food sales,                         $2,893     5.5%      3.0%
     Anaheim, CA                       3% of beverage sales, 12% of
                                       concession rentals, and 5% of rooms
                                       sales, against a minimum

     Doubletree Desert Princess   289  Years 2-6: 2% of gross revenue: years                       $2,441     4.6%      2.5%
     Cathedral City, CA                7-15: 2.5% of gross revenue; years
                                       16-25: 3% of gross revenue; years
                                       26-50: 4% of gross revenue;
                                       years 51-66: 4.5% of gross revenue

     Marriott Courtyard           149  6% of gross sales, against a minimum                        $5,857    11.1%      6.0%
     Cupertino, CA

     Marriott Courtyard           146  Year 1: $55.000; year 2-3: $175,000;                        $5,857    11.1%      6.0%
     Fresno, CA                        year 4: $236,124; year 5+: 6% of gross
                                       revenue, against a minimum

     Proposed Doubletree          250  Year 1: $125,000; year 2: $175,000; year 3:                 $2,106     4.0%      2.2%
     Hermosa Beach, CA                 $225,000; year 4: $350,000; years 4-14: 4%
                                       of rooms revenue; years 15-19: 5% of rooms
                                       revenue; years 20-55: 6% of rooms revenue

    Best Western                  200  7.5% of rooms  revenue                             G        $3,948     7.5%      4.0%
    Los Angeles, CA

    Monterey Cannery Hotel        242  4% of gross room revenue; 3% of gross food         G        $4,322     8.2%      4.4%
    Monterey, CA                       and beverage revenue: 3% of gross revenue
                                       other than rooms or commercial lease income;
                                       20% of rentals received on commercial space

    Marriott Hotel                377  5% of gross rooms revenue: 2% of beverage sales             $2,948     5.6%      3.0%
    Newport Beach, CA                  up to $300K; 3% of gross beverage sales from
                                       $300K to $50OK: 4% of gross beverage sales over
                                       $50OK; 2.5% of gross meeting room sales aganst
                                       a minimum

    The Hyatt Newporter           425  6.5% of gross rooms revenue; 2% of food revenue;            $4,687     8.9%      4.8%
    Newport Beach, CA                  5% of beverage revenue; 25% of gross revenue from
                                       specified sublessees and assignees; 2% of gross
                                       gift shop sales; 6% of gross revenue from other
                                       permitted operations

    Spa Hotel and Mineral Spgs    432  5% of gross rooms revenue; 5% of gross beverage             $3,627     6.9%      3.7%
    Palm Springs                       revenue; 5% of gross spa and other revenue; 1%
                                       of gross food revenue; 2% of gross telephone
                                       revenue

    San Francisco Airport         695  Year 1: 5% of rooms revenue; year 2: 5.25% of      S        $2,895     5.5%      3.0%
    Marriott                           rooms revenue;  years 3+: 5.5% of rooms
    Burlingame, CA                     revenue, against a minimum

HVS International, San Francisco, California                  Cost Approach 133
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]



COMPARABLE GROUND RENT FORMULAS

                                                                                                             RENTAL BASED ON
                                                                                                           STABILIZED REVENUE
                                                                                                            OF THE 692-UNIT
                                                                                                            SUBJECT PROPERTY
                                                                                                       -----------------------------
                                                                                                       DOLLAR  PERCENTAGE PERCENTAGE
                                  NUMBER OF                                                            AMOUNT  OF ROOMS   OF TOTAL
     HOTEL AND LOCATION             ROOMS  GROUND LEASE FORMULA                       SUBORDINATION    (+000)   REVENUE   REVENUE
     -------------------------------------------------------------------------------------------------------------------------------
     Holiday Inn                      334  Years 1-2: $0; year 3: $25,000; year 4: $30.000;   G        $3,232     6.1%      3.3%
     Palo Alto, CA                         year 5+: 5% of rooms revenue, 3% of beverage
                                           revenue, 1.5% of food revenue; OR 7% of fair
                                           market value, whichever is greater

     Pleasant Hill Inn                 49  5% of gross rooms and/or apartment sales: 1% of             $3,287     6.2%      3.4%
     Pleasant Hill, CA                     food revenue: 2% of gross beverage revenue: 5%
                                           of gross space rentals; 1 % of gross club dues

     Ritz-Carlton Hotel               250  Year 1: 0.5% oftotal revenue; year 2: 1.0% of               $4,881     9.3%      5.0%
     Rancho Mirage, CA                     total revenue; year3: 1.5% of total revenue; year
                                           4+: 5.0% of total revenue

     Portofino Inn                    130  6% of rooms revenue; 3% of food revenue, 3% of     G        $4,436     8.4%      4.5%
     Redondo Beach, CA                     beverage revenue; 5% of shop revenue; 5% of
                                           vending revenue; 27% of boat slips

     Sunrise                          111  6% of rooms revenue; 3% of food revenue; 3% of     G        $4,436     8.4%      4.5%
     Redondo Beach, CA                     beverage revenue; 5% of shop revenue; 5% of
                                           vending revenue; 50% of car rentals

     Hyatt Regency                    508  Years 1-10: 2% of gross revenue; years 11+: 3%     S        $2,929     5.6%      3.0%
     Sacramento, CA                        of gross revenue

     San Diego Marriott & Marina    1,364  Year 1: $200,000; years 2-5: $400,000; years       G        $4,436     8.4%      4.5%
     San Diego, CA                         6-25: 6% of rooms revenue, 3% of food revenue, 3%
                                           of beverage revenue, 5% of shop revenue, 25%
                                           of right to install vending, 20% of boat slips,
                                           and 10% of boat rentals

     San Francisco Marriott          1,500 Years 1-8: $1.05 million or 4% of gross rooms               $2,106     4.0%      2.2%
     San Francisco, CA                     revenue or 2% of remaining revenue; year 9+:
                                           $1.5 millon

     Doubletree Hotel                 500  Years 1-3: $0; years 4-5: 3% of rooms revenue      G        $3,007     5.7%      3.1%
     Santa Clara, CA                       and 2% of food and beverage revenue; years 6-9:
                                           3.5% of rooms revenue and 2% of food and beverage
                                           revenue; years 10-15: 4.5% of rooms revenue and
                                           2% of food and beverage revenue; year 16+: 4.5%
                                           of rooms revenue and 3% of food and beverage
                                           revenue

     Airport Hilton                   190  3% of rooms revenue and 1% of food and beverage    S        $1,898     3.6%      1.9%
     Santa Maria, CA                       revenue; OR 11% of fair market value, whichever
                                           is greater

     Bishop Ranch Marriott            372  3% of total gross revenues                                  $2,929     5.6%      3.0%
     San Ramon, CA
                                      349  Years 1-5: $900,000 annually, thereafter, the               $2,632     5.0%      2.7%
     Four Seasons                          greater of

HVS International, San Francisco, California                  Cost Approach 134
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

    Application of the comparable ground rent terms to the subject's total revenue indicates a range of ground rent percentages from 1.8% to 6.0% of total revenue with most percentage rents clustering around 3 to 4%. After calculating these comparable ground leases, and taking into consideration the highly desirable physical and locational attributes of the subject property, we believe the appropriate economic ground rental formula would be higher than the typical 3 to 4%, at 6.0% of total revenue. Therefore, an appropriate ground rent calculation for the subject site is as follows.

           Discounted Stabilized Total Revenue       $97,621,626
           Economic Rental Percentage                       6.0%
                                                     -----------
            Economic Ground Rent                      $5,857,298

    The economic ground rent is capitalized at 8.0%, which in the appraisers' opinion reflects the low risk associated with the site's attributes, to yield an estimated market value of the land. The land value of the hotel site is calculated as follows.

          Economic Ground Rent          =   $5,857,298 =  $73,216,219
                                           -----------
          Capitalization Rate                     8.0%

          Estimated Land Value (Say)                      $73,000,000

    As shown, the land value indication via the ground lease approach is $73,000,000, which equates to $62.07 per square foot. We recognize that the sales comparison approach is generally the preferred method of determining land value; however, the sales comparison method of determining the land value of the subject site is impossible because of the lack of truly comparable land sales. The ground lease approach, which is based on the concept that the land value is determined by the economic rental that can be generated, or the income attributable to the land, provides an alternative method of estimating land value. However, the business component of the income to the land is not clearly distinguishable. Based on these considerations, we are of the opinion that the subject property's land value is $73,000,000, or roundly $105,500 per guestroom.

HVS International, San Francisco, California                  Cost Approach 135
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


    REPLACEMENT COST One of the nationally recognized authorities on replacement cost information is Marshall & Swift. HVS International uses the Commercial Estimator computer program produced by Marshall & Swift. The computer cost program employs the square-foot method in cost estimating, which approximates the replacement cost of the building's major components in terms of dollars per unit of area or volume, based on known costs of similar structures adjusted for time and physical differences. The estimate of replacement cost by this method includes all direct costs plus a portion of indirect costs, such as construction financing, temporary utilities, and general conditions.

                     For the purpose of developing a cost estimate using the Marshall & Swift Commercial Estimator program, the subject property has been classified as a hotel with three separate buildings and a three-story office building. According to the subject's engineer and appraisers' estimates, the total building area for all aspects of the subject property equates to: (plus or minus)658,600 square feet.

                     Based on these considerations, as well as locational and time adjustment factors and other criteria related to building systems, the replacement cost of the building as if new has been estimated through the Commercial Estimator program. The replacement cost of the subject property is estimated to be $80,426,264, or say, $80,400,000.

                     Besides approximating the replacement cost of the buildings, we have estimated the cost of the additional site improvements. The estimated cost of the subject's two outdoor pools need to be added to the replacement cost of the building. The subject's swimming pools are large and have been estimated to cost a total of $486,000 using Marshall & Swift figures. In addition, the subject's extensive landscaping has been estimated to cost $80,000, while the subject's two surface parking lots totaling 978 spaces have been estimated to cost $1,110,000. The following table summarizes the cost estimates of the site improvements. Also, indirect costs have been derived based upon the appraisers' estimate of financing fees, real estate taxes, and brokerage fees associated with the subject's development. Indirect costs have been calculated for this analysis as being equal to 5.076 of the replacement cost of the total improvements.

HVS International, San Francisco, California                  Cost Approach 136
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

    Improvement Replacement Cost

     ITEM                                           TOTAL
     -------------------------------------------------------

     Replacement Cost New from M&S               $80,426,000
     Surface Parking                               1,110,000
     Landscaping                                      80,000
     Swimming Pool                                   486,000
                                                 -----------
      Subtotal                                    82,102,000

     Indirect Costs @ 5.0% (Real Estate
      Taxes and Loan Fees)                         4,105,000
                                                 -----------
     Total Improvement Replacement Cost          $86,207,000
     -------------------------------------------------------

    OPENING COSTS    In addition to the replacement cost of the improvements,
                     opening costs must be considered. Opening costs include the preopening marketing and administrative expenditures of the hotel and a working capital reserve to maintain adequate cash flow until the operation achieves a break-even point. Ranges of these expenses have been estimated by HVS International. A copy of our most recent development cost survey is contained in the addenda. The following table presents the estimated opening costs for the subject property.

                     ESTIMATE OF OPENING COSTS

                                            COST PER    NO. OF
                       EXPENSES               ROOM       ROOMS   TOTAL COST
                       ----------------------------------------------------
                       Preopening Expenses   $5,700       692    $3,944,000
                       Working Capital        3,500       692     2,422,000
                                                                 ----------
                       Total Opening Costs                       $6,366,000

                     Adding this component to the replacement cost of the improvements, the total replacement cost of the property is estimated to be roundly $92,600,000.

   PERSONAL PROPERTY Our estimate of the cost of furniture, fixtures, and equipment is based on our inspection and review of the subject's personal property. Following this survey, we have estimated the replacement cost of the subject property's furniture, fixtures, and equipment, as if new, to be equal to roughly $50,000 per room, or a total of $34,600,000.

HVS International, San Francisco, California                  Cost Approach 137
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

    ALLOCATION OF    The current construction environment for hotels is such
    DEVELOPER'S      that developer's profit is at higher levels due to
    PROFIT           the risk of developing at the beginning of a cycle. The
                     economic value of new hotels has only begun to exceed development costs during recent years. Determining the amount of developer's profit is generally a matter of judgment. Generally, the exclusion of developer's profit from a replacement cost analysis is a way of accounting for external obsolescence in the market. As the appraisers have calculated external obsolescence later in this section, we find it reasonable, in this analysis, to reflect developer's profit. The appraisers have considered a 20% entrepreneurial profit to be necessary and appropriate to reflect the financial incentive required for new hotel development. Developer's profit is applied to the buildings; the furniture, fixtures, and equipment;
                     and the land as follows.

                     ALLOCATION OF DEVELOPER'S PROFIT

                                                                  PROFIT
                     COMPONENT                       COST         RATIO            PROFIT
                     -----------------------------------------------------------------------
                     Building Improvements        $92,573,000      20.0 %       $18,514,600
                     Furniture, Fixtures,
                       and Equipment               34,600,000      20.0           6,920,000
                     Land                          73,000,000      20.0          14,600,000
                                                                                -----------
                     Total Developer's Profit                                   $40,034,600
                     -----------------------------------------------------------------------

       ACCRUED       Accrued depreciation is a loss in value from the
       DEPRECIATION  reproduction or replacement cost new of the improvements
       ESTIMATES     due to any cause as of the date of the appraisal. The loss may result from physical deterioration, functional obsolescence, external obsolescence, or a combination thereof. Physical deterioration may be either curable or incurable.

                     CURABLE PHYSICAL DETERIORATION

                     Curable physical deterioration refers to items of deferred maintenance. The estimate of curable physical deterioration applies only to items in need of repair as of the date of value, which will yield an increase in property value greater than or equal to the cost of the repair. The amount of depreciation is measured by the cost of restoring items to a new or reasonably new condition. As mentioned throughout this report, the subject property is set to embark on a five-year roundly $53,000,000 renovation of the hotel. In order to account for this renovation, we have deducted $24,900,000

HVS International, San Francisco, California                  Cost Approach 138
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


    ($53,000,000 less monies held in the reserve for replacement account, discounted at a 6.0% safe rate per annum) from our "as improved" market value to arrive at our "as is" market value. The renovation is expected to address all aspects of the subject property including FF&E upgrades to the rooms, meeting space, food and beverage outlets, and all public spaces. In addition, roundly $10,700,000 of the total $24,900,000 has been earmarked for building and engineering improvements. We have thus deducted a total of roundly $10,700,000 for curable physical deterioration, which is the portion attributable to the building improvements.

    ------------------------------------------------------------------------
    REPLACEMENT COST LESS DEPRECIATION DUE TO CURABLE PHYSICAL DETERIORATION
    ------------------------------------------------------------------------

    Replacement Cost of improvements                           $111,088,000
    Less: Curable Physical Deterioration - Improvements          10,707,000
                                                               ------------
    Depreciated Replacement Cost                               $100,381,000

    ------------------------------------------------------------------------

    INCURABLE PHYSICAL DETERIORATION

    The subject property's accrued incurable physical deterioration has been estimated by a direct method based on estimated economic life. The following schedule is an estimation of the incurable physical deterioration of the subject property.

    ------------------------------------------------------------------------
    ESTIMATE OF INCURABLE PHYSICAL DETERIORATION
    ------------------------------------------------------------------------

    Typical Economic Life                          60
    Chronological Age                              50
    Effective Age                                   8
    Remaining Economic Life                        52
                                                 ----
    Percent Depreciated                          13.3 %

    Depreciated Replacement Cost of
       Improvements                      $100,381,000

    Percent Depreciated                          13.3 %
                                         -------------
    Estimate of Incurable Physical
       Deterioration                      $13,384,000

    -----------------------------------------------------------------------

HVS International, San Francisco, California                  Cost Approach 139
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

                             Adding the estimate of incurable physical deterioration to that of curable physical deterioration yields the total estimate of physical deterioration.

                             ------------------------------------------------------------------------
                             TOTAL ESTIMATE OF DEPRECIATION DUE TO PHYSICAL DETERIORATION
                             ------------------------------------------------------------------------
                             Estimate of Curable Physical Deterioration                 $10,707,000
                             Estimate of Incurable Physical Deterioration                13,384,000
                                                                                        -----------
                             Total Depreciation due to Physical Deterioration           $24,091,000

    ACCUMULATED              The accrued depreciation due to physical
    DEPRECIATION             deterioration has been deducted from the estimated
                             replacement cost to derive the replacement cost after depreciation of the subject improvements.


                             ------------------------------------------------------------------------
                             REPLACEMENT COST OF IMPROVEMENTS LESS TOTAL DEPRECIATION
                             ------------------------------------------------------------------------
                             Replacement Cost of Improvements                          $111,088,000
                             Less: Total Depreciation due to Physical Deterioration      24,091,000
                                                                                       ------------
                             Replacement Cost of Improvements After Depreciation        $86,997,000
                             ------------------------------------------------------------------------

    FURNITURE, FIXTURES,     Personal property is an integral part of a
    AND EQUIPMENT            transient lodging facility. Without furniture,
                             fixtures, and equipment, a hotel could not operate its facilities and rent its guestrooms, and thus would not be able to generate any income attributable to the real property. Personal property and real property are uniquely combined in a hotel; unlike an office or other commercial building, a hotel would have to close its doors without furniture, fixtures, and equipment.

                             The physical separation of personal property from real property in a hotel is a theoretical issue rather than a practical matter. Lodging facilities are generally sold with their furniture, fixtures, and equipment in place. While a lender may be restricted from financing the purchase of personal property, without personal property a hotel's real property would have little value.

                             In accordance with the Uniform Standards of Professional Appraisal Practice (USPAP), the appraisers have delineated the market value of the subject's personal property. The removal of personal property from a lodging property for sale would result in a minimal sale price. Furniture, fixtures, and equipment, once installed, depreciate very rapidly. Most

HVS International, San Francisco, California                  Cost Approach 140
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

    furnishings in a lodging property can command little more than a salvage value substantially lower than the original cost when sold separately from the improvements.

    The following table sets forth a depreciation schedule developed by HVS International for determining the market or salvage value of a hotel's furniture, fixtures, and equipment. The depreciation estimates represent the average depreciation applicable to the entirety of a lodging property's personal property, and are applied to the original cost of furniture, fixtures, and equipment. The schedule was prepared subject to ongoing research and interviews with operators and owners pertaining to their ability to sell used personal property.

    ---------------------------------------------------------------------------
    FF&E DEPRECIATION SCHEDULE
    ---------------------------------------------------------------------------

               AVERAGE AGE (YEARS)       PERCENT DEPRECIATED
    ---------------------------------------------------------------------------
                    1                        40 %
                    2                        60
                    3                        70
                    4                        75
                    5                        80
                    6                        85
                    7                        89
                    8                        92
                    9                        95
                   10                        98
    ---------------------------------------------------------------------------

    The subject property's furniture, fixtures, and equipment are in fair condition and are considered the equivalent of five years old. The current replacement cost of the hotel's furniture, fixtures, and equipment is estimated to be $50,000 per room, or a total of $34,600,000. Including developer's profit of 20%, the total replacement cost of the furniture, fixtures, and equipment is estimated to be $41,520,000. Of the assumed capital expenditure of $24,900,000, roughly $14,200,000 is for refurbishment of the furniture, fixtures, and equipment. After deducting for curable furniture, fixtures, and equipment deterioration of $14,200,000, the depreciable furniture, fixtures, and equipment base is $27,300,000. Applying the five-year depreciation factor of 80% to the $27,300,000 estimated depreciable base results in an estimated value in exchange of the

HVS International, San Francisco, California                  Cost Approach 141
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

    hotel's personal property of $5,470,000. Depreciation of the personal property thus equates to $21,860,000.

    ---------------------------------------------------------------------------
    VALUE IN EXCHANGE OF THE SUBJECT'S PERSONAL PROPERTY
    ---------------------------------------------------------------------------

    Replacement Cost of Furniture, Fixtures, and Equipment         $41,520,000
    Less: Curable FF&E Deterioration                                14,193,000
                                                                   -----------
    Depreciated Replacement Cost of FF&E                            27,327,000
    Percent Depreciated                                                     80%
    Incurable Physical Deterioration of FF&E                        21,862,000
                                                                   ------------
    Estimated Value in Exchange of Personal Property               $ 5,470,000
    ---------------------------------------------------------------------------

    The personal property of a lodging facility may alternately be valued as a critical component of an ongoing business. The "value in use" recognizes that the personal property of a hotel has an economic value greater than its salvage value due to its contribution to the income generating capability of the property as a whole.

    An estimation of the value of personal property in use is also based upon an appraiser's judgment of the average age or remaining life of a hotel's personalty. However, depreciation is estimated on a straight-line basis, assuming that the personalty must be replaced every two to twenty-five years (or seven years on average) and will lose value at a constant annual rate throughout its useful life. This approach recognizes that the personal property will continue to contribute to the value of the total property until it is retired and replaced. This contrasts with value in exchange, or salvage value, which considers the personal property to be separate from the improvements for sale.

    The depreciated book value of a hotel's personal property provides a basis for determining the value of furniture, fixtures, and equipment, because it considers the original cost and annual book depreciation of the personalty. However, the actual years remaining in the life of a hotel's furniture, fixtures, and equipment are generally greater than that expressed in the depreciation schedule utilized for tax purposes. The longevity of personal property depends upon its original quality and durability, timeliness of style, and consistent cleaning and maintenance. The valuation of personal property in use requires that the depreciated book value be adjusted to

HVS International, San Francisco, California                  Cost Approach 142
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


                     reflect the appraisers' judgment of the condition and remaining useful life of a hotel's furniture, fixtures, and equipment.

                     Based upon our inspection of the subject property, we estimate the value in use of the subject's furniture, fixtures, and equipment to be roughly 12% of the total value estimate for the subject hotel. The value of the fee simple interest in the subject property via the income capitalization approach is $330,000,000. Multiplying a ratio of 10% by the value of the subject property equates to a value in use of, say, $33,000,000. Based upon the preceding analysis, the value in use estimate for the personal property of the subject property is as follows.

                     ---------------------------------------------------------------------------
                     VALUE IN USE OF SUBJECT'S PERSONAL PROPERTY
                     ---------------------------------------------------------------------------
                     Market Value of Subject Property via Income Approach           $330,000,000
                     Personal Property Ratio                                                10.0%
                                                                                    ------------
                     Estimated Value in Use of Personal Property                     $33,000,000
                     ---------------------------------------------------------------------------

    CONCLUSION       In the estimation of value according to the cost approach, the values of several components of the total property were quantified. The value of the land was estimated via the ground lease approach. The estimated replacement cost of the building improvements was calculated according to the square-foot cost method using a computer program developed by Marshall & Swift. From the replacement cost, incurable physical deterioration and external and incurable functional obsolescence were subtracted. The depreciation of the shorter-lived furniture, fixtures, and equipment was estimated separately from that of the improvements. The market value estimate via the cost approach may be summarized as follows.

HVS International, San Francisco, California                  Cost Approach 143
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


    ---------------------------------------------------------------------------------------
    SUMMARY OF VALUE VIA THE COST APPROACH
    ---------------------------------------------------------------------------------------
      Replacement Cost of Improvements                                          $92,573,000
      Replacement Cost of Furniture, Fixtures, and Equipment                     34,600,000
      Land Value                                                                 73,000,000
      Developer's Profit                                                         40,034,600
                                                                              -------------
      Total Replacement Cost New                                               $240,207,600

      Less: Curable Physical Deterioration - Building           (10,707,000)
      Less: Incurable Physical Deterioriation- Building         (13,384,000)
      Less: Curable Physical Deterioration-FF&E                 (14,193,000)
      Less: Incurable Physical Deterioriation-FF&E              (21,862,000)
        Total Depreciation                                                      (60,146,0OO)
                                                                              -------------
     Depreciated Replacement Cost                                              $180,061,600


     Estimated Value via the Cost Approach (Say)                        (Say)  $180,100,000
    ---------------------------------------------------------------------------------------

                     Although generally reliable, the data used to compile this estimate provide only a rough indication of what the development cost may be. Individuals who require an accurate cost estimate should retain the services of a professional construction cost estimator. In addition, Marshall & Swift figures do not consider the historic nature and charm of the Hotel Del Coronado. Moreover, the development of the subject property took over 100 years from the initial development of the main building to its current orientation. Such associated development costs are not reflected in the above cost figures. Although generally reliable, the data used to compile this estimate provide only a rough indication of what the development cost of a functional equivalent may be, not a reliable indication of market value. Thus we have concluded that the cost approach is not applicable in determining the market value of the subject property.

    BUSINESS VALUE   A hotel is composed of real property, personal property,
                     and business components. The deduction of a management fee from the forecasted net income stream effectively removes the value of the business from the subject's market value via the income capitalization approach. It is assumed that purchasers of hotel properties would anticipate the cost of management in their investment decision and that the sales prices of comparable properties in the sales comparison approach do not include

HVS International, San Francisco, California                  Cost Approach 144
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


    business value. Consideration of business value need not be made in the cost approach.

HVS International, San Francisco, California       Sales Comparison Approach 145
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

    15. SALES COMPARISON APPROACH

                     The sales comparison approach estimates the value of a property by comparing it to similar properties recently sold or being offered in the open market. Market value is indicated by the price at which equally desirable properties have sold, or for which they can be purchased. The sales comparison approach is based on the principle of substitution, which asserts that when a property is replaceable, its value is limited to the cost of acquiring an equally desirable substitute (assuming that no costly delay is incurred in making the substitution).

                     Hotel investors typically do not employ the sales comparison approach in reaching their final purchase decisions. Factors such as the lack of recent sales data, the numerous insupportable adjustments that are necessary, and the general inability to determine the true financial terms and human motivations of comparable transactions often make the results of the sales comparison approach questionable. Although the sales comparison approach may provide a range of values that supports the final estimate, reliance on this approach beyond the establishment of broad parameters is rarely justified by the quality of the sales data.

    HOTEL MARKET     The market for hotel investments nationwide is currently
    OVERVIEW         very robust as buyers perceive a window of opportunity to
                     purchase lodging facilities below replacement cost.
                     Barriers to entry remain relatively high for new full-service hotel development due to a lack of feasibility and financing. Improving economic conditions and limited new supply create opportunity for existing hotels. Furthermore, the numerous publicly traded hotel companies and hotel REITs are competing for the acquisition of properties, which is driving up values and lowering return requirements. In addition, the difficulty in developing hotels in California makes acquiring a property such as the subject especially attractive.

    COMPARABLE
    SALES DATA       The following sales represent transactions of high-end
                     hotel and resort properties located in Northern and Southern California that have occurred in the past two years. Although they are not considered directly comparable to the subject property, they do serve to give an indication of sales activity for general informational purposes. They are presented in order of recency.

HVS International, San Francisco, California       Sales Comparison Approach 146
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


    SALE #1:
    --------
    Property:           Hotel Del Coronado
    Location:           Coronado, California
    Number of Rooms:    692
    Date of Sale:       August 1997
    Grantor:            Travelers Group
    Grantee:            Lowe Enterprises Investment Management, Inc.
    Sales Price:        $330,000,000
    Terms:              All cash
    Price per Room:     $476,879
    Interest Conveyed:  Fee simple
    Overall Cap. Rate:  7.9% (Based on 1996 net income of $25,949,000)
    Confirmed by:       Lowe Enterprises
    Comments:           This represents the recent sale of the subject
                        property as discussed throughout this report.

HVS International, San Francisco, California       Sales Comparison Approach 147
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

    SALE #2:
    --------
    Property:          Ritz-Carlton Laguna Niguel
    Location:          1 Ritz Carlton Drive
                       Dana Point, California
    Number of Rooms:   393
    Date of Sale:      August 1997
    Grantor:           Prudential Insurance Co.
    Grantee:           Security Capital Group
    Sales Price:       $225,000,000
    Terms:             All cash
    Price per Room:    $572,519
    Comments:          The hotel is a Mediterranean-style resort
                       perched on a bluff overlooking the Pacific
                       Ocean. The Ritz-Carlton features 393
                       guestrooms, meeting space accommodating up to 700 people, six food and beverage outlets, four tennis courts, a fitness center, business center, and two pools and Jacuzzis. The property recorded an occupancy of 81% and an average rate of $236, resulting in a RevPAR of $191.16 in 1996.

HVS International, San Francisco, California       Sales Comparison Approach 148
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

    SALE #3:
    --------
    Property:          Ritz-Carlton Marina del Rey
    Location:          4375 Admiralty Way
                       Los Angeles, California
    Number of Rooms:   306
    Date of Sale:      January 1997
    Grantor:           Shimizu Bank, Mitsui Bank, and Ritz-Carlton
    Grantee:           Host Marriott
    Sales Price:       $56,600,000
    Terms:             Not disclosed
    Price per Room:    $184,967
    Interest Conveyed: Leasehold
    Overall Cap. Rate: 11.7% (based on estimated net operating income of $6.6 million)
    Confirmed by:      Patrick Deming, Secured Capital Corporation
    Comments:          The hotel is located on the waterfront in Marina
                       del Rey. The Ritz-Carlton features 306 guestrooms,
                       approximately 14,790 square feet of meeting space, four
                       food and beverage outlets, three tennis courts, a fitness
                       center, 12 yacht slips, and a private English garden.
                       Although the hotel has a Mobil four-star/AAA five-diamond
                       rating, the hotel has underachieved in terms of average
                       rate relative to its primary competitors. The property is
                       encumbered by a ground lease with the county of Los
                       Angeles, which reportedly resulted in the higher
                       capitalization rate applied. The property recorded an
                       occupancy of 83% and an average rate of $168, resulting
                       in a RevPAR of $139 in 1996.

HVS Intemational, San Francisco, California       Sales Comparison Approach 149
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


    REVIEW OF SALES    The unadjusted sales prices from the three transactions
                       range from roundly $185,000 to $573,000 per room. The high end of the range is formed by the Ritz-Carlton
                       Laguna Niguel which sold in August 1997. As mentioned, this property is located on the Pacific Ocean and overlooks a bluff, providing breathtaking views of the beach and water. In addition, the subject property sold in August 1997 for roundly $477,000 per room. The subject is an historic property containing an extensive resort complex combined with a rich history and heritage. The Hotel Del Coronado's RevPAR achievement of
                       $151.77 in 1996 as significantly lower than that of the Ritz-Carlton Laguna Niguel. The sales prices of both the subject property and the Ritz-Carlton Laguna Niguel are considered to be exceptional due to their California waterfront locations, international reputations, and irreplaceable assets. The remaining sale equated to roundly $185,000 per room. This sale represents a property which is less desirable than the subject, being comparable in facilities and setting to the subject's competitors located on Coronado Island, the Loews
                       Coronado Bay Resort and Le Meridian, and is encumbered with an onerous ground lease.

    CONCLUSION         Although the sales comparison approach may be useful in
                       providing a value range and reflecting certain market characteristics, its applicability is limited by the numerous possible points of difference between the subject Property and other hotels that have sold in recent years. However, given that the subject property sold on August 27, 1997, roughly two months before our date of value, the sales price most likely represents the subject's true market value. As such, we have concluded the subject property's value via the sales comparison approach equates to $330,000,000 or $476,879 per room.

HVS International,
San Francisco, California               Reconciliation of Value Indications 150
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

    16. RECONCILIATION OF VALUE INDICATIONS

                     The reconciliation, which is the last step in the appraisal process, involves summarizing and correlating the data and procedures employed throughout the analysis. The final value conclusion is arrived at after reviewing the estimates indicated by the cost, sales comparison, and income capitalization approaches. The relative significance, applicability, and defensibility of each indicated value are considered, and the greatest weight is given to that approach deemed most appropriate for the property being appraised. The purpose of this report is to estimate the market value of the fee simple interest in the subject property; our appraisal involves a careful analysis of the property itself and the economic, demographic, political, physical, and environmental factors that influence real estate values. Based on the data set forth in this report, the following value indications were developed.

                     APPROACH                   VALUE INDICATION
                     --------                   ----------------
                     Cost                        Not Applicable
                     Sales Comparison             $330,000,000
                     Income Capitalization        $330,000,000

    COST APPROACH    Because the cost approach does not reflect the economic
                     factors that motivate knowledgeable hotel investors (i.e., projected net income and return on investment), the cost approach is given limited weight in the valuation of income-producing properties. Furthermore, the difficulty in estimating and substantiating a number of highly subjective variables (such as effective age, accrued depreciation, and the remaining economic life of the improvements) limits the applicability of the cost approach as an effective valuation method. Moreover, lodging facilities are rarely sold or purchased on the basis of depreciated cost. Considering the property's age condition, historic nature, and unique charm we consider this approach inapplicable in the valuation of the subject property.

HVS International,
San Francisco, California               Reconciliation of Value Indications 151
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


SALES COMPARISON         The sales comparison approach uses actual sales of
APPROACH                 similar properties to provide an indication of the
                         subject property's value. Although we have investigated a number of sales in an attempt to develop a range of value indications, we have not performed adjustments necessary to render these sales prices comparable to the subject property. The adjustments, which tend to be subjective, diminish the reliability of the sales comparison approach;
                         furthermore, typical hotel investors employ a sales comparison procedure only to establish broad value parameters. However, given the subject property sold approximately two months prior to our date of value, the price paid for the subject property at this time does give a strong indication of market value.

INCOME CAPITALIZATION    To estimate the subject property's value via the
APPROACH                 income capitalization approach, we have analyzed the
                         local market for transient accommodations, examined the competitive environment, projected occupancy and average rate levels, and developed a forecast of income and expense that reflects anticipated income trends and cost components through a stabilized year of operation. The subject property's projected net income before debt service was allocated to the mortgage and equity components based on market rates of return and loan-to-value ratios. Through a discounted cash flow and income capitalization procedure, the value of each component was calculated;
                         the total of the mortgage and equity components equates to the value of the property.

                         Our nationwide experience indicates that the procedures used in estimating market value by the income capitalization approach are comparable to those employed by the hotel investors who constitute the marketplace. For this reason, we believe that the income capitalization approach produces the most supportable value estimate, and it is given the greatest weight in our final estimate of the subject property's market value.

VALUE CONCLUSION         Careful consideration has been given to the strengths
                         and weaknesses of the three approaches to value discussed above. In recognition of the purpose of this appraisal, we have given primary weight to the value indicated by the income capitalization approach. Based on our analysis, it is our opinion that the market value of the fee simple interest in the Hotel Del
                         Coronado, as of October 28, 1997, is:


                                              $330,000,000
                                   THREE HUNDRED THIRTY MILLION DOLLARS

HVS International,
San Francisco, California               Reconciliation of Value Indications 152
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

    This value estimate equates to $476,879 per room, which is supported by market sales.

HVS International
San Francisco, California   Statement of Assumptions and Limiting Conditions 153
--------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

    17. STATEMENT OF ASSUMPTIONS AND LIMITING
        CONDITIONS

   1.   This report is to be used in whole and not in part.

   2. No responsibility is assumed for matters of a legal nature, nor do we render any opinion as to title, which is assumed to be marketable and free of any deed restrictions and easements. The property is valued as though free and clear unless otherwise stated.

   3. There are no hidden or unapparent conditions of the property, sub-soil or structures, such as underground storage tanks, that would render it more or less valuable. No responsibility is assumed for these conditions or any engineering that may be required to discover them.

   4. We have not considered the existence of potentially hazardous materials used in the construction or maintenance of the building, such as asbestos, urea formaldehyde foam insulation, or PCBs, nor have we considered the presence of any form of toxic waste. Furthermore, we have also not considered polychlorinated biphengyls, pesticides, and lead-based paints. The appraisers are not qualified to detect any hazardous substances and urge the client to retain an expert in this field if desired.

   5. We have made no survey of the property, and assume no responsibility in connection with such matters. Sketches, photographs, maps, and other exhibits are included to assist the reader in visualizing the property. It is assumed that the use of the land and improvements is within the boundaries of the property described, and that there is no encroachment or trespass unless noted.

HVS International,
San Francisco, California   Statement of Assumptions and Limiting Conditions 154
--------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

   6. All information, financial operating statements, estimates, and opinions obtained from parties not employed by HVS International are assumed to be true and correct. We can assume no liability resulting from misinformation.

   7. Unless noted, we assume that there are no encroachments, zoning violations, or building violations encumbering the subject property.

   8. The property is assumed to be in full compliance with all applicable federal, state, local, and private codes, laws, consents, licenses, and regulations (including a liquor license where appropriate), and that all licenses, permits, certificates, franchises, and so forth can be freely renewed or transferred to a purchaser.

   9. All mortgages, liens, encumbrances, leases, and servitudes have been disregarded unless specified otherwise.

   10. No portions of this report may be reproduced in any form without our permission, and the report cannot be disseminated to the public through advertising, public relations, news, sales, or other media.

   11. We are not required to give testimony or attendance in court by reason of this analysis without previous arrangements, and only when our standard per diem fees and travel costs are paid prior to the appearance.

   12. If the reader is making a fiduciary or individual investment decision and has any questions concerning the material presented in this report, it is recommended that the reader contact us.

   13. We take no responsibility for any events or circumstances that take place subsequent to either the date of value or the date of our field inspection, whichever occurs first.

   14. The quality of a lodging facility's on-site management has a direct effect on a property's economic viability and value. The financial forecasts presented in this analysis assume continued professional management by Destination Hotels and Resorts or an alternate professional management company with management fees deducted at market rates. Any variance from this assumption may have a significant impact on the projected operating results and value estimate.

HVS International,
San Francisco, California   Statement of Assumptions and Limiting Conditions 155
--------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

   15. The estimated operating results presented in this report are based on an evaluation of the overall economy, and neither take into account nor make provision for the effect of any sharp rise or decline in local or national economic conditions. To the extent that wages and other operating expenses may advance during the economic fife of the property, we expect that the prices of rooms, food, beverages, and services will be adjusted to at least offset these advances. We do not warrant that the estimates will be attained, but they have been prepared on the basis of information obtained during the course of this study and are intended to reflect the expectations of typical investors.

   16. This analysis assumes continuation of all Internal Revenue Service tax code provisions as stated or interpreted on either the date of value or the date of our field inspection, whichever occurs first.

   17. Many of the figures presented in this report were generated using sophisticated computer models that make calculations based on numbers carried out to three or more decimal places. In the interest of simplicity, most numbers have been rounded to the nearest tenth of a percent. Thus, these figures may be subject to small rounding errors.

   18. Any distribution of the total value between the land and improvements or between partial ownership interests applies only under the stated use. Moreover, separate allocations between components are not valid if this report is used in conjunction with any other analysis.

   19. The Americans with Disabilities Act (ADA) became effective on January 26,1992. We have conducted no specific compliance survey to determine whether the subject property is in conformity with the various detailed requirements of the ADA. It is possible that the property does not comply with the requirements of the act, and this could have an unfavorable effect on the property value. Because we have no direct evidence regarding this issue, our estimate of value does not consider possible non-compliance with the ADA.

   20. This study was prepared by HVS International, a division of M&R Valuation Services, Inc. All opinions, recommendations and conclusions expressed during this assignment have been rendered



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HVS International,
San Francisco, California   Statement of Assumptions and Limiting Conditions 156
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        by the staff of M&R Valuation Services, Inc., acting solely as employees and not as individuals.

   21. Our estimate of market value reflects a deduction of roundly $24,900,000 for capital expenditures that, in the opinion of the appraisers, a prudent buyer would deem necessary. The value assumes that of the $53,000,000 renovation budget, approximately $25,300,000 is funded out of annual FF&E reserves. The appraisal also assumes that the renovations are completed as described in a good workmanlike manner.

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HVS International,
San Francisco, California   Statement of Assumptions and Limiting Conditions 157
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-------------------------------------------------------------------------------
18. CERTIFICATION

    We, the undersigned appraisers, hereby certify:

   1. that the statements and opinions presented in this report, subject to the limiting conditions set forth, are correct to the best of our knowledge and belief;

   2. that Mark D. Capasso personally inspected the property described in this report and that Elaine Sahlins and Suzanne R. Mellen, CRE, MAI did not personally inspect the property but did actively participate in the analysis and conclusions;

   3. that the appraisers have extensive experience in the valuation of hotels and believe that they are competent to undertake this appraisal;

   4. that we have no current or contemplated interests in the real estate that is the subject of this report;

   5. that we have no personal interest or bias with respect to the subject matter of this report or the parties involved;

   6. that this report sets forth all of the limiting conditions (imposed by the terms of this assignment) affecting the analyses, opinions, and conclusions presented herein;

   7. that the fee paid for the preparation of this report is not contingent upon the amount of the value estimate;

   8. that this report has been prepared in accordance with and is subject to the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute;


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HVS International,
San Francisco, California   Statement of Assumptions and Limiting Conditions 158
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[HVS INTERNATIONAL LOGO]



   9. that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives;

   10. that this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (as adopted by the Appraisal Foundation);

   11. that no one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report;

   12. that as of the date of this report, Suzanne R. Mellen, CRE, MAI, has completed the requirements of the continuing education program of the Appraisal Institute;

   13. that this appraisal is not based on a requested minimum value, a specific value, or the approval of a loan.


                                        /s/ Mark D. Capasso
                                        ----------------------------------
                                        Mark D. Capasso, as an employee of
                                        M&R Valuation Services, Inc.

                                        /s/ Elaine Sahlins
                                        ---------------------------------
                                        Elaine Sahlins, as an employee of
                                        M&R Valuation Services, Inc.

                                        /s/ Suzanne R. Mellen
                                        ----------------------------------------
                                        Suzanne R. Mellen, CRE, MAI, as an
                                        employee of M&R Valuation Services, Inc.

HVS International, San Francisco, California                             Addenda
--------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

--------------------------------------------------------------------------------
    ADDENDA

    Accepted Proposal
    Legal Description
    Photographs of Subject Property

[HVS INTERNATIONAL LOGO]
-------------------------------------------------------------
                                    PROPOSAL
                                    -----------------------------------------
                                    FOR AN
                                    -----------------------------------------
                                    ECONOMIC STUDY AND APPRAISAL
                                    -----------------------------------------
                                    HOTEL DEL CORONADO
                                    -----------------------------------------
                                    SAN DIEGO, CALIFORNIA
                                    -----------------------------------------

SUBMITTED TO:

Mr Marc Childress
Morgan Stanley Mortgage Capital, Inc.
1585 Broadway
New York, NY 10036
(212)790-7212 Phone
(212)761-0509 Fax

PREPARED BY:

Hospital Valuation Services
A Division of Hotel Consulting Services, Inc.
372 Willis Avenue
Mineola, NY 11501
(516)248-8828 Phone
(516)742-3059 Fax
Web Site: www.hvs-intl.com

October 21, 1997

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Hospitality Valuation Services, Mineola, New York                     PROPOSAL 1
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[HVS INTERNATIONAL LOGO]

PROPOSAL FOR AN ECONOMIC STUDY AND APPRAISAL REPORT

                  Pursuant to our conversation, we are pleased to submit this proposal for services of the Hospitality Valuation Services division of Hotel consulting Services, Inc. in connection with the Hotel Del Coronado, San Diego, California. This letter sets forth a description of the objectives and scope of the assignment, along with the methodology to be employed, an estimate of the time requirements and a schedule of professional fees.

OBJECTIVE         The objective of this assignment is to perform an economic study and appraisal for the purpose of evaluating the marked demand, analyzing the economics, projecting income and expense and estimating the market value of the above-captioned property. Our valuation will be as of the date specified by you and will consist of one overall value incorporating the land, improvements and personal property components.

                  In order to accomplish the objective described above, our work will be conducted in three phases, which typically include the following steps:

PHASE ONE:         1. We will meet with you and/or your representatives to
FIELDWORK             discuss our study in more detail and formulate a schedule
                      for performing the fieldwork. At this time, we will gather any information from you which may assist us in performing this assignment (a list of necessary information is set forth in this proposal).

                   2. An on-site inspection of the subject property will be
                      made to determine the current physical condition and functionality of the improvements, as well as the furniture, fixtures and equipment. We will view and evaluate the public areas, back-of-the-house space, a sample of the guestrooms and the mechanical equipment.
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Hospitality Valuation Services, Mineola, New York                     PROPOSAL 2
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[HVS INTERNATIONAL LOGO]

                   3. The physical orientation of the subject site with respect to access and visibility to highways, other forms of transportation and the local demand for accommodations will be analyzed. We will also review the supportive nature of surrounding land uses as they relate to the subject property.

                   4. The demand for transient accommodations will be
                      investigated to identify the various generators of visitation operating within the local market. The current and anticipated potential of each of these market segments will be evaluated to determine the extent of existing and future demand. Interviews with officials of business and government, as well as statistical data collected during the fieldwork, are useful in locating and quantifying transient demand. In conjunction with the identification of potential demand, an investgation will be made of the respective strengths of these markets in terms of seasonality, weekly demand fluctuations, vulnerability to economic trends and changes in travel patterns and other related factors. When appropriate, similar market research procedures are utilized in estimating the demand for food, beverage, banquet and other facilities.

                   5. The market orientation of nearby lodging facilities will be evaluated to determine their competitive position with respect to the subject. Those properties displaying similar market attributes will receive a physical inspection, along with selective management interviews, to estimate levels of occupancy, room rates, market segmentation and other pertinent operational characteristics. Some of the competitive factors that will be specifically reviewed include: location, type and quality of facilities, physical condition, management expertise and chain affiliation.

                   6. Statistical data relating to general economic and
                      demographic trends often foreshadows future potential for market area and neigborhoods. Interviews with local Chambers of Commerce, economic development agencies and other related organizations, along with an investigation of the subject's primary market area will reveal patterns reflecting growth, stability or decline.

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Hospitality Valuation Services, Mineola, New York                     PROPOSAL 3
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[HVS INTERNATIONAL LOGO]

                   7. Expense factors relating to local conditions such as
                      labor, food and beverage costs, energy rates, assessed values and taxes will be researched. In most instances, we will attempt to utilize actual expense experience from either the subject or comparable properties in the economic portion of our appraisal.

                   8. Through interviews with hotel operators, developers,
                      governmental officials and others, we will ascertain the status of projects under construction, purposed or rumored which might be competitive with the subject property.

                   9. Depending on the nature of the assignment and the
                      individual characteristics of the subject's market, our field work may also include:

                      o Interviews with zoning and building officials;

                      o Meetings with local planners, highway officials and
                        property assessors;

                      o Discussions with other appraisers, counselors, real
                        estate and mortgage brokers, bankers, architects, builders and developers.

PHASE TWO:         1. Based on the data and information gathered during the
ANALYSIS fieldwork phase, along with our extensive library of actual hotel operating statements, financial statistics, area hotel trends and investor requirements, we will first perform a supply and demand analysis for the subject property to determine its market orientation and competitive position with respect to other lodging facilities. The supply and demand analysis typically encompasses the following eight steps:

                      a. Using the occupancy levels and market segmentations of
                         the competitive properties, the number of room nights actually accommodated in each segment is calculated by multiplying each property's room count by its occupancy, market segmentation and 365 days. This yields the accommodated room night demand. The annual number of room nights occupied per room in each segment is also calculated (room nights occupied per year divided by the room count), and the resulting figure serves as a competitive index.

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Hospitality Valuation Services, Mineola, New York                     PROPOSAL 4
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[HVS INTERNATIONAL LOGO]

                      b. Latent demand (which consists of unaccommodated and
                         induced demand) is estimated for each market segment.

                      c. Growth rates are projected for each of the market
                         segments.

                      d. The total usable room night demand (which consists of
                         usable latent demand and accommodated demand) is projected.

                      e. The area's guestroom supply and total room nights
                         available are quantified for each projection year.

                      f. The overall competitive occupancy is calculated for
                         each projection year.

                      g. Using competitive indexes, the relative competitiveness of each of the area hotels is evaluated.

                      h. The subject property's market share, number of room
                         nights captured, and occupancy levels are quantified based on its perceived competitiveness relative to the other lodging facilities in the market.

                      This analysis will result in a quantification and documentation of probable future trends in the subject's occupancy, average rate and overall rooms revenues. A similar procedure will be utilized in projecting food, beverage and other revenues.

                   2. Using actual income and expenses statements of the subject property (if available), as well as operating data from comparable lodging facilities, we will develop income and expense estimates corresponding to the level of activity and quality of operations indicated by the projected occupancy and average rate.

                   3. A projection of income and expense representing future
                      expectations of income potential will be made for a ten-year period of time. This analysis will utilize HVS Software, a sophisticated computerized financial analysis package, developed by Stephen Rushmore and Suzanne Mellen. The logic behind the projection of income and expense is based on the premise that hotel revenue and expenses have one component that is fixed and another that varies directly with occupancy and facility usage. The software takes a known level of revenue or expense and calculates the

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Hospitality Valuation Services, Mineola, New York                     PROPOSAL 5
--------------------------------------------------------------------------------
[HVS INTERNATIONAL LOGO]


                      fixed and variable component. The fixed component is then held constant while the variable component is adjusted for the percent change between the projected occupancy and facility usage that produced the known level of revenue or expense. Our projected income statements conform with the Uniform System of Accounts for Hotels and include a detailed line-by-line account of all revenue sources and expenses.

                   4. The current market for hotel/motel transfers, mortgage
                      rates and hostelry equity investment requirements will be researched. Using these market indicators as a base and adjusting for potential investment benefits and risks displayed by the subject property, we will formulate an appropriate capitalization rate.

                   5. Following the recommended procedures and industry
                      standards set forth in the textbooks The Valuation of Hotel and Motels, Hotels, Motels, and Restaurants:
                      Valuation and Market Studies, The Computerized Income Approach to Hotel-Motel Valuations, and Hotels and Motels:
                      A Guide to Market Analysis, Investment Analysis, and Valuations that we authored for The Appraisal Institute, an estimate of market value will be developed by the Income Capitalization Approach. When relevant, comparable data is available, either the Cost Approach and/or Sales Comparison Approach will be utilized as a valuation cross check.

PHASE THREE       Complete documentation of our fieldwork, analyses and value
WRITTEN REPORT:   conclusions will be set forth in our narrative report.
                  Conforming to the standards of The Appraisal Institute (MAI), the appraisal will contain the following sections:

                   1. Purpose of the appraisal and definition of value

                   2. Description of the site and physical improvements and
                      amenities

                   3. Reviews of the area and neighborhood

                   4. Analysis of the market for transient accommodations

                   5. Examination of existing and proposed competition

                   6. Projection of income and expenses

                   7. Development of an appropriate capitalization rate

Hospitality Valuation Services, Mineola, New York                     PROPOSAL 6
--------------------------------------------------------------------------------
[HVS INTERNATIONAL LOGO]

                      8. Review of other valuation approaches

                      9. Value conclusion

                     10. Signed MAI certificate

                  When appropriate, we will include graphics such as photographs, maps, surveys, plans and charts assist in visualizing our findings. The final reports will be individually laser printed utilizing a state-of-the-art desktop publishing system.

REQUESTED         To aid us in performing this assignment, we request that you
INFORMATION       provide us with the following information (when applicable):

                      1. Income and expense statements and balance sheets with
                         full supporting schedules for the past three years; a summary of occupancy and average rate, by month, for the past two years;

                      2. Any leases, management contracts, franchise agreements, mortgages, title reports, stock or partnership agreements, union agreements, service contracts, reservation reports, inspection reports, engineering reports, etc.;

                      3. Architectural/floor plans and plot plans, survey and
                         legal description;

                      4. Operating budgets, projections, marketing plans, etc.;

                      5. Past appraisals, market and feasibility studies, impact studies, prospectuses, Smith Travel STAR reports; any Phase I or Phase II environmental audit reports;

                      6. The latest real and personal property tax bills and
                         name of legal owner;

                      7. List of capital expenditures for the past three years
                         and capital budget (cost) projections;

                      8. Terms of purchase or sale of the subject property
                         including options and listings. Terms required: price, date, and financing. Include a copy of the contract and closing statement;

                      9. Detailed ownership history for the subject property for the last five years.

Hospitality Valuation Services, Mineola, New York                     PROPOSAL 7
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[HVS INTERNATIONAL LOGO]


SATISFACTION     We are confident that you will find our report to be
GUARANTEE        comprehensive, thorough and complete. Upon submission of our first draft, we will incorporate any suggestions you may have that would enhance the effectiveness of our presentation.

PERSONALIZED     Upon submission of our study, members of Hospitality
SUPPORT          Valuation Services will be available to meet with you and/or any third party to go over our analysis and conclusions. This personalized support enhances the credibility of our findings and assists you in achieving your objectives.

UNIQUE           Your assignement will be performed by HVS associates who
QUALIFICATION    specialize exclusively in hospitality-related consulting. All
CONSULTING       possess a unique combination of actual industry operating
                 experience and real estate valuation cross training. Most have degrees from leading hotel management schools.

SYNDICATIONS     Unlike accounting firms, Hotel Consulting Services, Inc. will
AND PUBLIC       allow this report to be utilized in syndications and public
OFFERINGS        offerings provided that its contents and conclusions are not communicated in a misleading manner. Hotel Consulting Services, Inc. will also give permission for an electronic copy of the report to be filed with the SEC. There is no additional charge for this service.

TIMING We anticipate that our fieldwork, analysis and preparation of the economic study and appraisal report can be completed within approximately 20 days of your execution of this agreement and receipt of all requested information. We understand that you require a draft copy by November 7, 1997 and anticipate no diffculty in meeting this deadline, assuming the requested information is received in a timely manner.

PROFESSIONAL     Our fee for the fieldwork, analysis and preparation of the
FEES             economic study and appraisal report will be     , payable
                 upon execution of this agreement and     prior to delivery
                 of the economic study and appraisal report in its final, signed format. It is our normal policy to provide a draft copy of our final report for your review. Upon you approval of this draft, we will commence printing the final report, which will be delivered to you when our invoice for services has been paid in full. This fee covers all report preparation costs, such as graphics, photographs, typing, proofreading, printing and binding, and includes five copies of the final report which will be delivered to you.

Hospitality Valuation Services, Mineola, New York                     PROPOSAL 8
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[HVS INTERNATIONAL LOGO]

                 Payment must be made in U.S. dollars, using either a check drawn on a U.S. bank or write transfer of funds to the account of Hotel Consulting Services, Inc.

                 In addition to our professional fees, you agree to reimburse us for reasonable out-of-pocket travel and related expenses incurred while traveling on your behalf. You also agree to pay the cost of Smith Travel Research market occupancy reports if this information is not available from the property, along with the cost of any Federal Express charges incurred in connection with this assignment. You will be billed periodically for these expenses, which will be due and payable upon presentation of our bills. Such expenses are not to exceed $2,500 without the prior consent of Morgan Stanley.

                 If payment professional fees and out-of-pocket travel and related expenses is not received within thirty (30) days of the billing date, the Hospitality Valuation Services division of Hotel Consulting Services, Inc. reserves the right to suspend all work until payment is made and apply a service charge of 1.5 percent per month or fraction thereof to the total unpaid sum. It is further agreed that in the event any type of action becomes necessary to enforce collection of bills rendered, you will be responsible for all collection costs, including but not limited to court costs and reasonable legal fees. It is understood that Hospitality Valuation Services may extend the time for payment on any part of billings rendered without affecting the understanding outlined above.

                 If any dispute, controversy or claim arises in connection with the performance or breach of this agreement then such dispute, controversy or claim shall be settled by arbitration in accordance with the laws of the State of New York and the then current Commercial Arbitration Rules of the American Arbitration Association, and shall take place in Mineola, New York, unless the parties agree to a different locale.

                 Such arbitration shall be conducted before a panel of three persons, one chosen by each party and the third selected by the two party-selected arbitrators. The arbitration panel shall have no authority to award nonmonetary or equitable relief, and any monetary award shall not include punitive damages.

                 The award issued by the arbitration panel may be confirmed in a judgment by any federal of state court of competent jurisdiction. All reasonable costs of both parties, as determined by the arbitrators, including (1) the fees and

Hospitality Valuation Services, Mineola, New York                     PROPOSAL 9
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[HVS INTERNATIONAL LOGO]


                 expenses of the AAA and the arbitrators and (2) the costs, including reasonable attorneys' fees, necessary to confirm the award in court shall be borne entirely by the non-prevailing party (to be designated by the arbitration panel in the award) and may not be allocated between the parties by the arbitration panel.

                 It is agreed that the liability of the Hospitality Valuation Services division of Hotel Consulting Services, Inc., its employees and anyone else associated with this assignment is limited to the amount of the fee paid is liquidated damages. You acknowledge that any opinions, recommendations and conclusions expressed during this assignment will be rendered by the staff of Hotel Consulting Services, Inc. acting solely as employees and not as individuals. Any responsibility of Hospitality Valuation Services is limited to the client, and use of our product by third parties shall be solely at the risk of the client and/or third parties.

                 The study described in this proposal will be made subject to certain assumptions and limiting conditions. A copy of our normal assumptions and limiting conditions will be provided upon request.

                 Contents from the report described in this proposal may be used for a syndication after obtaining approval from Hotel Consulting Services, Inc. Approval will be granted if our information and conclusions are not communicated in a misleading manner.

                 If the foregoing proposal meets with your acceptance, please sign and return one copy of this agreement, together with your retainer check in the amount of $10,000. Your signature beneath the words "Agreed to and Accepted," together with your remittance, signify your agreement to employ the Hospitality Valuation Services division of Hotel Consulting Services, Inc. for these services.

                 In order to schedule our assignments and perform your study in accordance with the limiting set forth above, we ask that you return an executed copy of this agreement on or before October 24, 1997.

                 In addition to the services set forth in this proposal, Hospitality Valuation Services offers environmental consulting and executive search. HVS Eco Services evaluates a hotel's environmental sensitivity with respect to solid waste management, energy and water conservation, governmental compliance and employee education. Its environmental audit is designed to reduce operating expenses and promote environmental awareness.

Hospitality Valuation Services, Mineola, New York                    PROPOSAL 10
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[HVS INTERNATIONAL LOGO]


                 Environmentally sensitive hotels are awarded the ECOTEL Certification--the green seal of the hotel industry. HVS Executive Search is a human resource consulting practice dedicated to the recruitment of senior lodging industry executives. For futher information on these services, please contact the undersigned.

                 We appreciate the opportunity of submitting this proposal and look forward to working with you on this assignment.


                                 Very truly yours,
                                 The Hospitality Valuation Services division of HOTEL CONSULTING SERVICES, INC.


                                 /s/ Anne R. Lloyd-Jones


                                 Anne R. Lloyd-Jones, CRE
                                 Senior Vice President




                                 /s/ Stephen Rushmore


                                 Stephen Rushmore, CRE, MAI, CHA
                                 President




                        AGREED TO AND ACCEPTED:
                        Morgan Stanley Mortgage Capital, Inc.
                        re: Hotel Del Coronado, San Diego, California

                        By: /s/
                           ----------------------------
                        DATE:     October 21, 1997
                             --------------------------

                        ARL-J:SR:wm

                             Consent of Consultant
                             ---------------------

We consent to the inclusion of any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of the Prospectus Supplement relating to Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates, Series 1998-XL1, of our market study and/or appraisal with respect to the property Hotel Del Coronado and we consent to the reference of our firm under the caption "Experts" in such Prospectus Supplement.

                                           HOSPITALITY VALUATION SERVICES

                                           By: /s/ Anne R. Lloyd-Jones
                                              ------------------------------
                                               Name:  Anne R. Lloyd-Jones
                                               Title: Senior Vice President

                                           Signed on  October 21, 1997

                            Partnership Grant Deed



                               [ILLEGIBLE TEXT]

All those portions of Block 2 and 2-A, and portion of Street (vacated by Resolution No. 1521, recorded November 25, 1941 as Instrument No. 72956 in the office of the County Recorder of said County) in Resubdivision of Blocks 1, 2, 2-A and 3 of Coronado Beach South Island, according to Map thereof No. 1161 filed in the office of the County Recorder of said County, and that portion of the Island or Peninsula of San Diego, according to General Land Office Map approved June 11, 1863, included in the 5.962 acre parcel shown on the Record of Survey Map No. 7623 filed in the office of said County Recorder, described as follows:

Beginning at the most Southeasterly corner of Parcel 4 of Parcel Map No. 2112 filed in the office of the County Recorder, thence along the Southwesterly line of said Parcel 4, North 52(degree) 24' 30" West 311.69 feet to an angle point therein; thence North 34(degree) 59' 50" West 122.68 feet; thence leaving said line South 35(degree) 44' 25" West 77.19 feet; thence South 54(degree) 15' 35" East 226.00 feet; thence South 35 (degree) 44' 25" West 75.00 feet; thence South 54 (degree) 15' 35" East 69.00 feet; thence South 36(degree) 41'29" West
171.07 feet to a point in the Northeasterly line of the land described in deed to the City of Coronado, recorded August 14, 1972 at file page No. 213766 of official Records; thence along said Northeasterly line South 49 (degree) 23' 42" East 186.30 feet to the Southeasterly line of said 5.962 Acre Parcel of land above mentioned; thence along said Southeasterly line Northerly along the arc of a non-tangent curve concave Westerly a distance of 35.32 feet; thence tangent to said curve North 25 (degree 32' 55" East 249.93 feet to a tangent 530 foot raidus curve concave Southeasterly; thence Northerly along the arc of said curve 7.66 feet to the Point of Beginning.

Containing 1.436 Acres

RJ/lbp
A-6595
2/14/78

                                   EXHIBIT A
                                   ---------

                                                                   Page 1 of 2.

62,563 SQ.FT.

That portion of Parcel 3 of Parcel Map No. 2112, in the City of Coronado, County of San Diego, State of California, according to Map thereof filed in Book of Parcel Maps as File No. 73-330044 of Official Records in the office of the County Recorder of said County being a division of Block 2 and 2A of Resubdivision of Blocks 1, 2, 2A and 3, Coronado Beach, South Island, Map No. 1161, and a portion of the island or peninsula of San Diego, according to General Land Office Map approved June 11, 1868, described as follows:

Beginning at the southwesterly corner common to Parcels 2 & 3 of said Parcel Map 2112; thence along the boundary line of said Parcel 3, North 68(degree) 26' 26" East 320.65 feet to a tangent curve concave Southerly; thence Easterly along the arc of said curve 20.68 feet through an angle of 13(degree) 09' 46"; thence leaving said said curve South 36(degree) 14' 48" West 317.49 feet to a point in the arc of 119 foot radius curve concave Northwesterly, a radial line of said curve bears South 59(degree) 51' 28" West to said point; thence Northwesterly along the arc of said curve 74.12 feet through an angle of 35(degree) 41' 17"; thence leaving said North 70(degree) 58' 04" West 48.25 feet to a tangent 75 foot radius curve concave northerly; thence westerly along the arc of said curve 30.26 feet through an angle of 23 (degree) 06' 47"; thence tangent to said curve North 47(degree) 51' 17" West 48.62 feet to the point of beginning.

Containing 0.635 Acres
RJ/lbp
A-6595
2/14/78




                                   EXHIBIT A


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27,626 SQ.FT.


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HVS International, San Francisco, California                     Qualifications
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]
-------------------------------------------------------------------------------

QUALIFICATIONS






                         Mark D. Capasso
                         Elaine Sahlins
                         Suzanne R. Mellen, CRE, MAI

HVS International, San Francisco, California   Qualifications of Mark D. Capasso
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


    MARK D. CAPASSO

    EMPLOYMENT
    1994 to present      HVS GAMING SERVICES
                         San Francisco, California
                         (Casino Valuations, Market Studies, Feasibility
                         Reports, and Gaming Analysis)

    1994 to present      HOSPITALITY VALUATION SERVICES
                         San Francisco, California
                         (Hotel/Motel Valuations, Market Studies, Feasibility
                         Reports, and Investment Counseling)

    1993 to 1994         LAS VEGAS HILTON
                         Las Vegas, Nevada

    1993 to 1994         CALIFORNIA CASINO HOTEL
                         Las Vegas, Nevada

    1990 to 1993         QUALITY INN SUNRISE SUITES HOTEL
                         Las Vegas, Nevada

    1988 to 1990         BRISTOL SUITES HOTEL
                         Dallas, Texas

    EDUCATION            BS - School of Hotel Administration, University of
                         Nevada, Las Vegas

                         Scuola Administratione di Aziendale; Turin, Italy, European Economic Community Studies

                         Courses: 310 Income Capitalization; SPPA; SPPB - Appraisal Institute

    TEACHING AND LECTURE University of Nevada, Las Vegas: Hotel Feasibility
    ASSIGNMENTS          Analysis - Guest Lecturer

    PUBLISHED            HVS Gaming Services Industry Profile. "The
    ARTICLES AND         Metamorphosis and of Glitter Gulch," July, 1996
    CHAPTERS

                         Casino Executive Magazine. "Managing the Casino/Hotel," Bi-Monthly Column

HVS International, San Francisco, California   Qualifications of Mark D. Capasso
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


CORPORATE AND INSTITUTIONAL  Bank of San Francisco                  Manor Care
CLIENTS SERVED               Bank of the West                       Marriott International
                             Banker's Trust                         N & S Development
                             Boyd Gaming Corporation                Nations Credit Commercial
                             CIBC Wood Gundy                         Corporation
                             CS First Boston                        Nomura Asset Capital Corporation
                             Caesar's World Gaming                  Northwest Lodging, Inc.
                             Canadian Imperial Bank of              Park Lane Hotels
                               Commerce                             Patriot American Hospitality
                             Citicorp Real Estate, Inc.             Piccadilly Inn Hotels
                             Colorado Casino Resorts, Inc.          The Prudential Real Estate Group
                             Coopers & Lybrand                      Red Lion Hotels and Inns
                             Credit Lyonnais                        Redwood Bank
                             Cupertino National Bank & Trust        San Jose National Bank
                             Dai-Ichi Kangyo Bank, Ltd.             The Shaner Hotel Group
                             Evergreen Associates                   Starwood Lodging
                             First Security Commercial Mortgage     Summerfield Suites Hotel
                             Glendale Redevelopment Agency           Corporation
                             Hospitality Franchise System           Teacher's Insurance & Annuity
                               (Ramada)                              Association
                             Host Marriott                          U.S. Bancorp
                             IMPAC Hotels                           Union Bank of California
                             International Bank of California       Wells Fargo Bank
                             K & S Enterprises (USA) Corporation    West L.B.
                             Legacy Hospitality                     Windsor Capital
                             Lehman Brothers                        Yasuda Trust
                             M & M Development

HVS International, San Francisco, California   Qualifications of Elaine Sahlins
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]
-------------------------------------------------------------------------------


    ELAINE SAHLINS

    EMPLOYMENT          HVS INTERNATIONAL
    1997 to present     San Francisco, California
                        Director
                        (Hotel-Motel Valuations, Market Studies)

    1989 to 1997        BANK OF AMERICA
                        San Francisco, California
                        Review Appraiser
                        (Hotel-Motel, Casino, and Commercial Real Estate
                        Valuations, Appraisal Management)

    1987 to 1989        VMS REALTY PARTNERS
                        Chicago, Illinois
                        Senior Acquisition Analyst
                        (Hotel-Resort Market Studies, Due Diligence, Operation
                        Studies, Investment Analysis)

    1984-1985           JUDSON HOTELS
                        New York, New York
                        Credit/Collection Manager/Paymaster
                        (Credit Policies and Procedures, Payroll Administration)

    1983-1984           PIERRE HOTEL
                        New York, New York
                        Guest History Supervisor
                        (Marketing and MIS Administration)

    PROFESSIONAL        Certified General Real Estate Appraiser - States of
    AFFILIATIONS        California and Nevada


    EDUCATION           AB - Barnard College, Columbia University

                        MPS - School of Hotel Administration, Cornell University

                        Professional Coursework - Appraisal Institute

HVS International, San Francisco, California   Qualifications of Elaine Sahlins
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]

       PARTIAL LIST OF HOTELS, MOTELS AND CASINOS APPRAISED OR EVALUATED
                               BY ELAINE SAHLINS


    ALASKA                                      DISTRICT OF COLUMBIA                      MONTANA

    Cusack's Ramada Inn, Anchorage              Comfort Inn, Washington D.C.              Sheraton Hotel, Billings
    Westmark Hotel, Anchorage                                                             Holiday Inn-Parkside, Missoula
    Best Western Bidarka inn, Homer             FLORIDA
                                                                                          NEW JERSEY
    ARIZONA                                     Boca Raton Hotel and Resort, Boca Raton
                                                Holiday Inn, Ft. Lauderdale               Holiday Inn, Jamesburg
    E-Z Metro Center, Phoenix                   Pier 66 Hotel & Marina, Ft. Lauderdale
    Scottsdale Princess Resort, Scottsdale      Proposed Resort, Key Biscayne             NEVADA
                                                Hyatt Resort, Key West
    CALIFORNIA                                  Howard Johnson Inn, Kissimmee             Ormsby House, Carson City
                                                Knights Inn-Kissimmee, Kissimmee          Crystal Park Casino Hotel, Crystal City
    Cambell Inn, Campbell                       Ramada Inn-Jacksonville, Jacksonville     Gem Casino, Henderson
    Pruneyard, Campbell                         Best Western, Orlando                     Tom's Sunset Casino, Henderson
    Pine Inn Hotel & Retail, Carmel             Days Inn, Orlando                         Boardwalk Hotel & Casino, Las Vegas
    The Trees Inn, Concord                      Orlando Twin Towers, Orlando              Boulder Station, Las Vegas
    Red Lion Hotel, Costa Mesa                  Comfort Inn, Pensacola                    El Morocco Motel, Las Vegas
    Singing Hills Ranch, El Cajon                                                         Eureka Saloon Casino, Las Vegas
    Days inn Emeryville, Emeryville             HAWAII                                    Hacienda Casino Hotel, Las Vegas
    Holiday Inn, Foster City                                                              La Concha Motel, Las Vegas
    Blackstone Plaza Inn, Fresno                Westin Kauai, Kalapaki Beach, Lihue       MGM Grand, Las Vegas
    Days Inn-LAX, Inglewood                                                               Monte Carlo Casino Hotel, Las Vegas
    Springtown Motel, Livermore                 IDAHO                                     New York, New York Hotel & Casino, Las
    Hilton-LAX, Los Angeles                                                               Vegas Palace Station, Las Vegas
    Holiday inn, Marina Del Rey                 Super 8, Coeur D'Alene                    Proposed Sunset Station, Las Vegas
    Marriott, Marina Del Rey                    Super 8, Lewiston                         Rio Hotel, Las Vegas
    Jack London Inn, Oakland                    Motels of America, Lewiston               Santa Fe Casino Hotel, Las Vegas
    Resort at Squaw Greek, Olympic Valley       Super 8, Ponderay                         Texas Station, Las Vegas
    Comfort Inn Rancho Cordova, Rancho Cordova                                            Peppermill Resort Hotel, Mesquite
    Bay Club Hotel & Marina, San Diego          INDIANA                                   Whiskey Pete's, Primm
    Comfort Suites, San Diego                                                             Holiday Inn, Reno
    Holiday Inn Miramar, San Diego              Omni Severin Hotel, Indianapolis          Hobey's Casino, Sun Valley
    Pacific Terrace Inn, San Diego                                                        Nevada Crossing Casino, Wendover
    Radisson Suite Hotel, San Diego             LOUISIANA
    Kensington Park Hotel, San Francisco                                                  NEW YORK
    Powell West Hotel, San Francisco            Boomtown New Orleans, Harvey
    Sir Francis Drake Hotel, San Francisco      Days Inn, New Orleans                     Omni Park Central Hotel, New York
    San Jose Fairmont, San Jose                                                           Proposed Soho Hotel, New York
    Days Inn Hotel Seaside, Seaside             MASSACHUSETTS
                                                                                          OREGON
    COLORADO                                    Copley Plaza Hotel, Boston
                                                Sheraton Tara Lexington, Lexington        Monarch Hotel & Convention Ctr., Clackamas
    Hyatt Regency BeaverCreek, Avon                                                       Execulodge, Salem
    Old Towne Guesthouse Inn, Colorado Springs  MISSISSIPPI                               Gateway Motor Inn
    Denver Embassy Suites, Denver                                                         Nendels Morto Inn, Springfield
    Days Inn at Vail, Vail                      Boomtown Biloxi, Blioxi                   TEXAS
                                                University Inn, Oxford
    CONNECTICUT                                 Proposed Hotel, Tunica                    Amarillo Super 8 Motel, Amarillo
                                                                                          The Crescent Hotel, Dallas
    Stamford Tara Hotel, Stamford               MISSOURI

                                                RiverFront Station, St. Charles

HVS International, San Francisco, California   Qualifications of Elaine Sahlins
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


    VIRGINIA

    Holiday Inn, Arlington
    Sheraton Inn Coliseum
    Richmond Holiday Inn, Richmond

    WASHINGTON

    Pony Soldier Inn, Chehalis
    Homecourt All Suite Hotel, Kent
    University Plaza Motor, Seattle

    WYOMING

    Executive Inn, Evanston
    Super 8, Jackson

    BRITISH VIRGIN ISLANDS

    Little Dix Bay, Virgin Gorda

    CANADA

    Tritel Hotel "Ramada" Montreal
    L'Emerillon Hotel, Quebec City

    U.S. VIRGIN ISLANDS

    Caneel Bay Resort, St. John
    Frenchman's Reef Resort, St.
    Thomas
    Grand Palazzo Hotel, St. Thomas

    EUROPE

    Proposed Monte Carlo Resort, Monaco
    Proposed Dordogne Resort, France
    Hanbury Manor, Great Britain

HVS International,
San Francisco, California       Qualifications of   SUZANNE R. MELLEN, CRE, MAI
-------------------------------------------------------------------------------

[HVS INTERNATIONAL LOGO]


    SUZANNE R. MELLEN, CRE, MAI

    EMPLOYMENT           HVS INTERNATIONAL
    1985 to present      San Francisco, California
                         Managing Director
                         (Hotel-Motel Valuations, Market Studies, Feasibility
                         Reports, and Investment Counseling)

    1981 to 1985         HOSPITALITY VALUATION SERVICES
                         Mineola, New York
                         Director of Consulting and Valuation Services
                         (Hotel-Motel Valuations, Market Studies, Feasibility
                         Reports, and Investment Counseling)

    1980 to 1981         MORGAN GUARANTY TRUST COMPANY
                         New York, New York
                         Real Estate Appraiser and Consultant
                         (Real Estate Investment Valuation and Analysis)

    1980                 LAVENTHOL & HORWATH
                         New York, New York
                         Senior Consultant
                         (Management Advising Services - Market and Feasibility Studies)

    1978 to 1980         HELMSLEY-SPEAR HOSPITALITY SERVICES
                         New York, New York
                         Senior Consultant
                         (Management Advising Services - Market and Feasibility
                         Studies)

    1976 to 1978         WESTERN INTERNATIONAL HOTELS
                         The Plaza, New York City
                         Management Trainee
                         (Rooms Operations and Accounting)

    1976                 HARLEY, LITTLE ASSOCIATES
                         Toronto, Canada
                         Junior Consultant
                         (Food Facilities Design, Market Studies)

    Professional Affiliations     Appraisal Institute - Member (MAI)
                                  *Board of Directors - San Francisco Bay Area Chapter (1994, 1995)
                                  *Education Commitee Chairperson - Northern California Chapter 11
                                  *Workshop Commitee Chairperson - Northern California Chapter 11
                                  *Division of Courses - National Committee
                                  *Continuing Education Committee - New York Committee
                                  *Director, Real Estate Computer Show - New York Chapter

                                  American Society of Real Estate Counselors - Member (CRE)
                                  *Vice Chair - Northern California Chapter (1994, 1995)
                                  *Chair - Northern California Chapter (1996)

                                  National Association of Review Appraisers & Mortgage Underwriters (CRA)

                                  International Society of Hotel Consultants - Member (ISHC)

                                  Cornell Society of Hotelmen

                                  San Francisco Board of Realtors

                                  American Hotel and Motel Association

                                  California Hotel and Motel Association

                                  National Trust for Historic Preservation

                                  Urban Land Institute

    EDUCATION                     BS - School of Hotel Administration, Cornell University

                                  Liberal Arts Undergraduate Study - Carnegie Mellon University

                                  Completion of MAI course work - Appraisal Institute

                                  New York University - School of Continuing Education - Real Estate Division

    STATE CERTIFICATION           Arizona, California, Colorado, Hawaii, Michigan, Nevada

    TEACHING AND LECTURE          American Institute of Real Estate Appraisers - Approved Instructor -
    ASSIGNMMENTS                   Hotel/Motel Valuations
                                  California Hotel and Motel Association, 1985 Annual Convention -
                                   Development Overview
                                  1995 - Annual Meeting - The Capital Expenditure Requirements
                                  Citibank, N.A. - Hotel/Motel Valuations
                                  Cornell University - Real Estate Finance



    TEACHING AND LECTURE          Cornell Center for Professional Development - Hotel Workouts Country
    ASSIGNINMENTS (CONT'D)        Hospitality Conference - Hotel Development, Challenges in the Nineties
                                  Econo-Travel Motor Hotel Corp., Annual Financial Seminar - Hotel Valuation
                                  Institute of Property Taxation, 1984 Real Estate Symposium - Simultaneous
                                   Valuation
                                  National Association of Review Appraisers and Mortgage Underwriters -
                                   Reviewing a Hotel Appraisal Report 1990
                                  National Conference of State Tax Judges - Valuation and the Hospitality Industry
                                  Northwest Center for Professional Development - 1986-87 Hotel Development
                                   Seminars
                                  Southhampton College - Feasibility Studies and Appraisals
                                  University of Denver - Hotel/Motel Valuation
                                  American Bar Association - Property Tax '92 - Income Approach
                                  UCLA Hotel Industry Investment Conference, 1995, 1996
                                  NYU Hospitality Industry Investment Conference, 1991, 1992,1993, 1994,
                                   1995
                                  Jeffer, Mangels, Butler & Marmaro Forum - Answers to Three of the Most
                                   Provocative Questions in Hotel Valuation Today
    PUBLISHED ARTICLES
    The Appraisal Journal         "Simultaneous Valuation: A New Technique," April 1983

    Appraisal Review & Mortgage   "How to Review a Hotel Appraisal," November 1989
    Underwriting Journal

    California Inntouch Magazine  "Value and Proper Use of Feasibility Studies," December 1990

    The Hotel Valuation Journal   "The Future of Full-Service Hotel Development"

    COMPUTER SOFTWARE
    "Simultaneous Capitalization  Software for the capitalization of a variable income stream
    Software"

    APPEARANCE AS AN EXPERT       Superior Court of the State of Arizona, County of Maricopa
    WITNESS                       Superior Court of the State of California, City and County of San Francisco
                                  Superior Court of the State of California, County of Los Angeles (Deposition)
                                  Superior Court of the State of California, County of San Diego, North County
                                   Branch
                                  Federal Tax Court, New York, New York
                                  U.S. District Court, Eastern District of Arkansas, Little Rock, Arkansas
                                  U.S. District Court, Central District of California (Deposition)
                                  U.S. District Court, Southern District of California
                                  Federal Bureau of Investigation, New York, New York (Deposition)
                                  U.S. Bankruptcy Court, Northern District of California
                                  U.S. Bankruptcy Court, Eastern District of California
                                  U.S. Bankruptcy Court, Colorado (Deposition)



                                  U.S. Bankruptcy Court, Southern District of Texas, Houston Division
                                  U.S. Bankruptcy Court, Utah, Salt Lake City
                                  U.S. Bankruptcy Court, Southern District of California
                                  American Arbitration Association, Los Angeles
                                  American Arbitration Association, San Francisco
                                  Tax Appeal Board
                                    Los Angeles County, California
                                    Contra Costa County, California
                                    Orange County, California
                                    San Francisco County, California
                                    San Mateo County, California

    CORPORATE AND INSTITUTIONAL   Aegon USA Realty Advisors, Inc.               Citicorp Real Estate, Inc.
    CLIENTS SERVED                Aetna Life Insurance Co.                      City and County of San Francisco
                                  Aetna Real Estate Investment                  City of Boulder, Colorado
                                  American Realcorp                             Cleary, Gottlieb, Steen & Hamilton
                                  American Savings and Loan                     Coast Commercial Bank
                                  Amfac Parks & Resorts                         Column Financial, Inc.
                                  Bank of America                               Comerica Bank - California
                                  Bank of Boston                                Commercial Bank of Korea, Ltd.
                                  The Bank of New York                          Coudert Brothers
                                  Bank of San Francisco                         Credit Lyonnais
                                  Bank of the West                              Cupertino National Bank and Trust
                                  Bankers Trust Company                         Dai-Ichi Kangyo Bank, Ltd.
                                  Banque Nationale de Paris                     Daiwa Bank
                                  Barclay's Bank                                Days Inns
                                  The Beacon Companies                          Disney Development Company
                                  Boykin Management Co.                         Dollar Savings and Loan
                                  Broad, Schultz, Larson & Wineberg             Doubletree Inns
                                  Burlingame Bank and Trust Comp.               Drury Inns
                                  Caesars World Gaming                          EDA, U.S. Government
                                  California Federal Bank                       Duckor & Spradling
                                  California Department                         EPAM Corporation
                                    of Transportation                           Equitable Life Assurance Society
                                  Canadian Imperial Bank of                     Equitable Real Estate Investment
                                    Commerce                                      Management
                                  Carpenters Pension Trust for                  Estate of James Campbell
                                    Southern California                         Farmers National Bank
                                  CASC Corp.                                    Fidelity Federal Savings & Loan
                                  Case, Knowlson, Mobley, Burnett               First Boston
                                    and Luber                                   First Federal Savings and Loan
                                  Chase Manhattan Bank                          First Interstate Bank
                                  Chemical Bank                                 Fox Hotel Investors
                                  CIGNA Capital Advisors, Inc.                  Fuji Bank
                                  Citibank                                      Gibraltar Savings and Loan



    CORPORATE AND INSTITUTIONAL   Gibson, Dunn & Crutcher                       Miramar Asset Management, Inc.
    CLIENTS SERVED (CONT'D)       Graham Taylor Hospitality Group               Mitsui Trust & Banking Co., Ltd.
                                  Gray, Cary, Ames & Frye                       The Money Store Commercial
                                  Gray, Cary, Ware & Freidenrich                 Mortgage, Inc.
                                  Great Western Bank                            Morgan Guaranty Trust
                                  HMG Lodging Management                        Morgan Stanley & Co.
                                  Hardage Suite Hotels                          Morrison &Foerster
                                  Hare, Brewer & Kelley, Inc.                   NS Development Co.
                                  Haruyoshi Kanko K.K.                          Nations Credit Commercial Corp.
                                  Heller, Ehrman, White & McAuliffe             Nations Financial Capital Corp.
                                  Heller Real Estate Financial Services         Network Mortgage Services
                                  Hibernia Bank                                 Nomura Securities International, Inc.
                                  Hodges Ward Elliott                           Northwinds N.V.
                                  Holiday Inns                                  Ny-West Development
                                  Hong Kong Bank                                Octavian, Inc.
                                  Hongkong Bank Alliance                        ORIX USA Corp.
                                  Host Marriott                                 Orrick, Herrington & Sutcliffe
                                  Hotel Investors Trust                         OZ Resorts and Entertainment
                                  Howard Johnson's                              The Pacific Bank
                                  Huntington Bank                               Pannell Kerr Forster
                                  Hyatt Development Corporation                 Parabas Bank
                                  Inter-Continental                             Patrick M. Nesbitt Associates, Inc.
                                  International Bank of California              Paul, Hastings, Janofsky & Walker
                                  International Bank of Singapore               Presideo Group
                                  ITT Sheraton Corporation                      Property Capital Trust
                                  Japan Airlines                                Prudential Realty Group
                                  J.E. Robert Company, Inc.                     Punjab National Bank
                                  John B. Coleman & Co.                         Ramada Inns
                                  John Q. Hammons                               Real Estate Capital Markets
                                  John Hancock Life Insurance                   Red Lion Hotels & Inns
                                  Key Bank of New York                          The RIM Corp.
                                  Kwong Hing Investment Center                  RT Capital Corporation
                                  Lake County Business Outreach and             San Francisco International Airport
                                   Response Team                                San Leandro Development Services
                                  Latham & Watkins                               Department
                                  Local Federal Bank, F.S.B.                    Seafirst Bank
                                  Long-Term Credit Bank of                      Security Pacific National Bank
                                   Japan, Ltd.                                  Salomon Brothers
                                  Lehman Brothers, Inc.                         Seven Seas Associates, LLC
                                  Leisure Sports, Inc.                          Shearman & Sterling
                                  Lovitt & Hannan, Inc.                         Simpson, Thatcher & Bartlett
                                  M&M Development Co.                           Societe General
                                  The Maher Company                             Southern California Savings
                                  Marriott Hotels                               Ssang Yong Engineering and
                                  Mercury Savings and Loan                       Construction Company, Limited

    Starwood Lodging
    Stephen W. Noey & Associates
    Strategic Realty Advisors, Inc.
    Streich Lang
    Sumitomo Bank
    Sunriver Resort
    TCF Bank
    Teachers Insurance and Annuity
     Association
    Transamerica Realty Services, Inc.
    The Travelers Companies
    Treadway Hotels
    Tully & Wezelman, P.C.
    Union Bank
    U.S. Bancorp
    U.S. Trust Company
    VMS Realty, Inc.
    Wailua Associates
    Wells Fargo Bank
    West LB
    Windsor Capital Group
    Wolf, Rifkin & Shapiro
    Wrather Corporation
    Yasuda Trust and Banking Co., Ltd.

            PARTIAL LIST OF HOTELS AND MOTELS APPRAISED OR EVALUATED
                         BY SUZANNE R. MELLEN, CRE, MAI

    ALABAMA                                Sunburst Resort Hotel & Conference Center,     Economy Inn, Barstow
                                            Scottsdale                                    Proposed Holiday Inn Express, Belmont
    Fairfield Inn, Birmingham              L'Auberge de Sedona, Sedona                    Proposed Surnmerfield Suites, Belmont
    Ramada Inn, Gadsden                    Los Abrigados, Sedona                          Berkeley Marina Marriot, Berkeley
    Proposed Hotel, Mobile                 Orchard's Inn & Grill, Sedona                  Shattuck Hotel, Berkeley
    Fairfield Inn, Montgomery              Motel 6, Sierra Vista                          Beverly Hills Country Club, Beverly Hills
    Holiday Inn, Montgomery                Doubletree Inn, Tucson                         Beverly Hilton, Beverly Hills
    Howard Johnson's, Montgomery           Loews Ventana Canyon Resort, Tucson            Beverly Wilshire, Beverly Hills
                                           Radisson Suite Hotel, Tucson                   L'Ermitage, Beverly Hills
    ALASKA                                 Rodeway Inn, Tucson                            Peninsula Beverly Hills, Beverly Hills
                                           Shilor Inn, Yuma                               Best Western, Big Bear Lake
    Best Western Barratt Inn, Anchorage                                                   Motel 6, Big Bear Lake
    Hotel Captain Cook, Anchorage          ARKANSAS                                       Proposed hotel, Big Bear Lake
    Sheraton Anchorage Hotel, Anchorage                                                   Post Ranch Inn, Big Sur
                                           Hilton, Hot Springs                            Ventana Inn, Big Sur
    ARIZONA                                Holiday Inn, Little Rock                       Rodeway Inn, Blythe
                                           Red Carpet Inn, Little Rock                    Holiday Inn, Brentwood
    Motel 6, Flagstaff                                                                    Fairfield Inn, Buena Park
    Rodeway Inn, Flagstaff                 CALIFORNIA                                     Hampton Inn, Buena Park
    Woodlands Plaza Hotel, Flagstaff                                                      Marriott Courtyard, Buena Park
    Bright Angel Lodge, Grand Canyon       Radisson Hotel, Agoura Hills                   Ramada Inn, Burbank
    El Tovar Hotel, Grand Canyon           Ramada Inn, Agoura Hills                       Hyatt Regency, Burlingame
    Kachina Lodge, Grand Canyon            Anaheim Marriott, Anaheim                      Airport Marriott, Burlingame
    Maswik Lodge, Grand Canyon             Anaheim Park Motor Inn, Anaheim                Radisson Plaza-Proposed, Burlingame
    Moqui Lodge, Grand Canyon              Best Western Anaheim Inn, Anaheim              Good Nite Inn, Buttonwillow
    Phantom Ranch, Grand Canyon            Best Western Stovall's Inn, Anaheim            Country Inn, Calabassas
    Thunderbird Lodge, Grand Canyon        Best Western Pavillions Inn, Anaheim           Good Nite Inn, Calabassas
    Yavapai Lodge, Grand Canyon            Boulevard Inn, Anaheim                         Del Norte Inn, Camarillo
    Hampton Inn-Proposed, Holbrook         Carousel Inn, Anaheim                          Good Nite Inn, Camarillo
    Rodeway Inn, Kingman                   Disneyland Hotel, Anaheim                      Cambria Pines Lodge, Cambria
    Nautical Inn, Lake Havasu              Golden Forest Motel, Anaheim                   Best Western Fireside Inn, Cambria
    Bobby McGee's Conglomeration, Phoenix  Hilton Hotel, Anaheim                          Pruneyard Inn, Campbell
    Caravan Inn, Phoenix                   Holiday Inn, Anaheim                           Proposed Hotel, Capitola
    Crescent Hotel, Phoenix                Howard Johnson Hotel, Anaheim                  Allstar Inn, Carlsbad
    Doubletree Inn, Phoenix                Marriott Courtyard, Anaheim                    Carlsbad lnn,Carlsbad
    Embassy Suites-Camelback, Phoenix      Pan Pacific Hotel, Anaheim                     Inn of America, Carlsbad
    Embassy Suites-Camelhead, Phoenix      Pitcairn Inn, Anaheim                          La Costa Resort and Spa, Carlsbad
    Fountain Suites Hotel, Phoenix         Ramada Maingate Hotel, Anaheim                 Olympic Resort, Carlsbad
    Granada Royale Camelhead, Phoenix      Raffles Inn & Suites, Anaheim                  Proposed Hotel, Casa de Fruita
    Holiday Inn, Phoenix                   Station Inn, Anaheim                           Royce Hotel, Cathedral City
    Holiday Inn Crowne Plaza, Phoenix      Travelodge Inn at the Park, Anaheim            Sheraton Cerritos Towne Center,Cerritos
    Hyatt Regency, Phoenix                 Auburn Inn, Auburn                             Neighborhood Inn-Proposed, Chatsworth
    Knights Inn, Phoenix                   Sleep Inn, Auburn                              Holiday Inn, Chico
    Omni Adams Hotel, Phoenix              Ramada, Augora Hills                           Red Lion Hotel, Chico
    Quality Inn, Phoenix                   Allstar Inn, Bakersfield                       Otay Valley Travel Lodge, Chula Vista
    Doubletree Inn, Scottsdale             Clarion Suites, Bakersfield                    Howard Johnson's, Colton
    Marriott Camelback Inn, Scottsdale     Economy Inn, Bakersfield (2)                   Concord Hilton, Concord
    Phoenician Resort, Scottsdale          Marriott Courtyard, Bakersfield                Trees Inn, Concord
    Red Lion-La Posada, Scottsdale         Red Lion Hotel, Bakersfield                    Motel 6, Corona
    Rodeway Inn, Scottsdale                Sheraton Hotel, Bakersfield                    Loews Coronado Bay Resort, Coronado
    Scottsdale Conference Resort,          Hilton Hotel, Baldwin Park                     Ha' Penny Inn, Costa Mesa
      Scottsdale                           Allstar Inn, Barstow                           Marriott Suites, Costa Mesa
    Scottsdale Princess, Scottsdale





    Red Lion Hotel, Costa Mesa             Residence Inn, La Jolla                      Silverado, Napa Valley
    Residence Inn, Costa Mesa              Hilton Lodge, Lake Arrowhead                 Newark/Fremont Hilton, Newark
    Pacifica Hotel & Conference Center,    Lake Arrowhead Resort, Lake Arrowhead        Marriott Suites, Newport Beach
      Culver City                          Proposed Hotel, Lake Country                 Proposed Newport Coast Development, Newport
    Ramada Inn, Culver City                Resort at Squaw Creek, Lake Tahoe             Beach
    Marriott Courtyard, Cupertino          Marriott Courtyard, Larkspur                 Newporter Resort Hotel, Newport Beach
    Proposed Spa, Danville                 Proposed 50-Unit Motel, Little Lake          Sheraton Hotel, Newport Beach
    Furnace Creek Inn, Death Valley        Residence Inn, Livermore                     Shilo Inn, Oakhurst
    Furnace Creek Resort, Death Valley     Breakers Hotel, Long Beach                   Holiday Inn Oakland Airport, Oakland
    Stove Pipe Wells Village,              Holiday Inn, Long Beach                      Parc Oakland Hotel, Oakland
      Death Valley                         Marriott Hotel, Long Beach                   Resort at Squaw Greek, Olympic Valley
    Hilton Hotel-Proposed, Del Mar         Residence Inn, Long Beach                    Clarion Hotel, Ontario
    Marriott Resort & Spa,                 Airport Park Hotel, Los Angeles              Holiday Inn, Ontario
      Desert Springs                       Biltmore Hotel, Los Angeles                  Red Lion Hotel, Ontario
    Days Inn Diamond Bar, Diamond Bar      Checkers Hotel, Los Angeles                  Woodfin Suites, Orange
    Carlos Murphy's Restaurant,            Doubletree Hotel at LAX, Los Angeles         Holiday Inn, Oxnard
      Emeryville                           Econolodge-Proposed, Los Angeles             Super 8 Motel, Palmdale
    Days Inn, Emeryville                   Embassy Suites, Los Angeles                  Embassy Suite, Palm Desert
    Hardage Suites Hotel Site,             Four Seasons, Los Angeles                    Canyon Resort Hotel, Palm Springs
      Emeryville                           Hilton Hotel & Towers, Los Angeles           Desert Princess, Palm Springs
    Lyon's Restaurant, Emeryville          Hilton LAX, Los Angeles                      Palm Canyon, Palm Springs
    Proposed Woodtin Suites, Emeryville    Holiday Inn-LAX, Los Angeles                 Palm Springs Spa Hotel, Palm Springs
    Budget Motel, Encinitas                Holiday Inn Crowne Plaza-LAX,                Spa Hotel & Mineral Springs, Palm Springs
    Marriott Tenaya Lodge, Fish Camp          Los Angeles                               Holiday Inn, Palo Alto
    All-Suites-Proposed, Foster City       Holiday Inn Express-Van Nuys,                Stanford Terrace Inn, Palo Alto
    Clubtel-Proposed, Foster City             Los Angeles                               Holiday Inn Express, Pasadena
    Holiday Inn, Foster City               Hotel Inter-Continental, Los Angeles         Cascade Ranch Lodge, Pescadero
    Marriott Courtyard, Foster City        Hotel Sofitel Ma Malson, Los Angeles         Elks Lodge, Petaluma
    Hilton, Fremont                        Marriott Courtyard-LAX, Los Angeles          Best Western Grande Arroyo, Pismo Beach
    Marriott Courtyard, Fremont            Playa Vista Development, Los Angeles         Proposed Hilton, Pismo Beach
    Motel 6, Fremont                       Sofitel Ma Maison, Los Angeles               Fairfield Inn, Placentia
    Quality Inn, Fremont                   Westin Bonaventure, Los Angeles              Pleasant Hill Inn, Pleasant Hill
    Proposed Westin Clubsport, Fremont     Los Gatos Lodge, Los Gatos                   Black Angus Restaurant, Pleasant Hill
    Allstar Inn, Fresno (2)                Economy Inns of America Motel, Madera        Savoy Restaurant, Pleasant Hill
    Chateau Inn, Fresno                    Marriott Courtyard, Mira Mesa                Hilton Hotel, Pleasanton
    Economy Inn, Fresno (2)                Barnabeys Hotel, Manhattan Beach             Holiday Inn, Pleasanton
    Hacienda Resort and Conference Center, Doubletree Hotel, Marina del Rey             Marriott Courtyard, Pleasanton
     Fresno                                Holiday Inn Express, Marina del Rey          Shilo Inn, Pomona
    Holiday Inn, Fresno                    Marina Suites Hotel, Marina del Rey          Country Inn, Port Hueneme
    Marriott Courtyard, Fresno             Marina Beach Hotel, Marina del Rey           Economy Inn, Rancho Cordova
    Picadilly Inn Airport, Fresno          Marriott Hotel, Marina del Rey               Marriott Courtyard, Rancho Cordova
    Travelers Inn, Fresno (3)              Holiday Inn, Milpitas                        Quality Suites, Rancho Cordova
    Sierra Sport and Racquet Club, Fresno  Motel Orleans, Modesto                       Marriot's Rancho Las Palmas,
    Griswold's Hotel, Fullerton            Red Lion Hotel, Modesto                        Rancho Mirage
    Marriott Hotel, Fullerton              Doubletree Fisherman's Wharf, Monterey       Grand Manor Inn, Redding
    Hyatt Regency-Proposed, Goleta         Doubletree Inn, Monterey                     Motel Orleans East, Redding
    Motel 6, Gilroy                        Monterey Plaza Hotel, Monterey               Motel 6, Redding
    Red Lion Hotel, Glendale               Sheraton Hotel, Monterey                     Park Terrace, Redding
    Proposed Healdsburg Plaza Hotel,       Inn at Morro Bay, Morro Bay                  Red Lion Inn, Redding
     Healdsburg                            Best Western Inn, Napa Valley                Shasta Inn, Redding
    Hollywood Palm Hotel, Hollywood        Clarion Inn, Napa Valley                     Good Nite Inn, Redlands
    Waterfront Hilton, Huntington Beach    Inn at Napa Valley, Napa Valley              Sheraton Redondo Beach, Redondo Beach
    Grand Champions Resort, Indian Wells   Sheraton Inn Napa Valley, Napa
    Marriott Courtyard, Irvine             Proposed Windmill Inn, Napa Valley
    Registry Hotel, Irvine
    Amador Inn, Jackson
    Proposed Hotel, Kern Co.
    Lafeyette Park Hotel, Lafeyette








    Hotel Sotftel at Redwood Shores,       Town and Country Hotel, San Diego            Sheraton Fisherman's Wharf, San Francisco
      Redwood City                         U.S. Grant Hotel, San Diego                  Sir Francis Drake Hotel, San Francisco
    Carriage Inn, Ridgecrest               Bellevue Hotel, San Francisco                Stanford Court, San Francisco
    Good Nite Inn, Rohnert Park            Campton Place, San Francisco                 Super 8 Motel at Fisherman's Wharf
    Red Lion Hotel, Rohnert Park           Cartwright Hotel, San Francisco              Proposed Inn at 2961 Pacific Avenue,
    Mission Inn, Riverside                 Chancellor Hotel, San Francisco                San Francisco
    Allstar Inn, Sacramento (4)            The Clift Hotel, San Francisco               Tuscan Inn, San Francisco
    Arco Arena, Sacramento                 Comfort Inn by the Bay, San Francisco        Marriott Courtyard, San Francisco Airport
    Clarion Hotel, Sacramento              Donatello Hotel, San Francisco               Fairmont Hotel, San Jose
    Proposed Hilton Inn, Sacramento        Embarcadero Inn, San Francisco               Holiday Inn, San Jose
    Holiday Inn, Sacramento                Fairmont Hotel, San Francisco                Hyatt St. Claire, San Jose
    Hyatt Regency at Capitol Park,         Four Seasons Clift, San Francisco            Ramada Renaissance Hotel, San Jose
      Sacramento                           Grand Hyatt, San Francisco                   Red Lion-San Jose, San Jose
    Marriott Courtyard, Sacramento         Harbor Court Hotel, San Francisco            Islander Lodge Motel, San Leandro
    Motel Orleans, Sacramento              Holiday Inn-Civic Center, San Francisco      Apple Farm Inn, San Luis Obispo
    Peregrine Real Estate Trust,           Holiday Inn-Fisherman's Wharf,               Pacific Suites Hotel, San Luis Obispo
      Sacramento                             San Francisco                              Benjamin Franklin Hotel, San Mateo
    Radisson Hotel, Sacramento             Holiday Inn-Golden Gateway, San Francisco    Dunfey Hotel, San Mateo
    Red Lion Hotel-Sacramento, Sacramento  Holiday Lodge, San Francisco                 Holiday Inn, San Mateo
    Red Lion-Sacramento Inn, Sacramento    Hotel Diva, San Francisco                    Holiday Inn Express, San Mateo
    Sacramento Hilton, Sacramento          Hotel Griffon & Roti Restaurant,             Embassy Suites, San Rafael
    Sacramento Inn, Sacramento                San Francisco                             Marriott Hotel, San Ramon
    Sierra Inn, Sacramento                 Hotel Nikko                                  California Palms, Santa Ana
    Sterling Hotel, Sacramento             Hotel Union Square, San Francisco            Compri Hotel, Santa Ana
    Travelers Inn, Sacramento              Howard Johnson's Pickwick Hotel,             Executive Inn, Santa Ana
    Proposed Vizcaya Catering Hall,          San Francisco                              Executive Lodge, Santa Ana
       Sacramento                          Hyatt at Fisherman's Wharf, San Francisco    Orange County Ramada Hotel, Santa Ana
    Woodlake Inn, Sacramento               Hyatt Regency Embarcadero, San Francisco     El Encanto Hotel, Santa Barbara
    Proposed 60-Unit Hotel, Sacramento     Proposed Inn at Fisherman's Wharf,           Fess Parkers Red Lion Resort,
    Marriott Courtyard, San Brune            San Francisco                                Santa Barbara
    Best Western Seven Seas Lodge,         Inn at the Opera, San Francisco              Santa Barbara Inn, Santa Barbara
      San Diego                            Juliana Hotel, San Francisco                 San Ysidro Ranch, Santa Barbara
    Clarion Bay View, San Diego            King George Hotel, San Francisco             Budget Inn, Santa Clara
    Comfort Inn Old Town, San Diego        Lamboume Hotel, San Francisco                Embassy Suites-Santa Clara, Santa Clara
    Doubletree Hotel at Horton Plaza,      Le Meridien Hotel, San Francisco             Marriott Hotel, Santa Clam
      San Diego                            The Majestic, San Francisco                  Quality Suites, Santa Clara
    Embassy Suites-La Jolla, San Diego     Mark Twain Hotel, San Francisco              Hilton Garden Inn, Santa Clarfta
    Executive Lodge, San Diego             Marriott Fisherman's Wharf, San Francisco    Hillon Town Center, Santa Clarita
    Hanalei Hotel, San Diego               Orchard Hotel, San Francisco                 Inn at Pasatiempo, Santa Cruz
    Holiday Inn, San Diego                 Parc Fitty-Five, San Francisco               Dream Inn, Santa Cruz
    Howard Johnson, San Diego              Park Hyatt, San Francisco                    Motel 6, Santa Made
    Hyatt Islandia, San Diego              Portman Hotel, San Francisco                 Santa Maria Airport Hilton, Santa Maria
    Hyatt Regency, San Diego               Prescott Hotel, San Francisco                Holiday Inn at the Pier, Santa Monica
    Intercontinental Hotel, San Diego      Queen Anne Hotel, San Francisco              Loews Santa Monica Beach Hotel, Santa
    Kings Inn, San Diego                   Ramada Hotel, San Francisco                    Monica
    La Jolla Village Inn, San Diego        Ramada Plaza Hotel, San Francisco            Ocean Avenue Hotel, Santa Monica
    Marriott Hotel, San Diego              Regis Hotel, San Francisco                   Proposed EconoLodge, Santa Monica
    Marriott Mission Valley, San Diego     Ritz Carlton-Proposed, San Francisco         Park Hyatt Hotel, Santa Monica
    Marriott Suites, San Diego             San Francisco Airport Hilton, San Francisco  Santa Monica Beach Hotel, Santa Monica
    Mission Valley Inn, San Diego          San Francisco Hilton, San Francisco          Holiday Inn, Santa Nella
    Radisson Hotel, San Diego              San Francisco Hotel, San Francisco           Fountain Grove Inn, Santa Rosa
    Ramada Limited Suites, San Diego       San Francisco Marriott, San Francisco        Holiday Inn, Santa Rosa
    Red Lion Hotel, San Diego              Savoy Hotel, San Francisco                   Days Inn Seaside, Seaside
    Summer House Inn, San Diego
    Sheraton Harbor Island East, San Diego
    Sheraton Grand, San Diego
    Super 8 Motel-Point Loma, San Diego
    Symphony Towers, San Diego








    Embassy Suites, Seaside                Holiday Inn Southeast, Aurora                Fairfield Inn, Gainesville
    Seaside 8, Seaside                     Downtown Boulder Hotel, Boulder              Holiday Inn-Madeira, Madeira Beach
    Radisson Valley Center Hotel,          Hilton Harvest House, Boulder                Fairfield Inn, Miami
      Sherman Oaks                         Holiday Inn, Boulder                         Holiday Inn-Calder, Miami
    Ramada Inn, Solana Beach               Best Western Le Baron Hotel,                 Fairfield Inn International, Miami
    Danish Country Inn, Solvang             Colorado Springs                            Fairfield Inn South, Miami
    Red Lion Inn, Sonoma                   Proposed Double Eagle Casino Hotel,          Holiday Inn-International Drive, Orlando
    Hardage Suites Hotel Site,              Colorado Springs
      Sorrento Mesa                        Embassy Suites, Colorado Springs             Holiday Inn-Lee Road, Orlando
    Timberwoff Lodge, South, Lake Tahoe    Hilton, Colorado Springs                     Peabody Hotel, Orlando
    Crown Sterling Suites, South           Proposed Double Eagle Casino Hotel,          Sheraton Jetport Inn, Orlando
      San Francisco                          Cripple Creek                              Sheraton Lakeside, Orlando
    Holiday Inn, South San Francisco       Le Baron Hotel, Denver                       Holiday Inn, Palm Beach Gardens
    La Quinta Inn, South San Francisco     Brown Palace, Denver                         Holiday Inn-Lido Beach, Sarasota
    Proposed 390-Room Hotel,               Days Inn-Arapahoe, Denver                    Holiday Inn-Airport, Tampa
     South San Francisco                   Days Inn-Colfax, Denver                      Ramada Inn, Tampa
    Harvest Inn, St Helena                 Embassy Suites, Denver
    Meadowood Resort, St. Helena           Radisson, Denver                             GEORGIA
    Motel Orleans, Stockton                Denver Hilton, Englewood
    Sheraton Hotel-Proposed, Stockton      Proposed Summerfield Suites, Greenwood       Fairfield Inn Northlake, Atlanta
    Stockton Hilton, Stockton                Village                                    Proposed Hyatt-Airport, Atlanta
    Holiday Inn, Sunnyvale                 Proposed Hampton Inn, Lakewood               Motel 6, Atlanta
    Neighborhood Suites Hotel, Sunnyvale   Westin Hotel, Vail                           Neighborhood Inn, Atlanta
    Residence Inn Silicon Valley 11,                                                    Stouffer's Hotel-Proposed, Atlanta
      Sunnyvale                            CONNECTICUT                                  Fairfield Inn, College Park
    Sunnyvale Hilton, Sunnyvale                                                         Holiday Inn-Crowne Plaza, College Park
    Super 8, Sunnyvale                     Holiday Inn, Darien                          Fairfield Inn-Gwinnett, Duluth
    Good Nite Inn, Sylmar                  Proposed Days Inn, Enfield                   Howard Johnson's Forsyth
    Embassy Suites-Temecula, Temecula      Hartford Hilton, Hartford                    Fairfield Inn, Marrietta
    Temecula Inn, Temecula                 Motel 6, Hartford                            Fairfield Inn, Morrow
    Holiday Inn - Torrance, Torrance       Executive Hotel, Stamford                    Fairfield Inn, Norcross
    MCA Hotel-Proposed, Universal City     Harley Hotel, Stamford                       Motel 6, Norcross
    Holiday Inn, Van Nuys                  Holiday Inn-Crowne Plaza, Stamford           Fairfield Inn, Savannah
    Habortown Marina Resort, Ventura
    Ocean Resorts/Harbortown Hotel,        DISTRICT OF COLUMBIA                         HAWAII
      Ventura
    Sheraton Hotel, Ventura                Fairmont Hotel, Washington                   Ritz-Carlton Mauna Lani
    Holiday Inn, Walnut Creek              Harambee House, Washington                   Royal Sea Cliff Resort, Hawaii
    Parkside Hotel, Walnut Creek           Hyatt Regency, Washington
    Proposed Royce Hotel, Walnut Greek     Ritz-Carlton, Washington                     Coco Palms Resort Kauai
    Walnut Creek Marriott, Walnut Creek    River Inn, Washington                        Westin Kauai at Kauai Lagoons Resort, Kauai
    Proposed Westin ClubSport,             St. James, Washington                        Grand Wailea Resort Maui
      Walnut Creed                                                                      Maui Lu Resod, Maui
    Le Bel Age, West Hollywood             FLORIDA                                      Royal Hawaiian Hotel, Oahu
    Le Dufy, West Hollywood                                                             Waikiki Gateway Hotel, Oahu
    Le Mondrian, West Hollywood            Holiday Inn, Altamonte Springs               Waikiki Sand Villa Hotel, Oahu
    Le Montrose, West Hollywood            Embassy Suites, Boca Raton
    Whither Hilton, Whittier               Petite Suites, Boca Raton                    IDAHO
    Woodland Hotel & Conference Center-    Holiday Inn, Clearwater
     Proposed, Woodland                    Holiday Inn Gulfview, Clearwater             Motel 6, Coeur d'Alene
    Warner Center Marriott, Woodland Hills Holiday Inn Surfside, Clearwater Beach       Cotton Tree Inn, Pocatello
    Skylonda Retreat, Woodside             Holiday Inn-Airport, Ft. Lauderdale
    Marriott Tenaya Lodge-Proposed,        Holiday Inn-Beach, Ft. Lauderdale            ILLINOIS
      Yosemite                             Holiday Inn-North, Ft. Lauderdale
    Motel Orleans, Yuba City

    COLORADO

    Hampton Inn, Aurora


    Indian Lakes Resort, Bloomingdale      LOUISIANA                                     Holiday Inn, Troy
    Super 8 Motel, Bloomington                                                           Fairfield Inn, Warren
    Super 8 Motel, Champagne               Howard Johnson's, Alexandria                  Holiday Inn, Warren
    Mayfair Regent, Chicago,               Embassy Suites, Baton Rouge                   Motel 6, Warren
    Super 8 Motel, Crystal Lake            Hilton Hotel, Baton Rouge                     Super 8 Motel, Wyoming
    Super 8 Motel, Decatur                 Sheraton At New Orleans Airport, Kenner
    Proposed Hotel, Des Plaines            Harrah's Jazz Casino, New Orleans             MINNESOTA
    Radisson Suites, Downers Grove         The lberville Hotel, New Orleans
    Hampton Inn, Elk Grove                 Ramada Inn St. Charles, New Orleans           Holiday Inn, Duluth
    Holiday Inn, Elmhurst                                                                Motel 6, Minneapolis
    Orrington Hotel, Evanston              MAINE                                         Proposed Motel, Montevideo
    Drury Inn, Fairview Heights                                                          Motel 6, Rochester
    Nordic Hills Resort, Itasca            Inn by the Sea, Cape Elizabeth                Radisson Plaza Hotel, Rochester
    Holiday Inn, Joliet
    Fairfield Inn, Lansing                 MARYLAND                                      MISSISSIPPI
    Fairfield Inn, Normal
    Fairfield Inn, Peoria                  Holiday Inn, Aberdeen                         Motel 6, Hattesburg
    Super 8 Motel, Peru                    Maryland Inn, Annapolis                       Howard Johnson's, Jackson
    Fairfield Inn, Rockford                Best Western Motor Lodge, Chicopee            Quality Inn, Oxford
    Super 8 Motel, Waukegan                Abbey, College Park                           Sam's Town Hotel & Gambling Hall
                                           Holiday Inn, Laurel                             Robinsonville
    INDIANA                                Days Inn, Rockville
                                           Holiday Inn Crowne Plaza, Rockville           MISSOURI
    Super 8 Motel, Columbus                Ramada Inn, Rockville
    Sheraton Hotel, Gary                                                                 Fairfield Inn, Hazelwood
    Caesars Riverboat Casino               MASSACHUSETTS                                 Holiday Inn, Kansas City
      Complex-Proposed, Harrison County                                                  Sam's Town Hotel & Gambling Hall,
    Fairfield Inn, Indianapolis            Marriott Copley Place, Boston                 Kansas City
    Motel 6, Indianapolis                  Meridien Hotel, Boston                        Holiday Inn, Springfield
    Wyndham Garden Hotel, Indianapolis     Federal House Inn, South Lee                  Clarion Hotel, St. Louis
    Hilton Inn, Jeffersonville             Holiday Inn, Springfield                      Executive Inn, St Louis
    Brown County Inn, Nashville            Sheraton, Sturbridge                          Holiday Inn Sports Complex, St. Louis
                                           Proposed Surnmerfield Suites Hotel, Waltham   Sheraton Airport, St Louis
    IOWA                                                                                 Proposed Hotel, Unity Village
                                           MICHIGAN
    Holiday Inn, Cedar Falls               Fairfield Inn, Auburn Hills
    Collins Plaza, Cedar Rapids            Super 8 Motel, Battle Greek                   MONTANA
    Fairfield Inn, Clive                   Howard Johnson's, Belleville
                                           Fairfield Inn, Canton                         Holiday Inn, Bozeman
    KANSAS                                 Holiday Inn, Detroit                          Holiday Inn, Missoula
                                           Golden Harp-Proposed, Detroit                 Red Lion Hotel, Missoula
    Proposed Emerald City Resort,          Fairfield Inn, Kalamazoo
      Kansas City                          Super 8 Motel, Kalamazoo
    Fairfield Inn, Merriam                 Embassy Suites-Proposed, Livonia              NEBRASKA
    Fairfield Inn, Overland Park           Embassy Suites, Livonia
    Canterbury Inn/Knights Inn, Wichita    Fairfield Inn, Madison Heights                Marriott Hotel, Omaha
                                           Super 8 Motel, Muskegon                       Red Lion Inn, Omaha
                                           Inn at the Bridge, Port Huron
    KENTUCKY                               Fairfield Inn, Romulus                        NEVADA
                                           Super 8 Motel, Saginaw
    Holiday Inn-Central. Louisville        Comfort Suites, Sterling Heights              Ormsby House Hotel and Casino,
    Holiday Inn-Northeast, Louisville                                                      Carson City
    Ramada Inn East, Louisville                                                          Airport Inn, Las Vegas





    Aladdin Hotel & Casino, Las Vegas      Hilton Hotel, Albany                          Proposed Embassy Suites, Cincinnati
    Alexis Park Hotel, Las Vegas           Buffalo Hotel, Buffalo                        Howard Johnson's, Cincinnati
    California Hotel & Casino, Las Vegas   Proposed Airport Hotel, Buffalo               Marriott Inn, Cincinnati
    Fremont Hotel & Casino, Las Vegas      Nevele Hotel, Ellenville                      Radisson Inn, Cincinnati
    Proposed Homewood Suites, Las Vegas    Howard Johnson's, Elmsford                    Vernon Manor, Cincinnati
    Hotel & Casino El Rancho, Las Vegas    Ramada Inn, Hauppauge                         Holiday Inn Lakeside, Cleveland
    Howard Johnson Hotel & Casino,         Hilton Hotel, Lake Placid                     Sheraton Hopkins, Cleveland
      Las Vegas                            Proposed Hotel, New Rochelle                  Fairfield Inn, Columbus
    Jockey Club, Las Vegas                 Ramada Plaza, New Rochelle                    Holiday Inn, Columbus
    Paradise Resort Hotel, Las Vegas       Sheraton Inn, New Rochelle                    Woodfin Hotel, Columbus
    Residence Inn, Las Vegas               Barbizon Plaza Hotel, New York                Daytonian Hilton, Dayton
    Sam's Town Hotel & Gambling Hall,      Berkshire Place, New York                     Fairfield Inn, Dayton
       Las Vegas                           Century Paramount Hotel, New York             Motel 6, Dayton
    Stardust Resort and Casino, Las Vegas  Executive Hotel, New York                     Fairfield Inn, Holland
    Sunrise Hotel & Casino, Las Vegas      Halloran House, New York                      Holiday Inn, Toledo
                                           Hampton House, New York
     NEW JERSEY                            Holland Hotel, New York                       OKLAHOMA
                                           Howard Hotel, New York
     Deauville Hotel, Atlantic City        Mayfair Regent, New York                      Fountainhead Resort McIntosh County
     Harrah's Marina Hotel Casino,         Nova-Park Gotham, New York                    Arrowhead Resort, Pittsburgh County
       Atlantic City                       Parker Meridien Hotel, New York
    Sands Hotel & Casino, Atlantic City    Proposed Soho Hotel, New York
    Tropicana Hotel & Casino,              Tudor Hotel, New York                         OREGON
      Atlantic City                        York Club, New York
    Cherry Hill Inn, Cherry Hill           Sheraton Inn, Ossining                        Red Lion Inn, Astoria
    Proposed Ramada Inn, Elizabeth         Proposed Hotel, Saratoga                      Inn at Face Rock, Bandon
    Proposed Ramada Inn, Franklin          Howard Johnson's, Smithtown                   Shilo Inn, Beaverton
      Township                             Hampton Inn, Syracuse                         Red Lion Inn - North, Bend
    Proposed Surnmerfield Suites           Sheraton Nassau Hotel, Uniondale              Red Lion Inn - Coos Bay, Coos Bay
      Morristown, Hanover                  Turning Stone Casino, Verona                  Econolodge, Eugene
    Proposed Surnmerfield Suites           Roger Smith Hotel, White Plains               Execulodge, Eugene
      Parsippany, Hanover                                                                Red Lion Inn, Eugene
    Holiday Inn, Jamesburg                 NORTH CAROLINA                                Big Creek Resort, Florence
    Headquarters Plaza, Morristown                                                       Salishan Lodge, Gleneden Beach
    Howard Johnson's Mount Holly           Fairfield Inn, Charlotte                      Shilo Inn, Grains Pass
    Mt. Laurel Hilton, Mt. Laurel          Fairfield Inn, Durham                         Proposed Courtyard Hotel, Hillsboro
    Holiday Inn, Newark                    Motel 6, Durham                               Proposed Residence Inn, Hillsboro
    Howard Johnson's, Saddle Brook         Fairfield Inn, Fayetteville                   Red Lion Inn, Medford
    Marriott Hotel, Somerset               Embassy Suites, Greensboro                    Residence Inn, Lake Oswego
    Motel, Wrightstown                     Fairfield Inn, Greensboro                     Red Lion Hotel, Pendleton
    Five Churches Chicken Restaurants,     Hilton Inn, Greensboro                        Columbia River Red Lion, Portand
     Various Locations                     Fairfield Inn, Raleigh                        Embassy Suites, Portland
                                           Hilton Inn, Raleigh                           Holiday Inn, Portland
                                           Motel 6, Rocky Mount                          Proposed Sheraton Suites, Portland
    NEW MEXICO                             Fairfield Inn, Wilmington                     Red Lion Hotel-Portland Downtown,
                                           Hilton Inn, Winston-Salem                     Portland
    Doubletree Hotel, Albuquerque                                                        Red Lion Inn-Lloyd Center, Portland
    Hampton Inn, Albuquerque               OHIO                                          Residence Inn-Lloyd Center, Portland
    Ramada Hotel Classic, Albuquerque                                                    Vintage Plaza Hotel, Portland
    Las Cruces Hilton, Las Cruces          Holiday Inn Cascade, Akron                    Wells Building, Portland
    Homewood Suites, Santa Fe              Embassy Suites, Blue Ash                      Capitol Inn, Salem
    Inn at Loretto, Santa Fe               Fairfield Inn, Brook Park                     Execulodge, Salem
    Sheraton de Santa Fe, Santa Fe                                                       Red Lion Inn, Seaside
    Rancho Ramada Inn de Taos, Taos                                                      Red Lion Inn, Springfield
                                                                                         Skamanla Lodge, Stevenson
    NEW YORK



    Sunriver Resort, Sunriver              Summit Hotel, DallasRed                       Lion Inn, Spokane Valley
    Red Lion Inn, Tigard                   Howard Johnson's, East Dallas                 Park Shore Inn, Tacoma
                                           Allstar Inn, El Paso                          Red Lion Inn, Tacoma
    PENNSYLVANIA                           Embassy Suites, El Paso                       Sheraton Hotel, Tacoma
                                           Travelers Inn, El Paso                        Doubletree Suites, Tukwila
    Embassy Suites - Pittsburgh,           Metro Center Hotel, Fort Worth                Hampton Inn, Tukwila
     Coraopolis                                                                          Red Lion Inn at the Quay, Vancouver
    Days Inn, Danville                     Embassy Suites, Houston                       Red Lion Inn, Wenatchee
    Rittenhouse Towers, Philadelphia       Holiday Inn-Hobby, Houston                    Red Lion Inn, Yakima
    Motel 6, Pittsburgh                    Houston House, Houston
    Hilton At Lackawanna Station,          Houstonian Hotel, Houston
      Scranton                                                                           WEST VIRGINIA
                                           Motel 6, Houston
    SOUTH CAROLINA                         Stouffer Rennaisance, Houston                 Holiday Inn Charleston House, Charleston
                                           Proposed Hampton Inn, Irving                  Holiday Inn, Huntington
    Holiday Inn, Charleston                Holiday Inn, Lubbock                          Howard Johnson's, Wheeling
    Holiday Inn, Charleston-Riverview      Crockett Hotel, San Antonio
    Embassy Suites, Columbia                                                             WISCONSIN
    Motel 6, Columbia                      UTAH
    Fairfield Inn, Greenville                                                            Fairfield Inn, Brookfield
    Ramada Inn, Greenville                 Utah Trails Resort, Kanab                     Wyndham Garden Hotel, Brookfield
    Fairfield Inn, Florence                Seven Peaks Resort Hotel, Provo               Super 8 Motel, Jamesville
    Fairfield Inn, Hilton Head             Red Lion Hotel, Salt Lake City                Super 8 Motel, Kenosha
    Hilton Head Inn, Hilton Head                                                         Fairfield Inn, Madison
    Hyatt Regency, Hilton Head             VIRGINIA                                      Holiday Inn-Airport, Milwaukee
    Save Inn, Lake Hartwell                                                              Holiday Inn-West, Milwaukee
                                           Howard Johnson's, Alexandria
    TENNESSEE                              Hyatt Arlington, Arlington                    WYOMING
                                           Holiday Inn Crowne Plaza, Crystal City
    Motel 6, Chattanooga                   Motel 6, Fredericksburg                       Days Inn, Casper
    Holiday Inn, Jackson                   Fairfield Inn, Hampton                        Flying L Skylel, Cody
    Fairfield Inn, Johnson City            Omni International Hotel, Norfolk
    Holiday Inn, Memphis                   Holiday Inn West End, Richmond                CANADA
    Motel 6, Memphis
    Days Inn, Nashville                    WASHINGTON                                    EconoLodge, Hull, Quebec
    Hampton Inn, Nashville                                                               Sutton Place Hotel & Apartments Toronto
                                           Embassy Suites, Bellevue
                                           Hampton Inn, Bellevue
                                           Red Lion Inn Bellevue Center, Bellevue        GUAM
    TEXAS                                  Motel 6, Issaquah
                                           Red Lion Inn, Kelso                           Royal Palm Resort Tumon
    Proposed Summerfield Suites Hotel,     Embassy Suites, Lynwood                       Proposed Hotel, Tamuning
      Addison                              Red Lion Inn, Pasco
    Days Inn, Amarillo                     Red Lion Inn, Richland                        MEXICO
    Motel 6, Amarillo                      Best Western Tower Inn, Richland
    Super 8 Motel, Amarillo                Hampton Inn, Sea-Tac                          Omni Hotel, Ixtapa
    Holiday Inn, Austin                    Holiday Inn Sea-Tac, Sea-Tac                  La Jolla de Mismaloya, Puerto Vallarta
    Days Inn, Corpus Christ                Red Lion Hotel, Sea-Tac
    Doubletree Inn, Dallas                 Doubletree Inn, Seattle                       PUERTO RICO
    Fairmont Hotel, Dallas                 Hampton Inn, Seattle
    Marriott Park Central, Dallas          Holiday Inn Crowne Plaza, Seattle             Carib Inn, San Juan
    Marriott Quorum, Dallas                Red Lion Hotel, Seattle
    Melrose Hotel, Dallas                  Proposed Seattle Hotel, Seattle
    Motel 6, Dallas                        Red Lion Inn, Spokane
    Park Plaza, Dallas
    Ramada Inn Convention Center, Dallas